AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite

4236, Chicago, 60604, IL

Telephone: 312-536-3102

(Address and telephone number of principal executive offices)

Greg Siokas, Chief Executive Officer

141 West Jackson Blvd, Suite

4236, Chicago, 60604, IL

Telephone: 312-536-3102

(Name, address and telephone number of agent for service)

Copy to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron, LLP

605 Third Avenue, 34th Floor

New York, New York 10158

Telephone: (212) 557-7200

Telecopier: (212) 286-1884

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Section Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered		Proposed Maximum Aggregate Offering Price per Security(1)		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Shares of Common Stock, par value $.001 underlying senior convertible notes	558,334	(2)(3)	$6.00	(4)	$3,350,004	$406.02
Shares of Common Stock, par value $.001 underlying Warrants	536,001	(3)(5)	$7.50	(6)	$4,020,008	$487.23

TOTAL	1,094,335	shs			$7,370,012	$893.25

______________

(1)	This offering price is solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Act”).

(2)	Includes 150% of the shares issuable upon conversion of senior convertible notes (“Notes”) issued on September 4, 2018.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be not registered hereby pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(4)	Pursuant to Rule 457(g) under the Act, the conversion price of the Notes is equal to $6.00 per share, subject to adjustment.

(5)

Shares issuable upon exercise of Warrants issued on September 4, 2018 in connection with the sale of the Notes. The number of shares issuable upon exercise of the Warrants is equal to 80% of the number of shares of Common Stock issuable upon conversion of the Notes at an assumed conversion rate of $5.00 per share.

(6)	Pursuant to Rule 457(g) under the Act, the exercise price of the Warrants is equal to $7.50 per share, subject to adjustment.

This Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED OCTOBER 12, 2018

The information in this prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

1,094,335 Shares of Common Stock

COSMOS HOLDINGS INC.

This prospectus relates to the sale by the two selling securityholders (the “Selling Securityholders”), institutional investors of Cosmos Holdings Inc. (the “Company” or “Cosmos”) as identified in this prospectus of up to 558,334 shares issuable upon conversion of senior convertible notes (the “Notes”) which shares have already been issued as collateral for the Payment of the Notes, and 536,001 shares issuable upon exercise of common stock purchase warrants (the “Warrants”). See “Selling Securityholders.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Selling Securityholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC QB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We will not receive any proceeds from the sale of common stock by the Selling Securityholders except for our receipt of the exercise price of Warrants.

Our common stock is traded on the OTC Markets Group Inc.’s OTC QB tier under the symbol “COSM”. On October 11, 2018, the closing price of our common stock was $4.80 per share.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company reporting requirements.

All historic share and per share data in this prospectus give effect to a 1 for 10 reverse split effected on November 21, 2017.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 10 of this prospectus before making a decision to purchase our common stock.

You should rely on the information contained in this prospectus or any supplement or amendment thereto. We have not authorized anyone to provide you with different information.

The Date of this prospectus is __________ ____, 2018

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ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Holdings Inc.

The Company

Overview

Cosmos Holdings Inc. was incorporated in the State of Nevada on July 21, 2009 under the name Prime Estates and Developments, Inc. On November 14, 2013, we changed our name to Cosmos Holdings Inc.

On September 27, 2013, the Company closed a reverse take-over transaction pursuant to which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services to various sectors as described below. Pursuant to a Share Exchange Agreement between the Company and Amplerissimo Ltd. (“Amplerissimo”), a company incorporated in Cyprus, we acquired 100% of Amplerissimo’s issued and outstanding common stock.

As a result of the reverse take-over transaction, Amplerissimo became our wholly-owned subsidiary. On August 1, 2014, Amplerissimo formed SkyPharm S.A. a Greek corporation (“SkyPharm”), a subsidiary that focuses on pharmaceutical products. As of July 22, 2015, the Hellenic Ministry of Health and more specifically the National Organization for Medicines granted the Company a license for the wholesale of pharmaceutical products for human use. The license is valid for a period of five years and pursuant to the EU directive of (2013/C343/02). SkyPharm is subject to the Guidelines of the Good Distribution Practices of the European Union (the “Good Distribution Practices”) for the sale and distribution of medical products for human use. SkyPharm believes it has properly incorporated all the methodologies, procedures, processes and resources in order to be in accordance with the guidelines of the Good Distribution Practices. Our warehouse has been equipped with the proper equipment, specifically with the proper shelves, working tables, medicines, cold fridge and barcode machines to comply with all requirements. In addition, our headquarters have also been equipped with the proper office equipment, specifically with the bureau tables, chairs and the terminals for each one working station, as well as central hardware systems (Servers) and software programs (ERP & CRM platforms) that are essential for the efficient running of the business are already installed and in place. The Company commenced sales of pharmaceutical products in the beginning of November 2015.

In February 2017, we completed the acquisition of Decahedron Ltd., a United Kingdom Company. The principal activity of Decahedron is the same as the business of SkyPharm. It is the trading of branded and generic pharmaceutical products and medicines across mainly the European Union member states. Decahedron buys from pharmacies and other wholesale pharmaceutical companies and resells these products mainly to other EU countries. Thus, SkyPharm and Decahedron are each an operator and the mechanisms between the supply and demand sides in the wholesale market. The Company could be characterized as the middle ring of this distribution channel. Decahedron received its Wholesale Distribution Authorization for human use on November 7, 2013, from the UK Medicines and Healthcare Products Regulatory Agency (MHRA) in accordance with Regulation 18 of the Human Medicines Regulations 2012 (SI 2012/1916) and it is subject to the provision of those Regulations and the Medicines Act 1971. This license will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

We are currently focusing our existing operations on expanding the business of SkyPharm and Decahedron and have concentrated our efforts on becoming an international pharmaceutical company. The Company’s focus is on Branded Pharmaceuticals, Over-the-counter (OTC) medicines and Generic Pharmaceuticals. The Company also intends to expand into Cosmetic-Beauty Products, as well as Food Supplements and we target areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, an emphasis on low risk license acquisition as well as Research & Development and our ability to be better owners of pharmaceutical assets than others. This operating model and the execution of our Corporate Strategy are enabling the company to achieve sustainable growth and create shareholder value.

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We regularly evaluate and, where appropriate, execute on opportunities to expand through the acquisition of pharmaceutical products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our pharmaceutical and over the counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition and license opportunities.

We believe that the demand for reasonably-priced medicines, delivered in the highest quality, and constantly matching the requirements of reliable and comprehensive medical care, is set to increase in the years to come, with the population’s increasing life expectancy. With our product portfolio of non-patented and patented medicines, we contribute to the optimization of efficient medicinal care, and thereby to lowering costs both for health insurance funds and companies and for patients.

We assess the foreseeable development of the Company as being positive. We believe the pharmaceutical sector offers a large growth potential in the European trade market of medicines, if service, price and quality are strictly directed to-wards the customer requirements. We will continue to encounter the competition in the market by service, reliability and a high level of quality. On the procurement side we can access a wide range of supply possibilities. To minimize business risks we diversify our sources of supply Europe wide. We secure our high quality demands through careful supplier qualification and selection as well as active supplier management.

Selling Securityholders - Private Placement of Notes and Warrants

On September 4, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) and completed the financing with two institutional investors who had previously purchased $3,350,000 principal amount of senior convertible notes in November 2017 (the “November Notes”) as amended in February 2018. The Company issued, for a $2,000,000 purchase price, $2,233,333 in aggregate principal amount of Senior Convertible Notes (the “Notes”) convertible into 372,223 shares of Common Stock at $6.00 per share and five-year Warrants to purchase an aggregate of 357,334 shares of Common Stock exercisable at $7.50 per share. The Company received net proceeds of $1,845,000 after deduction of offering costs.

The Company will repay the principal amount of the Notes in equal monthly installments beginning on November 1, 2018 and repeating on the first business day of each calendar month thereafter until May 1, 2019. No interest shall accrue under the Notes unless and until an Event of Default (as defined) has occurred and is not cured, and will then accrue at 18% per annum. As of the date of this prospectus, no such event of default has occurred and no shares have been issued. Subject to the Blocker (as defined below), the Company shall pre-deliver up to 372,223 shares of Common Stock to the holders. Eighty-five percent (85%) of any cash proceeds received by the holders of the Notes from the sale of pre-delivery shares issued as collateral shall be applied against the particular installment amount then due. The Notes are pari passu in right of payment to the November Notes and senior to all existing and future indebtedness except Permitted Indebtedness which includes $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing loan agreement described herein, plus defined amount of purchase money indebtedness in connection with bona fide acquisitions.

The Notes are convertible at any time by the Holder into shares of Common Stock at the rate of $6.00 per share. In the event of an issuance of Common Stock for a consideration less than the Conversion Price (other than Excluded Securities, as defined) the Conversion Price shall be reduced to the price of the dilutive issuance (the “Conversion Price”). Upon an Event of Default (as defined) regardless of whether such event has been cured, the Buyers may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the then Volume-Weighted Average Price (as defined, the “VWAP”). The Company valued the beneficial conversion feature at intrinsic value and has recorded $934,922 to debt discount, which will be amortized over the life of the Notes.

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Events of Default, none of which have occurred as of the date of this prospectus, are defined under the Notes to include among others: (i) failure to pay principal, interest, late charges or any other amounts when due after any applicable cure period, under the Notes or any other instrument delivered in connection with the transaction; (ii) any default of at least $75,000 of indebtedness other than with respect to the Note and/or the entry of a final judgment concerning the foregoing; (iii) any bankruptcy, liquidation or other similar proceeding not dismissed within thirty (30) days of its initiation, or any voluntary bankruptcy or similar proceeding commenced by the Company or any subsidiary, or an admission in writing of its inability to pay its debts generally as they become due; (iv) the entry by a court of a decree, order, judgment or similar document in respect of the Company or any subsidiary of a voluntary or involuntary bankruptcy or similar proceeding; (v) any breach of a representation, warranty, covenant or other term or condition of any document in connection with this transaction except if curable, the breach remains uncured for two consecutive trading days; (vi) a Material Adverse Effect (as defined in the SPA) occurs; (vii) failure to meet filing and effectiveness deadlines concerning this registration statement; (viii) failure to convert the Notes or deliver underlying common stock on a timely basis; (ix) suspension from trading or listing of the common stock for five consecutive trading days; (x) failure to reserve at least 150% of the number of shares of common stock issuable upon conversion of the Notes and/or exercise of the Warrants; and (xi) any Event of Default occurs with respect to the November Notes which was exchanged in February for new notes.

The Notes provide that upon an Event of Default, the Buyers may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyers may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent.

The Warrants have a five-year term and are exercisable into 357,334 shares of Common Stock beginning May 1, 2019 or six months after the issue date. The Warrants are exercisable at $7.50 per share subject to full ratchet anti-dilution protection (see above). As of the date of filing of this registration statement, there were no anti-dilution trigger events. The Warrants will be exercisable on a cashless basis if a registration statement is not effective covering the resale of the underlying Warrant Shares. The Company calculated the warrants at relative fair value of approximately $910,078, which was recognized as a discount to the Notes and is being amortized as interest expense over the remaining term of the Notes.

Conversion of the Notes and exercise of the Warrants are each subject to a blocker provision which prevents any holder from converting or exercising, as applicable, the Notes or the Warrants, into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 9.99% of the Company’s issued and outstanding Common Stock (each, a “Blocker”).

The Company filed the registration statement of which this prospectus is a part, pursuant to a registration rights agreement with the Buyers (the “Registration Rights Agreement”), within sixty (60) days of the Closing, covering one hundred fifty (150%) percent of the maximum number of shares, underlying the Notes and Warrants, subject to SEC limitations on the number of shares to be registered.

As a condition to the closing of the Financing, each Buyer, severally, executed a leak-out agreement (each, a “Leak-Out Agreement”) restricting such Buyer’s sale of shares of Common Stock underlying the Notes and Warrants on any Trading Day to not more than such Buyer’s pro rata allocation of the greater of (x) sales with net proceeds of an aggregate of $20,000 or (y) twenty-five (25%) percent of the daily average trading volume of the Company’s Common Stock. If after the closing of the Financing there is no Event of Default under the Notes, the VWAP of the Company’s Common Stock for three (3) trading days is less than $1.50 per share, the Company may further restrict the Buyers from selling at less than $1.50 per share; provided that the portion of the Notes subject to redemption on each Installment Date shall thereafter double.

Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent received a cash commission for this transaction of $140,000, equal to seven (7%) percent of the total gross proceeds of the offering and the issuance of five-year warrants to purchase seven (7%) percent of the shares of Common Stock issued or issuable in this offering (excluding shares of Common Stock issuable upon exercise of any Warrants issued to investors, or 26,056 shares); however, will receive seven (7%) percent of any cash proceeds received from the exercise of any Warrants sold in the offering with an expiration equal to or less than twenty-four (24) months. The Warrants are exercisable six (6) months after the date of issuance, or March 4, 2019.

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Going Concern

The Company’s consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company’s independent registered public accounting firm, in their report dated April 17, 2018 on the Company’s audited financial statements, raised substantial doubt about the Company’s ability to continue as a going concern. The Company had a net loss of $6,209,768 for the year ended December 31, 2017, and had a working capital deficit of $4,192,984 and an accumulated deficit of $7,211,987 as of December 31, 2017. The Company has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described above and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Corporate Information

Our internet address is http://www.cosmosholdingsinc.com. We post links on our website to the following filings as soon as reasonably practicable after they are electronically filed or furnished to the SEC: annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements under Regulation 14A, and any amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All such filings are available through our website free of charge. The information on our Internet website is not incorporated by reference into this Form S-1 or our other securities filings and is not a part of such filings.

The Offering

Common Stock Offered	An aggregate of 1,094,335 shares are registered for resale by the Selling Securityholders; consisting of 558,334 shares underlying Senior Convertible Notes and 536,001 shares underlying Warrants.

Common Stock Outstanding	13,495,409(1)

Use of Proceeds

We will not receive any of the proceeds from the sale of shares by the Selling Securityholders. Any proceeds received from the exercise of Warrants by Selling Securityholders will be used for working capital purposes. See “Use of Proceeds.”

Dividend Policy

We have never declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in financing the growth of our business and do not anticipate paying any cash dividends for the foreseeable future. See “Dividend Policy.”

Trading Symbol	Our common stock currently trades on the OTC QB with the symbol “COSM.”

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 10 of this prospectus before deciding whether or not to invest in our common stock.

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(1)	Reflects shares issued as of September 28, 2018. There are an additional 158,689 trading shares issued, but not outstanding. Unless otherwise noted, all share and per share data in this prospectus give retroactive effect to a 1 for 10 reverse split affected by the Company on November 21, 2017.

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Summary Selected Consolidated Financial Information

The following summary financial and operating data set forth below should be read in conjunction with our financial statements, the notes thereto and the other information contained in this prospectus. The summary statement of operations data for the years ended December 31, 2017 and 2016 have been derived from our audited financial statements appearing elsewhere in this prospectus. The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments necessary for the fair presentation of the financial information contained in those statements. The historical results presented below are not necessarily indicative of financial results to be achieved in future periods and our interim results are not necessarily indicative of the results to be expected for the full fiscal year. You should read the following summary financial and other data in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

Statement of Operations Data:

	Six Months Ended June 30,		Years Ended December 31,
	2018	2017	2017	2016
REVENUE
Revenue	$20,822,317	$10,228,447	$30,013,378	$6,755,436

COST OF REVENUE	19,509,987	9,384,657	28,057,111	6,154,396

GROSS PROFIT	1,312,330	843,790	1,956,267	601,040

OPERATING EXPENSES
General and administrative expenses	$1,524,528	$1,664,342	4,852,801	794,099
Depreciation and amortization expense	16,135	11,032	25,903	9,448
Impairment of goodwill	-0-	1,949,884	1,949,884
TOTAL OPERATING EXPENSES	$1,540,663	3,625,258	6,828,588	803,547

LOSS FROM OPERATIONS	(228,333)	(2,781,468)	(4,872,321)	(202,507)

OTHER INCOME (EXPENSE)
Other income	-0-	-0-	-0-	19
Interest expense - related party	(132)	(132)	(2,592)	(264)
Interest expense	(558,997)	(281,455)	(748,474)	(189,687)
Non-cash interest expenses	(1,774,783)	-0-	(886,483)	(16,063)
Other expense	(7,138)	(13,234)	(27,492)	(12,764)
Forgiveness of debt	48,880	-0-	-0-	-0-
Gain on exchange of equity investments, net of unrealized loss on change in fair value	1,826,160	-0-	-0-	-0-
Loss on extinguishment of debt	(1,464,698)	-0-	-0-	-0-
Foreign currency transaction gain (loss)	(114,344)	202,971	330,395	(178,967)
TOTAL OTHER EXPENSE	(2,045,052)	(91,850)	(1,334,646)	(397,726)

PROFIT (LOSS) BEFORE INCOME TAXES	(2,273,385)	(2,873,318)	(6,206,967)	(600,233)

INCOME TAX EXPENSE	(28)	(32)	(2,801)	(769)

NET PROFIT (LOSS)	(2,273,413)	(2,873,350)	(6,209,768)	(601,002)

OTHER COMPREHENSIVE GAIN (LOSS)
Foreign currency transaction gain (loss)	46,312	(126,677)	(334,766)	55,215

TOTAL OTHER COMPREHENSIVE GAIN (LOSS)	(2,227,101)	(3,000,027)	(6,544,534)	(545,787)

BASIC NET GAIN (LOSS) PER SHARE	(0.18)	(0.23)	(0.49)	(0.05)
DILUTED NET LOSS PER SHARE	(0.18)	(0.23)	(0.49)	(0.05)

WEIGHTED NUMBER OF SHARES OUTSTANDING

Basic	12,918,417	12,734,183	12,780,013	12,564,824
Diluted	12,918,417	12,734,183	12,780,013	12,564,824

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	Three Months Ended June 30,
	2018	2017
REVENUE
Revenue	$8,856,888	$6,112,531

COST OF REVENUE	8,154,554	5,632,433

GROSS PROFIT	702,334	480,098

OPERATING EXPENSES
General and administrative expenses	$772,780	$1,270,848
Depreciation and amortization expense	8,339	5,890
Impairment of goodwill	-0-	-0-
TOTAL OPERATING EXPENSES	$781,119	$1,276,738

LOSS FROM OPERATIONS	(78,785)	(796,640)

OTHER INCOME (EXPENSE)
Interest expense - related party	(66)	(66)
Interest expense	(272,419)	(171,327)
Non-cash interest expenses	(490,771)	-0-
Other expense	(4,360)	(1,584)
Forgiveness of debt	(743)	-0-
Gain on exchange of equity investments, net of unrealized loss on change in fair value	1,826,160	-0-
Foreign currency transaction gain (loss)	(196,627)	130,001
TOTAL OTHER EXPENSE	861,174	(42,976)

PROFIT (LOSS) BEFORE INCOME TAXES	782,389	(839,616)

INCOME TAX EXPENSE	-0-	-0-

NET PROFIT (LOSS)	782,389	(839,616)

OTHER COMPREHENSIVE GAIN (LOSS)
Foreign currency transaction gain (loss)	181,366	(111,658)

TOTAL COMPREHENSIVE GAIN (LOSS)	963,755	(951,274)

BASIC NET LOSS PER SHARE	0.06	(0.07)
DILUTED NET LOSS PER SHARE	0.06	(0.07)

WEIGHTED NUMBER OF SHARES OUTSTANDING

Basic	13,167,364	12,786,438
Diluted	13,229,583	12,786,438

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	As of June 30,	Years Ended December 31,
Balance Sheet Data:	2018	2017	2016

Cash and Cash Equivalents	$1,153,902	$782,853	$716,590

Total Current Assets	12,960,805	9,510,526	2,636,612

Total Assets	$13,582,648	$10,675,666	$3,118,530

Total Current Liabilities	$15,458,601	$13,703,510	$4,871,332

Total Liabilities	17,013,191	13,703,510	4,871,332

Common Stock	13,495	12,825	12,587

Additional Paid-In Capital	7,545,773	5,652,429	287,293
Accumulated Other Comprehensive Loss	(1,338,917)	(1,385,229)	(1,050,463)
Accumulated Deficit	(9,485,400)	(7,211,987)	(1,002,219)
Treasury Stock	(165,494)	(95,882)	-

TOTAL STOCKHOLDERS DEFICIT	(3,430,543)	(3,027,844)	(1,752,802)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,582,648	$10,675,666	$3,118,530

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC, which are available free of charge. The address of the website is http://www.sec.gov. If you do not have Internet access, requests for copies of such documents should be directed to Konstantinos Vassilopoulos, the Company’s U.S. Finance Manager, at Cosmos Holdings Inc., 141 West Jackson Blvd., Suite 4236, Chicago, IL 60604.

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We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

History of significant losses and risk of losing entire investment.

The Company’s financial statements reflect that it has incurred significant losses since 2015 (investors should carefully review the Company’s financial statements and accompanying footnotes). The Company achieved its first profitable quarter in the period ended June 30, 2018. There can be no assurance we will not have losses and negative cash flows in the near future as we continue to grow. Therefore, there is a significant risk that public investors may lose some or all of their investment.

Our financial statements have been prepared assuming that the Company will continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2017 have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements for the period ended December 31, 2017, the continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and the ability to raise adequate equity or debt financing, to fund operating losses until it becomes profitable. Our independent registered public accounting firm has included an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern in their audit report for the fiscal year ended December 31, 2017. If that were to occur the Company would be forced to suspend or terminate operations and, in all likelihood cause investors to lose their entire investment.

Limited Revenues, with substantial losses and no guarantee of continued profitability.

As a development stage company, the Company has a limited relevant operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving and heavily-regulated pharmaceuticals industry, which is characterized by an ever-increasing number of market entrants, intense competition and high failure rate. In addition, significant challenges are often encountered in shifting from developmental to commercial activities.

We are subject to many business risks, including but not limited to, unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages against larger and more established companies. There can be no assurance that the Company will continue to be profitable, or that the Company will be able to obtain sufficient additional funds to continue its planned activities. Therefore, prospective investors may lose all or a portion of their investment.

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Concentration of ownership by Grigorios Siokas and his affiliates raises a potential conflict of interest between the Company, Grigorios Siokas and certain of its employees.

The Company’s officers, directors and principal stockholders may be able to significantly influence matters requiring stockholder approval because they own approximately seventy (70%) percent of the Company’s outstanding shares.

If we lose the services of our Chief Executive Officer, our operations would be disrupted and our business could be harmed.

Our business plan relies significantly on the continued services of our CEO, Grigorios Siokas. If we were to lose his services, including through death or disability, our ability to continue to execute our business plan would be materially impaired. The Company has not entered into an employment agreement with Mr. Siokas and is reliant on certain relationships of Mr. Siokas with third party customers. Mr. Siokas is also the principal of DOC Pharma SA that is subject to a pending acquisition agreement between DOC Pharma SA and the Company. In the event Mr. Siokas is no longer engaged by the Company, there is no assurance that such transaction would be consummated or relationships with certain customers will be continued.

The Company does not have the financial resources necessary to successfully complete certain acquisitions contemplated in its SEC Filings or the development and marketing of any drug products.

As of June 30, 2018, the Company had $1,153,902 cash on hand. This excludes $2 million of gross proceeds received on September 4, 2018 from the sale of senior convertible notes. In order to complete product development, marketing and certain acquisitions; the Company is attempting to obtain sufficient additional capital. Even if the Company does find such financing, it may be on terms that are unfavorable or dilutive, to owners of the Company’s equity securities.

Our drug development program will require substantial additional capital to successfully complete it, arising from costs to:

•	complete research, preclinical testing and human studies;
•	establish pilot scale and commercial scale manufacturing processes; and
•	establish and develop quality control, regulatory, marketing, sales and administrative capabilities to support these programs.

Our future operating and capital needs will depend on many factors, including, but not limited to:

•	the pace of scientific progress in our research and development programs and the magnitude of these programs;
•	the scope and results of preclinical testing and human studies;
•	the time and costs involved in obtaining regulatory approvals;
•	the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;
•	competing technological and market developments;
•	our ability to establish additional collaborations;
•	our ability to establish additional collaborations;
•	changes in our existing collaborations;
•	the cost of manufacturing scale-up; and

We base our outlook regarding the need for funds on many uncertain variables. Such uncertainties include regulatory approvals, the timing of events outside our direct control such as negotiations with potential strategic partners and other factors. Any of these uncertain events can significantly change our cash requirements as they determine such one-time events as the achievement of major milestones and other payments.

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We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue the development and/or the commercialization of one or more of our product candidates. Accordingly, any failure to raise adequate capital in a timely manner would be expected to have a material adverse effect on our business, operating results, financial condition and future growth prospects.

Additional funds are required to support our operations but we may be unable to obtain them on favorable terms, we would be required to cease or reduce further development or commercialization of our potential products.

The Company’s success is highly dependent on attracting and retaining key scientific and management personnel, however, the Company may be unable to do so.

The Company’s future depends on the service of its scientific and management teams and other key personnel. The Company may be unable to attract highly qualified personnel, especially if it is unable to demonstrate to those individuals that it has sufficient funding to adequately compensate them either through current cash salary or with equity that could eventually have substantial value. If the Company is unable to attract highly qualified individuals, the Company may be unable to continue development or commercialization efforts of its proposed products which would have a material adverse effect on the Company’s operations.

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

We believe that the health care industry will continue to be subject to increasing regulation, as well as political and legal action, as future proposals to reform the health care system are considered by the European Union the United Kingdom and the Hellenic Republic of Greece our services and products are subject to rigorous regulation by the EMA, the Hellenic Ministry of Health and the Hellenic Organization of Medicine. The process of obtaining regulatory approvals to market a drug or medical device can be costly and time-consuming, and approvals might not be granted for future products, or additional indications or uses of existing products, on a timely basis, if at all. Delays in the receipt of, or failure to obtain approvals for, future products, or new indications and uses, could result in delayed realization of product revenues, reduction in revenues, and in substantial additional costs. In addition, no assurance can be given that we will remain in compliance with European Union, MHRA the Hellenic Ministry of Health and other regulatory requirements if and when approval or marketing authorization has been obtained for a product. These requirements include, among other things, regulations regarding manufacturing practices, product labeling, and advertising and postmarketing reporting, including adverse event reports and field alerts due to manufacturing quality concerns. Many of our facilities and procedures and those of our suppliers are subject to ongoing regulation, including periodic inspection by the applicable regulatory authorities. We must incur expense and spend time and effort to ensure compliance with these complex regulations. Possible regulatory actions for non-compliance could include warning letters, fines, damages, injunctions, civil penalties, recalls, seizures of our products, and criminal prosecution. These actions could result in, among other things, substantial modifications to our business practices and operations; refunds, recalls, or seizures of our products; a total or partial shutdown of production in one or more of our facilities while we or our suppliers remedy the alleged violation; the inability to obtain future pre-market approvals or marketing authorizations; and withdrawals or suspensions of current products from the market. Any of these events could disrupt our business and have a material adverse effect on our revenues, profitability and financial condition.

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Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

As previously reported and set forth elsewhere herein, we have pending acquisitions, if we are successful in completing those acquisitions could subject us to a number of risks, including, but not limited to:

•	the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in increased indebtedness and/or dilution to our existing stockholders;
•	we may find that the acquired company or technologies do not improve our market position as planned;
•

we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

•	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;
•	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;
•

we may assume or be held liable for risks and liabilities (including environmental-related costs) as a result of our acquisitions, some of which we may not be able to discover during our due diligence investigation or adequately adjust for in our acquisition arrangements;

•	our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;
•	we may incur one-time write-offs or restructuring charges in connection with the acquisition;
•	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and
•	we may not be able to realize the cost savings or other financial benefits we anticipated.

We cannot assure you that, following any acquisition, our continued business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period. These factors could have a material adverse effect on our business, financial condition and operating results.

Synthesis and the holders of convertible promissory notes (the “Noteholders”) have certain rights upon an event of default under their respective agreements that could harm our business, financial condition and results of operations and could require us to curtail or cease our operations.

Synthesis and the Noteholders have certain rights upon an event of default. With respect to Synthesis, the balance of approximately $3,078,442 as of June 30, 2018 under SkyPharm’s Loan Facility Agreement is secured by a personal guaranty of the Company’s Chief Executive Officer, Grigorios Siokas, and one million shares of Common Stock of the Company owned by Mr. Siokas. Decahedron has not drawn down on a Trade Finance Facility Agreement with Synthesis which provides for funding of up to $3,388,000 all of which is guaranteed by the Company under a Cross Guarantee and Indemnity Agreement. Under the Trade Finance Facility Agreement between SkyPharm and Synthesis for which the draw is $5,685,038 as of June 30, 2018 in the event SkyPharm’s receivables are uncollectible, the Company will be obligated to repay the Notes in full.

Events of Default under the Notes, none of which have occurred as of the date of this prospectus, are defined under the Notes to include among others: (i) failure to pay principal, interest, late charges or any other amounts when due after any applicable cure period, under the Notes or any other instrument delivered in connection with the transaction; (ii) any default of at least $75,000 of indebtedness other than with respect to the Note and/or the entry of a final judgment concerning the foregoing; (iii) any bankruptcy, liquidation or other similar proceeding not dismissed within thirty (30) days of its initiation, or any voluntary bankruptcy or similar proceeding commenced by the Company or any subsidiary, or an admission in writing of its inability to pay its debts generally as they become due; (iv) the entry by a court of a decree, order, judgment or similar document in respect of the Company or any subsidiary of a voluntary or involuntary bankruptcy or similar proceeding; (v) any breach of a representation, warranty, covenant or other term or condition of any document in connection with this transaction except if curable, the breach remains uncured for two consecutive trading days; (vi) a Material Adverse Effect (as defined in the SPA) occurs; (vii) failure to meet filing and effectiveness deadlines concerning this registration statement; (viii) failure to convert the Notes or deliver underlying common stock on a timely basis; (ix) suspension from trading or listing of the common stock for five consecutive trading days; (x) failure to reserve at least 150% of the number of shares of common stock issuable upon conversion of the Notes and/or exercise of the Warrants; and (xi) any Event of Default occurs with respect to the November Notes which was exchanged in February for new notes.

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The Notes provide that upon an Event of Default, the Buyers may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyers may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent. The exercise of any of the above rights upon an event of default could substantially harm our financial condition and force us to curtail, or even cease our operations.

If we are unable to comply with certain financial and operating restrictions required by the Synthesis Loan Agreements and Senior Convertible Notes, we may be limited in our business activities and access to credit or may default under the Synthesis Loan Agreements.

Provisions in the Synthesis Loan Agreements impose restrictions or require prior approval on our ability, and the ability of certain of our subsidiaries to, among other things:

(i) incur any financial indebtedness with any third party without Synthesis’s prior written consent; (ii) create, or permit to subsist, any security on or over any of its assets other than permitted security; (iii) sell, transfer or otherwise dispose of any of its assets on terms whereby such assets are or may be leased to or reacquired by it; (iv) sell, transfer or otherwise dispose of any of its receivable on recourse terms; (v) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set off or made subject to a combination of accounts; (vi) enter into any other preferential arrangement having a similar effect; (vii) restrictions in circumstances where the arrangement or transaction is entered into primarily as a method of raising Borrowed Money or of financing the acquisition of an asset; (viii) it will not incur or permit to subsist any obligation for Borrowed Money other than as permitted or required under the Loan Agreement; and (ix) failure to promptly forward customer payments within sixty (60) days when required, will cause the Company to maintain a pledged bank account.

Provisions in the Senior Convertible Notes (the “Notes”) impose restrictions or require prior approval on our ability and the ability of our subsidiaries to, among other things: (i) the Notes shall be senior to all other indebtedness other than Permitted Indebtedness (including Synthesis and certain acquisitions); (ii) create any indebtedness, other than Permitted Indebtedness; (iii) create any liens other than Permitted Liens; (iv) make payments on indebtedness; (v) redeem or declare cash dividends or distributions on the capital stock; (vi) transfer any assets or rights other than in the ordinary course of business; (vii) permit any indebtedness to mature prior to maturity other than Permitted Indebtedness; (viii) material change in nature of business; (ix) maintain property, intellectual property and insurance; or (x) engage in certain related party transactions.

The Synthesis Loan Agreements also contain other customary covenants. We may not be able to comply with above-described covenants in the future. Our failure to comply with these covenants may result in the declaration of an event of default which, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under the Synthesis Loan Agreements and the Notes, which would require us to pay all amounts outstanding. If the maturity of our indebtedness is accelerated, we do not currently have sufficient funds available for repayment and we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us or at all. Our failure to repay the indebtedness would result in Synthesis and/or the Noteholders foreclosing on all or a portion of our assets and force us to curtail, or even to cease, our operations.

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The Company and its Subsidiaries have limited insurance for their operations and are subject to various risks of loss.

The Company and its subsidiaries carry general liability insurance for its warehouses, offices, employees and credit insurance for its accounts receivable. Our trading clients are responsible for the transportation and insurance of products against damage. However, we do not carry products liability insurance. Successful claims against the Company would likely render us insolvent. Adverse safety events involving our marketed products may have a negative impact on our business. The Company has not reserved any amounts in connection with self-insuring against any claims against the Company or its subsidiaries. Discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties. Adverse safety events may also damage physician and patient confidence in our products and our reputation. Any of these could result in liabilities, loss of revenue, material write-offs of inventory, material impairments of intangible assets, goodwill and fixed assets, material restructuring charges and other adverse impacts on our results of operations. Regulatory authorities are making greater amounts of stand-alone safety information directly available to the public through periodic safety update reports, patient registries and other reporting requirements. The reporting of adverse safety events involving our products or products similar to ours and public rumors about such events may increase claims against us and may also cause our product sales or stock price to decline or experience periods of volatility. Restrictions on use or significant safety warnings that may be required to be included in the label of our products may significantly reduce expected revenues for such products and require significant expense and management time.

We are subject to Anti-corruption laws

We are subject to the U.S. Foreign Corrupt Practices Act and similar anti-corruption laws in other European Union countries, including Greece. These laws generally prohibit companies and their intermediaries from engaging in bribery or making other prohibited payments to government officials for the purpose of obtaining or retaining business, and some have record keeping requirements. The failure to comply with these laws could result in substantial criminal and/or monetary penalties. We operate in jurisdictions that have experienced corruption, bribery, pay-offs and other similar practices from time-to-time and, in certain circumstances, such practices may be local custom. We have implemented internal control policies and procedures that mandate compliance with these anti-corruption laws. However, we cannot be certain that these policies and procedures will protect us against liability. There can be no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or agents are found to have engaged in such practices, we could suffer severe criminal or civil penalties and other consequences that could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

The Company is subject to complex tax regulations in Greece and in the European Union

We are subject to evolving and complex tax laws in the jurisdictions in which we operate. Significant judgment is required for determining our tax liabilities, and our tax returns are periodically examined by various tax authorities. We believe that our accrual for tax contingencies is adequate for all open years based on past experience, interpretations of tax law, and judgments about potential actions by tax authorities; however, due to the complexity of tax contingencies, the ultimate resolution of any tax matters may result in payments greater or less than amounts accrued. President Obama’s administration proposed significant changes to the U.S. international tax laws. We cannot determine at that time whether the Tax Cuts and Jobs Act of 2017 has superseded all prior proposals and what regulations will be enacted. Changes to the US international tax laws they could have a significant impact on our financial results. In addition, we may be affected by changes in tax laws, including tax rate changes, changes to the laws related to the remittance of foreign earnings (deferral), or other limitations impacting the US tax treatment of foreign earnings, new tax laws, and revised tax law interpretations in domestic and foreign jurisdictions.

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We may not be able to obtain regulatory approval for new products

Obtaining and maintaining regulatory approval has been and will continue to be increasingly difficult, time-consuming and costly. There may be situations in which demonstrating the efficacy and safety of a product candidate may not be sufficient to gain regulatory approval unless superiority to comparative products can be shown. Also, legislative bodies or regulatory agencies could enact new laws or regulations or change existing laws or regulations at any time, which could affect our ability to obtain or maintain approval of our products or product candidates. For example, the EU has finalized legislation, which relate to the conduct of clinical trials. While the aim of the new legislation is improvement in operational efficiency and a streamlining of the overall clinical trial authorization process, the new requirements also provide for increased transparency of clinical trial results and submission of quality data relating to the products and product candidates used for such trials. Starting in 2015, the European Medicines Agency started making certain clinical trial reports publicly available, which may limit our ability to protect competitively-sensitive information contained in our clinical trial reports. Failure to comply with new laws or regulations could result in significant monetary penalties as well as reputational and other harms. We are unable to predict when and whether any further changes to laws or regulatory policies affecting our business could occur, such as efforts to reform medical device regulation or the pedigree requirements for medical products or to implement new requirements for combination products, and whether such changes could have a material adverse effect on our business and results of operations. Regulatory authorities may also question the sufficiency for approval of the endpoints we select for our clinical trials. Regulatory authorities could also add new requirements, such as the completion of an outcomes study or a meaningful portion of an outcomes study, as conditions for obtaining approval or obtaining an indication. The imposition of additional requirements may delay our clinical development and regulatory filing efforts, and delay or prevent us from obtaining regulatory approval for new product candidates, new indications for existing products or maintenance of our current labels.

Difficulty in developing new products

We believe, based on our knowledge of the industry, that our future strategy relies on the acquisition of new operating subsidiaries and the subsequent launch of new products and technologies. To accomplish this, we may need to commit substantial efforts, funds, and other resources to research and development. A high rate of failure is inherent in the research and development of new products and technologies. Failure can occur at any point in the process, including after significant funds have been invested. We cannot state with certainty when or whether any of our products will be developed and/or launched, whether we will be able to develop, license, or otherwise acquire compounds or products, or whether any products will be commercially successful.

There are many difficulties and uncertainties inherent in pharmaceutical research and development (R&D) and the introduction of new products. A high rate of failure is inherent in new drug discovery and development. The process to bring a drug from the discovery phase to regulatory approval can take 12 to 15 years, or longer, and cost more than $1 billion. Failure can occur at any point in the process, including late in the process after substantial investment. As a result, most research programs will not generate financial returns. New product candidates that appear promising in development may fail to reach the market or may have only limited commercial success. Delays and uncertainties in the regulatory approval processes in the US and in other countries can result in delays in product launches and lost market opportunities. Consequently, it is very difficult to predict which products will ultimately be approved.

Competition in the pharmaceutical industry is intense, and if Cosmos fails to compete effectively, its financial results will suffer.

Cosmos’s business environment is characterized by extensive research efforts, rapid developments and intense competition. Our competitors may have or may develop superior technologies or approaches to the development of competing products, which may provide them with competitive advantages. The Company’s potential product candidates may not compete successfully. The Company believes that successful competition in its industry depends on product efficacy, safety, reliability, availability, timing, scope of regulatory approval, acceptance and price, among other things. Important factors to Cosmos’s success also include speed in developing product candidates, completing clinical development and laboratory testing, obtaining regulatory approvals and manufacturing and selling commercial quantities of potential products to the market.

We compete with a large number of multinational pharmaceutical companies, biotechnology companies, and generic pharmaceutical companies. To compete successfully, we must continue to deliver to the market innovative, cost-effective products that meet important medical needs. Our product revenues can be adversely affected by the introduction by competitors of branded products that are perceived as superior by the marketplace, by generic or biosimilar versions of our branded products, and by generic or biosimilar versions of other products in the same therapeutic class as our branded products. Our revenues can also be adversely affected by treatment innovations that eliminate or minimize the need for treatment with drugs.

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The Company expects competition to increase as technological advances are made and commercial applications broaden. In the event it develops its initial product candidates and any additional product candidates, the Company anticipates it may face substantial competition from pharmaceutical, biotechnology and other companies, universities and research institutions.

Almost all of the Company’s competitors have substantially greater capital resources, research and development staffs, facilities and experience in conducting clinical trials and obtaining regulatory approvals, as well as in manufacturing and marketing pharmaceutical products. In addition, some of Cosmos’s competitors may achieve product commercialization or patent protection earlier than Cosmos achieves commercialization or patent protection, if at all. The health care industry is characterized by rapid technological change. New product introductions, technological advancements, or changes in the standard of care for our target diseases could make some or all of our products obsolete.

We are dependent on the uptake and market expansion for marketed brands, new product introductions, new indications, product extensions and co-promotional activities with alliance partners, to deliver future growth. Competition is a major global challenge and includes (i) lower-priced generics and increasingly aggressive generic commercialization tactics, (ii) lower prices from other companies’ products, real or perceived superior efficacy (benefit) or safety (risk) profiles, or other differentiating factors, (iii) technological advances and patents attained by our competitors, (iv) clinical study results from our products or a competitor’s products that affect the value proposition for our products, (v) business combinations among our competitors and major customers, and (vi) competing interests for external partnerships to develop and bring new products to markets. We could also experience limited or blocked market access due to real or perceived differences in value propositions for our products compared with competitors.

Concentration of Suppliers and Production

A substantial portion of our capacity, as well as our current production, is attributable to a limited number of manufacturing facilities and certain third party suppliers. A significant disruption at any one of such facilities within our internal or third party supply chain, even on a short-term basis, whether due to a labor strike, failure to reach acceptable agreement with labor and unions, adverse quality or compliance observation, infringement of intellectual property rights, act of God, civil or political unrest, export or import restrictions, or other events could impair our ability to trade, produce and ship products to the market on a timely basis and could, among other consequences, subject us to exposure to claims from customers. Any of these events could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

The Company is subject to market perceptions

Market perceptions of us are very important to our business, especially market perceptions of our Company and brands and the safety and quality of our products. If we, our partners and suppliers, or our brands suffer from negative publicity, or if any of our products or similar products which other companies distribute are subject to market withdrawal or recall or are proven to be, or are claimed to be, ineffective or harmful to consumers, then this could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price. Also, because we are dependent on market perceptions, negative publicity associated with product quality, patient illness, or other adverse effects resulting from, or perceived to be resulting from, our products, or our partners’ and suppliers’ manufacturing facilities, could have a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

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International Risks

Our business is subject to risks associated with doing business internationally. Sales outside of the U.S. make up 100% percentage of our net sales. Additional risks associated with our international operations include: differing local product preferences and product requirements; trade protection measures and import or export licensing requirements; difficulty in establishing, staffing, and managing operations; differing labor regulations; potentially negative consequences from changes in or interpretations of tax laws; political and economic instability, including sovereign debt issues; price controls, limitations on participation in local enterprises, expropriation, nationalization, and other governmental action; inflation, recession, and fluctuations in interest rates; compulsory licensing or diminished protection of intellectual property; and potential penalties or other adverse consequences for violations of the General Data Protection Rules (GDPR) and anti-corruption, anti-bribery, and other similar laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act. Events contemplated by these risks may, individually or in the aggregate, have a material adverse effect on our revenues and profitability.

International Economic Conditions

Criticism of excessive national debt of Greece has led to credit downgrades of the sovereign debt of Greece, and uncertainty about the future status of the Euro. Destabilization of the European economy could lead to a decrease in consumer confidence, which could cause reductions in discretionary spending and demand for our subsidiaries’ products. Furthermore, sovereign debt issues could also lead to further significant, and potentially longer-term, economic issues, such as reduced economic growth and devaluation of the Euro against the U.S. Dollar, any of which could adversely affect our and each of our subsidiaries’ business, financial condition and operating results.

Our international operations could be affected by currency fluctuations, capital and exchange controls, expropriation and other restrictive government actions, changes in intellectual property legal protections and remedies, trade regulations and procedures and actions affecting approval, production, pricing, and marketing of, reimbursement for and access to our products, as well as by political unrest, unstable governments and legal systems and inter-governmental disputes. Any of these changes could adversely affect our business.

Conversion to Euros

Although we report our financial results in US. Dollars, a significant portion of our revenues, indebtedness and other liabilities and our costs are denominated in Euros. Our results of operations and, in some cases, cash flows, have in the past been and may in the future be adversely affected by certain movements in currency exchange rates. In particular, the risk of a debt default by one or more European countries and related European or national financial restructuring efforts may cause volatility in the value of the Euro. Defaults or restructurings in other countries could have a similar adverse impact. From time to time, we may implement currency hedges intended to reduce our exposure to changes in foreign currency exchange rates. However, our hedging strategies may not be successful, and any of our unhedged foreign exchange exposures will continue to be subject to market fluctuations. The occurrence of any of the above risks could cause a material adverse effect on our business, financial condition, results of operations, cash flows, and/or share price.

The Company may be unable to defend or protect its intellectual property.

The Company intends to protect its intellectual property through patents and trademarks. The patent positions of biotechnology companies generally are highly uncertain and involve complex legal and factual questions that will determine who has the right to develop a particular product or process. As a result, the Company cannot predict which of its patent applications will result in the granting of patents or the timing of the granting of the patents. Additionally, virtually all of the Company’s competitors have significantly greater capital with which to pursue patent litigation. There can be no assurance that the Company would have the resources to defend its patents in the face of a lawsuit.

Further, the Company partially relies on trade secrets, know-how and other proprietary information. The Company seeks to protect this information, in part, through the use of confidentiality agreements with employees, consultants, advisors and others. Nonetheless, there can be no assurance that those agreements will provide adequate protection for the Company’s trade secrets, know-how or other proprietary information and prevent their unauthorized use or disclosure. While the Company is not aware of any challenges to its intellectual property, once any patents are issued to the Company litigation may ensue. There is also the risk that the Company’s employees, consultants, advisors or others will not maintain confidentiality of such trade secrets or proprietary information, or that this information may become known in some other way or be independently developed by the Company’s competitors.

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Cosmos is exposed to potential product liability risks.

The Company’s business exposes it to potential product liability risks that are inherent in the testing, including testing in human clinical trials, manufacturing, marketing and sale of biotechnology products. There can be no assurance that product liability claims will not be asserted against the Company. In the ordinary course of business, we are the subject of product liability claims and lawsuits alleging that our products or the products of other companies that we promote have resulted or could result in an unsafe condition for or injury to patients. Product liability claims and lawsuits and safety alerts or product recalls, regardless of their ultimate outcome, may have a material adverse effect on our business and reputation and on our ability to attract and retain customers. Consequences may also include additional costs, a decrease in market share for the product in question, lower income and exposure to other claims. Our product liability losses will be self-insured. Product liability claims could have a material adverse effect on our business and results of operations.

Health care products typically receive regulatory approval based on data obtained in controlled clinical trials of limited duration. Following regulatory approval, these products will be used over longer periods of time in many patients. Investigators may also conduct additional, and perhaps more extensive, studies. If new safety issues are reported, we may be required to amend the conditions of use for a product. For example, we may be required to provide additional warnings on a product’s label or narrow its approved intended use, either of which could reduce the product’s market acceptance. If serious safety issues arise with one of our products, sales of the product could be halted by us or by regulatory authorities. Safety issues affecting suppliers’ or competitors’ products also may reduce the market acceptance of our products. In addition, in the ordinary course of business, we are the subject of product liability claims and lawsuits alleging that our products or the products of other companies that we promote have resulted or could result in an unsafe condition for or injury to patients. Product liability claims and lawsuits, safety alerts or product recalls, and other allegations of product safety or quality issues, regardless of their validity or ultimate outcome, may have a material adverse effect on our business and reputation and on our ability to attract and retain customers. Consequences may also include additional costs, a decrease in market share for the products, lower income or exposure to other claims. Product liability losses are self-insured. Product liability claims could have a material adverse effect on our profitability and financial condition.

The Company may be sued by third parties who claim that its products infringe on their intellectual property rights.

The Company may be exposed to future litigation by third parties based on claims that its patents, products or activities infringe on the intellectual property rights of others or that the Company has misappropriated the trade secrets of others. Any litigation or claims against the Company, whether or not valid, could result in substantial costs, could place a significant strain on the Company’s financial and managerial resources, and could harm the Company’s reputation. In addition, intellectual property litigation or claims could force the Company to do one or more of the following, any of which could have a material adverse effect on the Company or cause the Company to curtail or cease its operations:

•	Cease testing, developing, using and/or commercializing products that it may develop; or
•	Obtain a license from the holder of the infringed intellectual property right, which could also be costly or may not be available on reasonable terms.

Cosmos may be subject to damages resulting from claims that it or its employees have wrongfully used or disclosed alleged trade secrets of their former employers.

The Company’s current employees and/or future employees have been previously employed by other biotechnology or pharmaceutical companies. Although no claims against the Company are currently pending or threatened, the Company may be subject to claims that these employees or the Company have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If the Company fails in defending such claims, in addition to paying money claims, it may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain product candidates, which could severely harm our business.

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Governmental and third-party payors may impose sales and pharmaceutical pricing restrictions or controls on Cosmos’s potential products that could limit its future product revenues and adversely affect profitability.

The commercial success of the Company’s potential products is substantially dependent on whether third-party reimbursement is available for the ordering of its products by the medical profession for use by their patients. Medicare, Medicaid, health maintenance organizations and other third-party payors may not cover or provide adequate payment for Cosmos’s potential products. They may not view the Company’s potential products as cost-effective and reimbursement may not be available to consumers or may not be sufficient to allow its potential products to be marketed on a competitive basis. Likewise, legislative or regulatory efforts to control or reduce health care costs or reform government health care programs could result in lower prices or rejection of its potential products. Changes in reimbursement policies or health care cost containment initiatives that limit or restrict reimbursement for the Company’s products may cause its revenue to decline.

Rapid technological change could make any products that Cosmos eventually develops obsolete.

Biopharmaceutical technologies have undergone rapid and significant change and the Company expects that they will continue to do so. Any compounds, products or processes that Cosmos develops may become obsolete or uneconomical before the Company recovers any expenses incurred in connection with their development.

The commercial success of our product candidates will depend upon the degree of market acceptance of these products among physicians, patients, health care payors and the medical community.

Even if a product candidate is approved for sale by the appropriate regulatory authorities, physicians may not prescribe our product candidates, in which case we would not generate revenue or become profitable. Market acceptance by physicians, healthcare payors and patients will depend on a number of factors, including:

•	acceptance by physicians and patients of each such product as a safe and effective treatment;
•	cost effectiveness;
•	adequate reimbursement by third parties;
•	potential advantages over alternative treatments;
•	relative convenience and ease of administration; and

We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.

We follow generally accepted accounting principles (GAAP) for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements.

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Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify additional deficiencies. We may not be able to remediate any future deficiencies imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price.

Risks Related to Our Securities

Nevada Anti-Takeover Law, May Discourage Acquirers and eliminate potentially beneficial sale for our Shareholders

Provisions of our charter, bylaws, and Nevada law may make an acquisition of us or a change in our management more difficult.

Certain provisions of our articles of incorporation and Bylaws that are in effect could discourage, delay or prevent a merger, acquisition or other change in control that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions also could limit the price that investors might be willing to pay in the future for shares of our common stock. Shareholders who wish to participate in these transactions may not have the opportunity to do so.

Furthermore, these provisions could prevent or frustrate attempts by our shareholders to replace or remove our management. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our board of directors;
•	authorize our board of directors to issue without shareholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors;
•	establish advance notice requirements for shareholder nominations to our board of directors or for shareholder proposals that can be acted on at shareholder meetings;
•	authorize the Board of Directors to amend the By-laws;
•	limit who may call shareholder meetings; and
•	require the approval of the holders of a majority of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our certificate of incorporation.

Section 78.438 of the Nevada Revised Statutes (“NRS”) prohibits a publicly held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person that together with its affiliates owns or within the last two years has owned 10% of voting stock, for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner, or falls within certain exemptions under the NRS. As a result of these provisions in our charter documents under Nevada law, the price investors may be willing to pay in the future for shares of our common stock may be limited.

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We are eligible to be treated as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, as an emerging growth company, we are only required to provide two years of audited financial statements and two years of selected financial data in this prospectus We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of our second annual report or the first annual report required to be filed with the Commission following the date we are no longer an “emerging growth company” as defined in the JOBS Act. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls in the future.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, are not subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We do not anticipate paying cash dividends on our Common Stock, and accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have not declared or paid any cash dividend on our Common Stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our Common Stock will depend upon any future appreciation in their value. There is no guarantee that shares of our Common Stock will appreciate in value or even maintain the price at which our shareholders have purchased their shares.

Our common stock is traded in the over-the-counter market, which is not a national securities exchange

Securities traded in the over-the-counter market such as ours, as compared to the national securities exchanges, generally have limited trading volume and exhibit a wide spread between the bid/ask quotations. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market: investors may have difficulty buying and selling our common stock or obtaining market quotations; market visibility for our common stock may be limited; and a lack of visibility for our common stock may have a depressive effect on the mark price for our common stock.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rules.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules as long as our market price remains below $5.00 per share.

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As long as our common stock is deemed to be a penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt from the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will continue to qualify for exemption from the penny stock rules. In any event, even if our common stock was exempt from the penny stock rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

If we issue and sell additional shares of our common stock in the future, our existing stockholders will be diluted and our stock price could fall.

Our certificate of incorporation authorizes the issuance of up to 300,000,000 shares of common stock, of which, as of September 28, 2018, 13,495,409 shares were issued and outstanding. As of September 28, 2018, approximately 1,046,390 additional shares were reserved for issuance under options and warrants, exclusive of the Notes held by institutional investors. As a result, we have a large number of shares of common stock that are authorized for issuance and are not outstanding or otherwise reserved, and could be issued at the discretion of our Board of Directors. We expect to seek additional financing in the future in order to fund our operations, and if we issue additional shares of common stock or securities convertible into common stock, our existing stockholders will be diluted. Our Board of Directors may also choose to issue shares of our common stock or securities convertible into or exercisable for our common stock to acquire assets or companies, for compensation to employees, officers, directors, consultants and advisors, or to fund capital expenditures. Additionally, shares of common stock could be issued for anti-takeover purposes or to delay or prevent changes in control or management of the Company. Our Board of Directors may determine to issue shares of our common stock on terms that our stockholders do not deem, that may not enhance stockholder value, or that may ultimately have an adverse effect on our business or the trading price of our common stock. Further, the issuance of any such shares will cause further dilution to the ownership interest of our current stockholders, reduce the book value per share of our common stock and may contribute to a reduction in the market price for our common stock.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

We are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports, proxy statements, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting. Our Chief Executive Officer and Chief Financial Officer are required to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We will need to hire additional financial reporting, internal controls and other financial personnel in order to enhance appropriate internal controls and reporting procedures. As a result, we will incur significant legal, accounting and other expenses. Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

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Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies. Additionally, in the event we are no longer a smaller reporting company, as defined under the Exchange Act, and we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act of 2002, then we may not be able to obtain the independent registered public accountants’ certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to continue to be listed on the OTC QB.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal controls requirements of the Sarbanes-Oxley Act. Notwithstanding our diligence, certain internal controls deficiencies may not be detected. As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may, in the future, discover areas of our internal controls that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. We do not have director and officer liability insurance. As a public company, these rules and regulations make it more difficult and expensive for us to obtain such insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our stock price may be volatile.

The market price of our common stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in the pharmaceutical industry;
•	competitive pricing pressures;
•	our ability to obtain additional capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

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•	sales of our common stock by existing shareholders, noteholders and warrant holders;
•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results;
•	our inability to acquire pending acquisitions;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock; and

•	the development and sustainability of an active trading market for our common stock.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our shares of common stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded, our common stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our common stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants and/or conversion of outstanding notes, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our common stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC. As of September 28, 2018, approximately 2,633,928 shares of common stock of the 13,495,409 shares issued and outstanding were free trading.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the price of our common stock and could impair our ability to raise capital through the sale of additional shares.

In addition, as of September 28, 2018, there were 972,390 shares subject to outstanding investor warrants, 74,000 shares subject to outstanding options, and approximately 683,295 shares of common stock issuable upon the conversion of convertible promissory notes, eligible for sale in the public market to the extent permitted by any applicable vesting requirements, the lock-up agreements and Rule 144 under the Securities Act.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity research analysts downgrade our common stock or if they issue other unfavorable commentary or cease publishing reports about us or our business.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are based on current expectations, estimates, forecasts and projections about us, our future performance, our beliefs and management’s assumptions. They are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “confident,” “estimate,” “intend,” “predict,” “forecast,” “potential” or “continue” or the negative of such terms or other variations on these words or comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” that may cause the Company’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In addition to the risks described in Risk Factors, important factors to consider and evaluate in such forward-looking statements include: (i) general economic conditions and changes in the external competitive market factors which might impact the Company’s results of operations; (ii) unanticipated working capital or other cash requirements including those created by the failure of the Company to adequately anticipate the costs associated with acquisitions and other critical activities; (iii) changes in the Company’s corporate strategy or an inability to execute its strategy due to unanticipated changes; and (iv) the failure of the Company to complete any or all of the transactions described herein on the terms currently contemplated. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this Risk Factors discussion, there can be no assurance that the forward-looking statements contained in this prospectus will in fact transpire.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. We do not undertake any duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or changes in our expectations. We qualify all of our forward-looking statements by those called by statements.

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USE OF PROCEEDS

The Selling Securityholders are selling all of the shares of common stock being sold in this offering. Accordingly, we will not receive any proceeds from the sale of common stock by the Selling Securityholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the Selling Securityholders.

MARKET FOR REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted through various over-the-counter quotation systems at various times since 2009. Our common stock is currently quoted on the OTC QB under the symbol “COSM”, but there is a limited public trading market for our common stock. The liquidity of our shares on the OTC QB is limited, and prices quoted may not be a reliable indication of the value of our common stock. The quotations do not reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The following table sets forth the range of reported high and low closing bid quotations for our common stock for the fiscal quarters indicated as reported by the OTC BB or the OTC QB, as applicable (as adjusted, for periods prior to November 21, 2017, for the 1 for 10 reverse stock split we completed on such date). The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
Year Ending December 31, 2018
March 31, 2018	$12.50	$8.20
June 30, 2018	$9.00	$4.50
September 30, 2018	$9.00	$4.10

Year Ended December 31, 2017
March 31, 2017	$9.30	$3.80
June 30, 2017	8.70	7.00
September 30, 2017	6.60	4.40
December 31, 2017	10.65	4.51

Year Ended December 31, 2016
March 31, 2016	$7.60	$3.50
June 30, 2016	8.00	4.70
September 30, 2016	7.00	5.20
December 31, 2016	8.20	4.00

As of September 28, 2018, there were 296 holders of record of our common stock.

On October 11, 2018, the last sale price of our common stock as reported on the OTC QB was $4.80 per share.

Dividend Policy

Cosmos Holdings Inc. has not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Presentation of Information

As used in this prospectus, the terms “we,” “us” “our” and the “Company” mean Cosmos Holdings Inc. unless the context requires otherwise. The following discussion and analysis should be read in conjunction with our audited (and unaudited) financial statements and the related notes that appear elsewhere in this prospectus. All dollar amounts in this registration statement refer to U.S. dollars unless otherwise indicated.

Overview

Cosmos Holdings Inc. (“us”, “we”, or the “Company”) was incorporated in the State of Nevada on July 21, 2009 under the name Prime Estates and Developments, Inc. for the purpose of acquiring and operating commercial real estate and real estate related assets. On November 14, 2013, we changed our name to Cosmos Holdings Inc and changed our focus and business strategy to the healthcare and pharmaceutical industry.

The Company, through its subsidiaries, is operating within the pharmaceutical industry and in order to compete successfully the healthcare industry, must demonstrate that its products offer medical benefits as well as cost advantages. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

The pharmaceutical industry is highly competitive and subject to comprehensive government regulations. Many factors may significantly affect the Company’s sales of its products, including, but not limited to, efficacy, safety, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance as well as our research and development of new products.

We are currently focusing our existing operations on expanding the business of our subsidiaries, SkyPharm (Greece) and Decahedron (UK), in order to become an international pharmaceutical company. The Company’s focus will be on Branded Pharmaceuticals, Over-the-Counter (OTC) medicines, and Generic Pharmaceuticals. The Company also intends to expand into Cosmetic-Beauty Products as well as Food Supplements and targets areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, with an emphasis on acquisitions of established companies and our ability to maintain better pharmaceutical assets than others. This operating model and the execution of our corporate strategy are designed to enable the Company to achieve sustainable growth and create added value for our shareholders. In particular, we look to enhance our pharmaceutical and over-the-counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective company acquisition opportunities.

In 2016, the Company leased and equipped additional office space for our subsidiary SkyPharm in Thessaloniki, Greece in order to facilitate its growing business activity. The warehouse was already equipped with the proper shelves, working tables, medicine, cold fridge and barcode machines in compliance with all regulations. The offices in Thessaloniki have been also equipped with the proper equipment and specifically with the office tables, chairs and the terminals for each one working station. The hardware systems and software programs that are needed for the efficient trading of pharmaceuticals are already installed. As of July 22, 2015 the Hellenic Ministry of Health and more specifically the National Organization for Medicines granted the license for the wholesale of pharmaceutical products for human use to SkyPharm. The license is valid for a period of five years and pursuant to the EU directive of (2013/C 343/01) the Company is subject to fulfill the Guidelines of the Good Distribution Practices of medical products for human use. The Company has already incorporated the methodologies, procedures, processes and resources in order to be in accordance with the guidelines of the Good Distribution Practices.

On May 20, 2016, the Company entered into a Non-Binding Memorandum of Understanding with Doc.Pharma SA to purchase Doc.Pharma SA for a combination of cash and stock to be agreed upon. Doc.Pharma SA is controlled by Grigorios Siokas, the Company’s CEO. The Memorandum of Understanding is subject to the Company’s completion of due diligence and expired on December 31, 2016, and has not been formally renewed or extended, however is being pursued.

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On November 11, 2016, the Company entered into a Memorandum of Understanding (the “CC Pharma MOU”) with CC Pharma GmbH (“CCP”), a leading re-importer of EU pharmaceuticals to Germany, Dr. Thomas Weppelmann (“Weppelmann”) and Mrs. Alexandra Gerke (“Gerke” and together with Weppelmann, collectively referred to as (the “Stockholders”). The CC Pharma MOU provides that the Company intends to acquire all of the issued and outstanding shares of CCP from the Stockholders, payable in cash on a pro rata basis to the Stockholders based on their percentage ownership of CCP. The purchase price was not disclosed in the CC Pharma MOU and remains confidential. The CC Pharma MOU expired on December 31, 2016.

On November 16, 2016, the Company entered into a Stock Purchase Agreement (the “Medihelm SPA”) with Medihelm Pharmaceutical Wholesellers SA (“Medihelm”), Konstantinos Metsovitis (the “Medihelm Stockholder”) and Eleni Metsovitis. The SPA provides for the following:

•	At closing, as consideration for all of the stock of Medihelm, the Company shall issue the Medihelm Stockholder twenty thousand (20,000) shares of restricted common stock of the Company.

•	The Company also agreed that following the closing of the Medihelm SPA, Eleni Metsovitis would receive 310,000 shares of the Company’s restricted common stock and shall be retained as Medihelm’s chief operating officer and director and shall be appointed to the Board of Directors of the Company.

The closing of the Medihelm SPA is subject to, among other things, the completion of the Company’s due diligence of Medihelm and the delivery of audited financial statements of Medihelm by a registered PCAOB auditor. The Medihelm SPA provides Medihelm with a period of forty-five (45) days to submit all due diligence items required by the Company. The Company shall be entitled to a period of ten (10) days to review all due diligence materials and audited financials provided by Medihelm. In the event the Company does not approve of any due diligence item, the Company is entitled to terminate the transactions contemplated by the Medihelm SPA. The Company anticipates that Medihelm will deliver disclosure schedules referenced in the Medihelm SPA prior to closing. Given the delays in completing this transaction, the Company cannot give any assurances that the acquisition will be completed.

On November 17, 2016, Cosmos Holdings Inc. entered into a Stock Purchase Agreement (the “Decahedron SPA”) with Decahedron Ltd. (“Decahedron”) and the shareholders of Decahedron (as amended). The terms of the Decahedron SPA provided that the Company would acquire all of the issued and outstanding shares of Decahedron. In exchange for the shares of Decahedron, the Company will issue to the Decahedron shareholders an aggregate amount of 170,000 shares of the Company’s common stock. The Decahedron SPA provided that following the closing of the transaction, the principal and majority shareholder of Decahedron, Nicholas Lazarou would be retained as a Director and COO of Decahedron with a salary of 10,000 GBP per month (approximately US$12,270.00). The Company completed this transaction on February 10, 2017.

On June 21, 2017, the Company signed a new Letter of Intent (LOI) to acquire the outstanding shares of CC Pharma GmbH. Under the terms of the LOI, Cosmos Holdings held the exclusive right to complete its due diligence process and complete the transaction by October 31, 2017. In connection with the non-binding LOI, the Company is required to pay a non-refundable fee of 400,000 Euros to CC Pharma GmbH in connection with the costs of due diligence and the exclusive right to negotiate the terms of the definitive agreements. On July 6, 2017, the Company paid the 400,000 Euros to CC Pharma GmbH. The Company has not entered into any definitive agreements and there is no assurance this Company will enter into any definitive agreements in the future.

As of October 3, 2017, the Company, entered into a Research & Development agreement with Doc Pharma S.A., a pharmaceutical manufacturer company controlled by Grigorios Siokas and certified under Good Manufacturer Practices (GMP), which covers the development and contract manufacturing of Cosmos Holdings’ complete line of Nutraceutical Products. Doc Pharma S.A. is a GMP licensed contract manufacturer with production facilities in Athens, Greece. Under the agreement, Doc Pharma S.A. will provide its services to research, develop formulation, complete product registration, design product packaging, and provide market-ready products. Sales are expected to start by the end of 2018.

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On November 15, 2017, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors (the “Buyers”) with which it had no prior relationship, pursuant to which the Company issued for a purchase price of $3,000,000, $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) to the Buyers, convertible into 670,000 shares of the Company’s common stock, par value $.001 per share at $5,00 per share and warrants to purchase an aggregate of 536,000 shares of Common Stock exercisable at $7.50 per share. See Below.

On November 21, 2017, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of Common Stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, and warrants including all share and per-share data, for all amounts and periods presented in the consolidated financial statements. All share and per share data in this report gave retroactive effect to the reverse stock split unless otherwise noted.

On June 23, 2018, the Company entered into a Stock Purchase Agreement to purchase all of the capital stock of Cosmofarm Ltd., a pharmaceutical wholesaler based in Athens, Greece. The principal of the selling shareholder is Panagiotis Kozaris, who will remain with Cosmofarm as a director and chief operating officer once it becomes a wholly-owned subsidiary of the Company. Grigorios Siokas, the Company’s CEO, shall become the new CEO of Cosmofarm. Mr. Kozaris had no prior relationship to the Company other than as an independent shareholder. The purchase price payable in cash is €700,000. Closing of the acquisition is subject to satisfactory completion of due diligence, delivery of audited and interim financial statements of Cosmofarm subject to being audited by PCAOB auditors, no material adverse change in the business or financial condition of Cosmofarm, all necessary consents and approvals to complete the acquisition have been obtained and other customary closing conditions.

On September 30, 2018, the Company entered into a Share Purchase Agreement (“SPA”) with Abbydale Management Limited, an unaffiliated third party incorporated in Belize. The Company sold one hundred (100%) percent of the issued share capital of its subsidiary, Amplerissimo Ltd., a limited liability company organized under the laws of Cypress, to the purchaser for a purchase price of €5,000. Amplerissimo had previously transferred one hundred (100%) percent of the capital stock of Sky Pharm SA to the Company. The information technology business of Amplerissimo is not a priority of the Company and the Company decided to not pursue such business.

Results of Operations

Three Months Ended June 30, 2018 versus June 30, 2017

For the three months ended June 30, 2018, the Company had a net profit of $782,389 on revenue of $8,856,888, versus a net loss of $839,616 on revenue of $6,112,531 for the three months ended June 30, 2017.

Revenue

The Company had revenue for the three months ended June 30, 2018 of $8,856,888, versus revenue of $6,112,531 for the three months ended June 30, 2017. This increase is mainly because of the organic growth attributed to our subsidiary in Greece, SkyPharm, which continued even more aggressively during the three months ended June 30, 2018, as well as through the additional revenue source from our subsidiary in the UK, Decahedron.

Our future revenue growth will continue to be affected by various factors such as industry growth trends, including drug utilization, the introduction of new innovative brand therapies, the likely increase in the number of generic drugs that will be available over the next few years as a result of the expiration of certain drug patents held by brand- name pharmaceutical manufacturers and the rate of conversion from brand products to those generic drugs, price increases and price deflation, general economic conditions in the member states of European Union, competition within the industry, customer consolidation, changes in pharmaceutical manufacturer pricing and distribution policies and practices, increased downward pressure on government and other third party reimbursement rates to our customers, and changes in government rules and regulations.

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Operating Expenses

Total operating expenses for the three months ended June 30, 2018 were $781,119, versus $1,276,738 during the three months ended June 30, 2017. The approximate 39% decrease in operating expenses in the three months ended June 30, 2018, against the corresponding period in 2017, is primarily attributed to the $165,777 in stock-based compensation expenses incurred over the three months ended June 30, 2018, being significantly less than the $404,599 incurred in stock-based compensation over the three months ended June 30, 2017. Consulting, auditing and accounting expenses consistently constitute a critical bulk of operating costs for the activities of the Company.

Other Income (Expense)

During the three months ended June 30, 2018, other income (expense) is primarily comprised of $272,419 interest expense related to notes payable, $490,771 of non-cash interest expense related to the amortization of debt discount and $1,826,160 gain on transfer of investment related to the Marathon/KBB transaction. During the three months ended June 30, 2017, other income (expense) is primarily comprised of $171,327 interest expense related to notes payable offset by a foreign currency gain of $130,001.

Unrealized Foreign Currency gains (losses)

Additionally, we had an unrealized foreign currency translation gain of $181,366 for the three months ended June 30, 2018 such that our net comprehensive gain for the period was $963,755 versus the unrealized foreign currency loss of $111,658 for the three months ended June 30, 2017 such that our net comprehensive loss for the period was $951,274.

Six Months Ended June 30, 2018 versus June 30, 2017

For the six months ended June 30, 2018, the Company had a net loss of $2,273,413 on revenue of $20,822,317, versus a net loss of $2,873,350 on revenue of $10,228,447 for the six months ended June 30, 2017.

Revenue

The Company had revenue for the six months ended June 30, 2018 of $20,822,317, versus revenue of $10,228,447 for the six months ended June 30, 2017. This increase is mainly because of the organic growth attributed to our subsidiary in Greece, SkyPharm, which continued to grow its client base during the six months ended June 30, 2018, as well as through the additional revenue source from our subsidiary in the UK, Decahedron.

Our future revenue growth will continue to be affected by various factors such as industry growth trends, including drug utilization, the introduction of new innovative brand therapies, the likely increase in the number of ge4eric drugs that will be available over the next few years as a result of the expiration of certain drug patents held by brand- name pharmaceutical manufacturers and the rate of conversion from brand products to those generic drugs, price increases and price deflation, general economic conditions in the member states of European Union, competition within the industry, customer consolidation, changes in pharmaceutical manufacturer pricing and distribution policies and practices, increased downward pressure on government and other third party reimbursement rates to our customers, and changes in government rules and regulations.

Operating Expenses

Total operating expenses for the six months ended June 30, 2018 were $1,540,663, versus $3,625,258 during the six months ended June 30, 2017. The approximate 57% decrease in operating expenses in the six months ended June 30, 2018, against the corresponding period in 2017, is primarily attributed to an impairment of 100% of the goodwill acquired through the acquisition of Decahedron, or $1,949,884, which was fully impaired during the six months ended June 30, 2017. Consulting, auditing and accounting expenses consistently constitute a critical bulk of operating costs for the activities of the Company.

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Other Income (Expense)

During the six months ended June 30, 2018, other income (expense) is primarily comprised of $558,997 interest expense related to notes payable, $1,774,783 of non-cash interest expense related to the amortization of debt discount, $1,464,698 loss on extinguishment of debt related to the Exchange Agreement and a gain on transfer of investment of $1,826,160 related to the Marathon/KBB transaction. During the six months ended June 30, 2017, other income (expense) is primarily comprised of $281,455 interest expense related to notes payable offset by a foreign currency gain of $202,971.

Unrealized Foreign Currency losses

Additionally, we had an unrealized foreign currency gain of $46,312 for the six months ended June 30, 2018, such that our net comprehensive loss for the period was $2,227,101 versus the unrealized foreign currency loss of $126,677 for the six-months ended June 30, 2017 such that our net comprehensive loss for the period was $3,000,027.

Year ended December 31, 2017 versus December 31, 2016

For the year ended December 31, 2017, the Company had a net loss of $6,209,768 on revenue of $30,013,378, versus a net loss of $601,002 on revenue of $6,775,436, for the year ended December 31, 2016.

Revenue

Revenue during the Company’s twelve month period ended December 31, 2017, increased by 344% as compared to revenues in the period ended December 31, 2016. This increase is mainly because of the organic growth attributed to our subsidiary, SkyPharm, which continued the development of sales even more aggressively during the year ended December 31, 2017, as well as through the additional revenue from our newly acquired subsidiary, Decahedron, based in the United Kingdom of England.

Our future revenue growth will continue to be affected by various factors such as industry growth trends, including drug utilization, the introduction of new innovative brand therapies, the likely increase in the number of generic drugs that will be available over the next few years as a result of the expiration of certain drug patents held by brand-name pharmaceutical manufacturers and the rate of conversion from brand products to those generic drugs, price increases and price deflation, general economic conditions in the member states of European Union, competition within the industry, customer consolidation, changes in pharmaceutical manufacturer pricing and distribution policies and practices, increased downward pressure on government and other third party reimbursement rates to our customers, and changes in government rules and regulations.

Cost of Revenue

For the twelve months ended December 31, 2017, we had direct costs of revenue of $28,057,111 associated to cost of goods sold versus $6,154,396 from the prior fiscal year ended December 31, 2016. Cost of revenue year over year increased by 356%.

Gross Profit

Gross profit for the year ended December 31, 2017 was $1,956,267 compared with the $601,040 for the year ended December 31, 2016. Gross profit increased by $1,355,227 or 255% from the prior fiscal year. The increase in the gross profit was primarily due to the increase of Company’s main revenue source of trading, sourcing and distribution of pharmaceutical products.

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Operating Expenses

For the year ended December 31, 2017, we had general and administrative costs of $4,852,801, depreciation and amortization expense of $25,903 and goodwill impairment of $1,949,884 for a net operating loss of $4,872,321. For the year ended December 31, 2016, we had general and administrative costs of $794,099 and depreciation expense of $9,448 for a net operating loss of $202,507.

The approximate 750% increase in operating expenses in the year ended 2017, versus the prior year ended, is primarily due to the acquisition of Decahedron and the fact that 100% of the goodwill acquired, or $1,949,884, was fully impaired. In addition, there was an approximately $642,730 increase in stock compensation to consultants for delivering services and amortization of employee stock options, which are non-cash expenses. Additional increases in operating expenses are due to the increased operating resource needs from our subsidiaries SkyPharm and Decahedron, along with professional fees and other associated expenses in connection with being a public company, as well as increased expenditures for potential company acquisitions. Consulting, auditing and accounting expenses consistently constitute a critical bulk of operating costs for the activities of the Company. Moreover, the Company entered into a research and development agreement in the amount of $363,892 (€322,000) with an affiliated pharmaceutical manufacturer company, DOC Pharma, S.A., for the development and contract manufacturing a complete line of nutraceutical products.

Interest Expenses

For the year ended December 31, 2017, we had interest expense of $748,474, non-cash interest expenses of $886,483 related to the fair value of warrants for services and the amortization of debt discount and $2,592 of interest related to loans from related parties versus the year ending December 31, 2016 where we had interest expense of $206,014, of which $264 was interest related to loans from related parties and $16,063 was non-cash interest expense related to the amortization of debt discount.

Unrealized Foreign Currency losses

Additionally, we had an unrealized foreign currency loss of $334,766 for the year ended December 31, 2017 such that our net comprehensive loss for the period was $6,544,534 versus the unrealized foreign currency gain of $55,215 such that our net comprehensive loss for the period was $545,787 for the twelve months ended December 31, 2016.

Going Concern

The Company’s consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a net loss of $6,209,768 for the year ended December 31, 2017 and had an accumulated deficit of $7,211,987 as of December 31, 2017. The Company has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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Liquidity and Capital Resources

June 30, 2018 as compared to December 31, 2017

At June 30, 2018, the Company had a working capital deficit of $2,497,796 and $4,192,984 as of December 31, 2017, respectively. This decrease in the working capital deficit is primarily attributed to the Company’s investment in KBB as of June 30, 2018.

At June 30, 2018, the Company had cash of $1,153,902 versus $782,853 as of December 31, 2017. For the six months ended June 30, 2018, net cash used in operating activities was $1,322,570 versus $3,334,688 net cash used in operating activities for the six months ended June 30, 2017. The variation in the use of cash is mainly attributed to an increase in gross and net profitability and a decrease in inventory, in the six months ended June 30, 2018. The Company has devoted substantially all of its cash resources to apply its investment program to expand through organic business growth and, where appropriate, the execution on selective company and license acquisitions, and incurred significant general and administrative expenses to enable it to finance and grow its business and operations.

During the six months ended June 30, 2018, there was $21,761 net cash used in investing activities versus $36,609 provided by investing activities during the six months ended June 30, 2017. This decrease in net cash from investing activities is attributed mainly to the cash received from the acquisition of Decahedron that took place within the six months ended June 30, 2017.

During the six months ended June 30, 2018, there was $1,859,924 of net cash provided by financing activities versus $3,514,492 provided by financing activities during the six months ended June 30, 2017. This variation was primarily because of the repayment of $1,168,100 in principal to a note-holder of our subsidiary in Greece, SkyPharm.

We anticipate using cash in our bank account as of June 30, 2018, cash generated from the operations of the Company and its operating subsidiary and from debt or equity financing, or from a loan from management, to the extent that funds are available to do so to conduct our business in the upcoming year. Management is not obligated to provide these or any other funds. If we fail to meet these requirements, we may lose the qualification for quotation and our securities would no longer trade on the over the counter markets. Further, as a consequence we would fail to satisfy our reporting obligations with the Securities and Exchange Commission (“SEC”), and investors would then own stock in a company that does not provide the disclosure available in quarterly and annual reports filed with the SEC and investors may have increased difficulty in selling their stock as we will be non-reporting.

December 31, 2017 as compared to December 31, 2016

For the year ended December 31, 2017, the Company had a working capital deficit of $4,192,984 versus a working capital deficit of $2,234,720 as of December 31, 2016. This working capital deficit is primarily due to the increase of accounts payable and accrued expenses along with the increase of Notes payables in the year ended December 31, 2017.

At the end the year ended December 31, 2017, the Company had net cash of $782,853 versus $716,590 as of December 31, 2016. For the twelve months ended December 31, 2017, net cash used in operating activities was $8,760,141 versus $2,126,081 net cash used in operating activities for the twelve months ended December 31, 2016. The Company has devoted substantially all of its cash resources to apply its investment program to expand through organic business growth and, where appropriate, the execution on selective company and license acquisitions, and incurred significant general and administrative expenses to enable it to finance and grow its business and operations.

During the twelve months period ended December 31, 2017, there was $14,479 net cash used in investing activities versus $144,716 used in during the year ended December 31, 2016. This was primarily due to the increased purchase of fixed assets by SkyPharm offset by cash received in the acquisition of Decahedron.

During the twelve months period ended December 31, 2017, there was $9,291,089 of net cash and cash equivalents provided by financing activities versus $2,744,179 provided by financing activities during the twelve months period ended December 31, 2016.

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We believe that our current cash in our bank account and working capital as of December 31, 2017 will satisfy our estimated operating cash requirements for the next twelve months. However, the Company will require additional financing in fiscal year 2018 in order to continue at its expected level of operations and potential acquisitions. If the Company is unable to raise additional funds in the future on acceptable terms, or at all, it may be forced to curtail its development activities.

We anticipate using cash in our bank account as of December 31, 2017, cash generated from the operations of the Company and its operating subsidiaries and from debt or equity financing, or from loans from management, to the extent that funds are available to do so to conduct our business in the upcoming year. Management is not obligated to provide these or any other funds.

Debt Obligations

Loan Facility

On August 4, 2016, SkyPharm entered into a Loan Facility Agreement, last amended on April 18, 2018, with Synthesis Peer-To-Peer Income Fund (the “Loan Facility” and the “Lender”). As of December 31, 2017, the outstanding principal balance under the Loan Facility was $3,117,287 (€2,592,986), excluding interest, of which $136,800 has been paid. The principal balance under the Loan Facility was $3,078,442 as of June 30, 2018. Until January 1, 2018, advances under the Loan Facility accrued interest at ten percent (10%) per annum from the applicable date of each drawdown and require quarterly interest payments. The interest rate was restated as of January 1, 2018 to four (4%) percent plus quarterly Libor Payments, plus two (2%) percent default interest on unpaid amounts in addition to the interest rate. The Loan Facility permits prepayment and is due upon the earlier of (i) 75 days following demand of the Lender; or (ii) December 31, 2021, as amended. The Loan Facility is secured by a personal guaranty of Grigorios Siokas which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

On April 18, 2018, SkyPharm S.A. entered into a ten-year Advisory Agreement with Synthesis Management Limited (the “Advisor”). The Advisor was retained to assist SkyPharm to secure corporate finance capital. The Advisor shall be paid €104,000 per year during the ten-year term, all of which have been pre-paid by SkyPharm for future financing services.

Bridge Loans

On March 16, 2017 and March 20, 2017, SkyPharm entered into loan agreements with the Synthesis Peer-To Peer-Income Fund (the “Bridge Loans”). The Bridge Loans provided to SkyPharm loans of €41,590 ($50,000) and €100,000 ($120,220), respectively, during the year ended December 31, 2017. The Bridge Loans accrue interest at a rate of 10% per annum and were repayable on April 16, 2017 and April 20, 2017, respectively, together with all other amounts then accrued and unpaid. On April 16, 2017, the maturity dates were amended for no additional consideration or change in terms and conditions. The maturity dates of both loans were amended, and they matured on May 16, 2017 and May 20, 2017, respectively. Pursuant to the above described April 18, 2018 agreement and effective January 1, 2018, the Company reached an agreement with Synthesis Peer-To-Peer Income Fund such that the March 20, 2017 loan would have a fixed USD payoff amount of $106,542. As a result of this agreement the Company recorded a gain on settlement of debt of €16,667 ($20,175) related to the reduction of the USD payoff amount and an additional gain on settlement of debt of €3,950 ($4,781) related to interest that had accrued on the original amount of the loan. The Company has accrued interest expense of an aggregate total of €12,103 ($14,138) for both loans and the outstanding balances of these loans was €42,805 ($50,000) and €91,209 ($106,542), respectively, as of June 30, 2018.

On May 5, 2017, SkyPharm entered into a loan agreement with Synthesis Peer-To-Peer Income Fund for €28,901 ($34,745). The loan accrues interest at a rate of 10% per annum and matured on September 30, 2017. The Company has accrued interest expense of €2,869 ($3,351) and the outstanding balance on this loan was €29,745 ($34,745) as of June 30, 2018.

On April 18, 2018, the Company entered into an amendment pursuant to which the maturity dates for all of the above Bridge Loan advances were extended to December 31, 2021 for no additional consideration. Additionally, the interest rate was amended such that, effective January 1, 2018, the interest rate for all advances is 4% plus the 3-Month Libor rate.

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Trade Facility Agreements

On April 10, 2017, Decahedron entered into a Trade Finance Facility Agreement (the “Decahedron Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The Decahedron Facility provides the following material terms:

•	The Lender will provide Decahedron a facility of up to €2,750,000 ($3,388,000) secured against Decahedron’s receivables from the sale of branded and generic pharmaceutical sales.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the Decahedron Facility will be for 12 months.

•	The obligations of Decahedron are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to Decahedron’s suppliers.

•	The following fees should be paid in connection with the Decahedron Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

The current draw on the Decahedron Facility is $0.

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “SkyPharm Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The SkyPharm Facility provides the following material terms:

•

The Lender will provide SkyPharm a facility of up to €2,000,000 ($2,464,000) secured against SkyPharm’s receivables from the sale of branded and generic pharmaceutical sales. In the event that accounts receivable becomes uncollectible, the Company will be obligated to pay back the notes in full.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the SkyPharm Facility will be for 12 months.

•	The obligations of SkyPharm are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to SkyPharm’s suppliers.

•	The following fees should be paid in connection with the SkyPharm Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

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The Company obtained consents from Synthesis Peer-to-Peer Income Fund in connection with obtaining the November 2017 convertible debt financing.

On November 16, 2017, SkyPharm signed an amended agreement with Synthesis Structured Commodity Trade Finance Limited that increased the maximum aggregate facility limit from €2,000,000 ($2,464,000) to €6,000,000 ($7,392,000). All other terms of the original agreement remain the same.

On May 16, 2018, SkyPharm S.A., as Commodity Buyer, entered into a Supplemental Deed of Amendment (the “Deed”) relating to a Trade Finance Facility dated May 12, 2017, as amended, with Synthesis Structured Commodity Trade Finance Limited (“Synthesis”), as Loan Receivables Originator. Under the Trade Finance Facility (the “TFF”) first entered into on May 12, 2017, as amended, there was a principal balance of €5,866,910 outstanding as of March 31, 2018. SkyPharm made a payment of €1,000,000 ($1,168,100) of interest and principal on May 31, 2018 under the terms and conditions of the Deed. Additionally, the maturity date for the facility has been amended such that, the full principal amount is to be repaid no later than May 31, 2021, subject to a repayment schedule to be agreed upon by SkyPharm and Synthesis Structure Commodity Trade Finance Limited. Synthesis Structure Commodity Trade Finance Limited may extend this final repayment date at its sole discretion.

The TFF was amended to provide, among other things:

•	A listing of approved purchasers;

•	To permit SkyPharm to request Synthesis to make payments under the TFF directly to SkyPharm so that SkyPharm can discharge its obligations to a commodity seller directly;

•

To prohibit SkyPharm from entering into a commodity contract which grants more than seventy-five (75) days delay between the payment for products and receipt of the purchase price and placed other limitations on terms of commodity contracts;

•

If Grigorios Siokas, CEO of Cosmos Holdings Inc. (“Cosmos”), ceases to own or control at least fifty-one (51%) percent of the shares of Cosmos, or SkyPharm ceases to be a wholly-owned subsidiary of Cosmos, either event shall constitute an Event of Default (as defined);

•	The maximum aggregate amount of the TFF is €15,000,000, although there is no commitment for any future loans under the TFF;

•

The interest rate on the TFF for: (i) all lending in U.S. dollars is the one-month LIBOR plus six (6%) percent margin; and (ii) for all lending in Euro, the one-month Euribor Rate plus six (6%) percent per annum, commencing June 1, 2018.

Synthesis is permitted to terminate the TFF at any time and demand repayment of all outstanding principal and interest in full within six (6) months from the date of notification.

The Deed is conditioned upon, among other things, execution and perfection of a Bulgarian Amended Pledge (“BAP”) having priority over the Bulgarian Pledge Accounts with Unicredit Bulbank AD; and the Approved Purchasers are to make all payments to SkyPharm directly to the BAP.

On May 16, 2018, SkyPharm and Synthesis also entered into an Account Merge Agreement (the “Pledge”) as a requirement under the above-described Deed. Under the Pledge, Synthesis is to receive a first ranking securities interest in SkyPharm’s outstanding receivables under the Bulgarian bank account.

During the six months ended June 30, 2018, the Company borrowed an additional €270,000 ($315,386) in funds. The current draw on the SkyPharm Facility is €4,866,910 ($5,685,038) and the Company has accrued €423,690 ($349,485) in monthly fees related to this agreement.

The Company has recorded a total debt discount of €117,338 ($137,063) in origination fees associated with these loans, which will be amortized over the term of the agreements. Amortization of debt discount for year ended December 31, 2017 was €61,295 ($69,269). Amortization of the debt discount for the six months ended June 30, 2018 was €56,043 ($67,841) and resulted in the full amortization of the debt discount.

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Senior Convertible Notes

On November 15, 2017, the Company entered into a Securities Purchase Agreement (the “SPA”) with two institutional investors pursuant to which the Company issued on November 16, 2017, for a $3,000,000 purchase price, $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) convertible into 670,000 shares of Common Stock at $5.00 per share and five-year Warrants to purchase an aggregate of 536,000 shares of Common Stock exercisable at $7.50 per share. The Company received net proceeds of $2,686,000 after deduction of offering costs. On February 20, 2018, the Company entered into two separate Amendment and Exchange Agreements (“Exchange Agreements”) with the two institutional investors for new senior convertible notes (“New Notes”) in exchange for existing notes. Each New Note is identical in all material respects to the Existing Note, except that (i) the New Note shall not be convertible into shares of the Company’s common stock (the “Common Stock”) until April 20, 2018, (ii) all future cash installment payments under such New Note will be made at a redemption price equal to 112% of the applicable installment amount, (iii) the Company’s existing obligation to initially deliver pre-delivery shares of its common stock to the holder of such New York Note is deferred until April 20, 2018, and (iv) at any time on or before June 20, 2018, the Company has the right, at its option, to redeem all, or any part, of the amounts then outstanding under such New Note in cash at redemption price equal to 125% of such amounts then outstanding under such New Note. The Company will repay the principal amount of the Notes in equal monthly installments beginning on January 1, 2018 and repeating on the first business day of each calendar month thereafter until the fourteenth (14th) month anniversary date of issue. No interest shall accrue under the Notes unless and until an Event of Default (as defined) has occurred and is not cured. Eighty-five percent (85%) of any cash proceeds received by the holders of the Notes from the sale of pre-delivery shares issued as collateral shall be applied against the particular installment amount then due. The Notes are senior in right of payment to all existing and future indebtedness except Permitted Indebtedness which includes $12 million of senior secured indebtedness of the Company and its subsidiaries under the above described Synthesis loan agreements, plus defined amount of purchase money indebtedness in connection with bona fide acquisitions. See Prospectus Summary - Selling Security Holders -“Private Placement of Notes and Warrants” concerning the September 4, 2018 sale of $2,233,333 principal amount of senior convertible notes to the same two institutional investors referred to in this paragraph.

Related Party Indebtedness

As of December 31, 2017, the Company had approximately $105,192 of related party indebtedness, including the following material obligations:

As of December 31, 2017, the Company had an outstanding principal balance of $7,213 to Grigorios Siokas, which is not evidenced by any formal agreements and do not bear interest.

As of December 31, 2017, a principal balance of $83,553 was owed by SkyPharm to Dimitrios Goulielmos, former Chief Executive Officer, and a current Director of the Company, under a loan agreement entered into on November 21, 2014. The original principal amount of the loan was $401,115 with interest at two percent (2%) per annum and $142,860 in principal was subsequently forgiven in the year ended December 31, 2015.

Plan of Operation in the Next Twelve Months

Specifically, our plan of operations for the next 12 months is as follows:

We are planning to develop and expand our business through organic growth and at the same level through the acquisition of carefully targeted companies that are operating in the pharmaceutical industry and would add value to our Company and its shareholders. Our organic growth would be driven by entering into new markets and areas where we can sell and distribute a more profitable series of pharmaceutical products and over the counter products and nutraceuticals. We are committed to capitalizing on sales growth opportunities by increasing our customer pipeline across the European Market and entering into countries outside the European Union.

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We are also committed to pursuing various forms of business development; this can include trading, alliances, licenses, joint ventures, dispositions and acquisitions. Moreover, we hope to continue to build on our portfolio of pharmaceutical products and expand our product pipeline to generic and nutraceutical products. Thus, we plan to formulate a sound sales distribution network specializing in generic as well as in cosmetic and food supplement products.

Our main objective is expanding the business operations of our current subsidiaries, SkyPharm and Decahedron, by concentrating our efforts on becoming an international manufacturing, trading and distribution pharmaceutical company. The Company’s focus is on branded pharmaceuticals, over-the-counter (OTC) medicines, and generics, with plans to expand into nutraceuticals and to target areas where we believe we can build and maintain a strong position.

Through our new subsidiary, Decahedron, we plan to penetrate into the English pharmaceutical market and expand our wholesale networks. We could utilize the ability of trading pharmaceutical products in and out of the English market according to the FX currency exchange rate of euro to English pounds.

We view our business development activity as an enabler of our strategies, and we seek to generate earnings growth and enhance shareholder value by pursuing a disciplined, strategic and financial approach to evaluating business development opportunities. Under these principles we assess our businesses and assets as part of our regular, ongoing portfolio review process and continue to consider trading development activities for our businesses.

The Company, in the following twelve months, intends to start its business operations within the nutraceuticals market, as well as substantially grow its business operations within the general pharmaceutical products market. These industries are highly competitive and may significantly affect the Company’s sales of these products, including, but not limited to, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance.

Changes in the behavior and spending patterns of purchasers of pharmaceutical and healthcare products and services, including delaying medical procedures, rationing prescription medications, reducing the frequency of doctor visits and foregoing healthcare insurance coverage, may impact the Company’s business.

In addition to expanding our product portfolio, we also plan to evaluate offering our products and services to different geographical markets. We are currently focused on our customers throughout the European Union. We plan on expanding our geographical reach to new areas outside of the European Union market, although we currently have no binding agreements, commitments or contracts in any of these geographical markets. Some of the methods we intend to use to accomplish this are: promoting our brand and marketing our products and services through the Internet to new geographic areas, creating strategic relationships with companies in the different geographical regions, and possibly acquiring companies that operate in new geographical regions. We anticipate that we will spend approximately $70,000 evaluating the different methods and regions to which we plan to expand. This cost is made up of primarily legal fees, consulting fees, accounting and auditing fees as well as related development expenses. We assess the foreseeable development of the Company as being positive.

We expect to continue growing through expansion into adjacent products, product categories and channels, as well as through entry into new geographic markets. We evaluate potential acquisition targets based on whether they have the capacity to deliver a return on invested capital.

As to potential acquisitions we are targeting companies that are operating primarily in the pharmaceutical sector and within the European Union boarders. SEC filing requirements are such that we will have to file audited financial statements of all our operations, including any acquired business. So, we plan that our first step in any potential acquisition process we undertake is to ascertain whether we can obtain audited financials of a company if we were to acquire them. We anticipate that we will spend approximately $500,000 to locate, conduct due diligence, and evaluate possible acquisitions. As noted above, as of the date of this report, we do not have any binding agreements, commitments, or understandings with any potential acquisition candidates.

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The pharmaceutical sector offers a large growth potential within the European pharmaceutical market, if service, price and quality are strictly directed towards the customer requirements. We will continue to encounter the competition in the market by product, service, reliability and a high level of quality. On the procurement side we can access a wide range of supply possibilities. To minimize business risks, we diversify our sources of supply all over Europe. We secure our high-quality demands through careful supplier qualification and selection as well as active suppliers’ system management.

We assess the foreseeable development of the Company as being positive. Over the medium term we assume that we will be able to further expand our market shares. However, during the course of further organizational optimization there may be associated extraordinary additional costs.

We still see the risks for the future development in a difficult and competitive environment, increasing purchase prices and the stagnating selling price level. On the background of our financial stability we however see ourselves as being well-equipped for managing the future risks. Risks that could endanger the survival of the Company are currently not able to be identified.

We will evaluate and, where appropriate, execute on opportunities to expand our businesses through the acquisition of products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we are looking to continue to enhance our product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition and license opportunities. In addition, we remain committed to strategic R&D across each business unit with a particular focus on assets with inherently lower risk profiles and clearly defined governmental regulatory pathways.

Off Balance Sheet Arrangements

As of June 30, 2018, there were no off balance sheet arrangements.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” under the Management’s Discussion and Analysis section. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Revenue Recognition: The Company adopted-Topic 606 Revenue from Contracts with Customers on January I, 2018. As a result, it has changed its accounting policy for revenue recognition as detailed below.

Revenue is measured based on consideration specified in a contract with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control of a product to a customer. These criteria are assumed to have been met upon delivery of the products requested by the customer to the customers carrier. Hence, adoption of the ASC 606, has not changed the timing and nature of the Company’s revenue recognition.

Foreign Currency. The Company requires translation of the Amplerissimo financial statements from euros to dollars since the reverse take-over on September 27, 2013. Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated. Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in net (loss) earnings.

Income Taxes. The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes, ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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The Company is liable for income taxes in the Republic of Cyprus, Greece and the United Kingdom of England. The corporate income tax rate in Cyprus is 12.5%, 29% in Greece (tax losses are carried forward for five years effective January 1, 2013. Prior to 2013, losses were carried forward indefinitely) and 20% in United Kingdom of England. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets.

We recognize the impact of an uncertain tax position in our financial statements if, in management’s judgment, the position is not more-likely-than-not sustainable upon audit based on the position’s technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. We operate and are subject to audit in multiple taxing jurisdictions.

We record interest and penalties related to income taxes as a component of interest and other expense, respectively. Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.

The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company has net operating loss carry-forwards in our parent, Cosmos Holdings, Inc. which are applicable to future taxable income in the United States (if any). Additionally, the Company has income tax liabilities in the Republic of Cyprus. The income tax assets and liabilities are not able to be netted. We therefore reserve the income tax assets applicable to the United States, but recognize the income tax liabilities in the Republic of Cyprus.

Recently Issued Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-11,” Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part 1) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non-public Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception” (“ASU 2017-11”). Part I relates to the accounting or certain financial instruments with down round features in Subtopic 815-40, which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. Down Round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced based on the pricing of future equity offerings. An entity still is required to determine whether instruments would be classified as equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities. ASU 2017-11 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted and may be applied on a retrospective basis, including in an interim period. The Company early adopted ASU 2017-11 during the year ended December 31, 2017.

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In January 2017, the FASB issued ASU 2017-01 “Business Combinations (Topic 805)-Clarifying the Definition of a Business”, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard introduces a screen for determining when assets acquired are not a business and clarifies that a business must include, at a minimum, an input and a substantive process that contribute to an output to be considered a business. This standard is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In October 2016, the FASB issued ASU 2016-16 “Intra-Entity Transfers of Assets Other than Inventory.” ASU 2016-16 provides guidance on the timing of recognition of tax consequences of an intra-entity transfer of an asset other than inventory. ASU 2016-16 is effective for public companies with fiscal years beginning after December 15, 2017, with early adoption permitted. The ASU requires modified retrospective application through a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In August 2016, the FASB issued ASU 2016-15, “Classification of Certain Cash Receipts and Cash Payments.” ASU 2016‑15 provides guidance on the classification of specific types of cash receipts and cash payments within the Statement of Cash Flows. ASU 2016-15 is effective for public companies with fiscal years beginning after December 15, 2017, with early adoption permitted. The ASU requires retrospective application to all prior periods presented in the financial statements. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In July 2015, the FASB issued ASU 2015-11, “Simplifying the Measurement of Inventory” ASU 2015-11 changes the measurement principle for inventory from the lower of cost or market to lower of cost or net realizable value. The new standard is effective for the Company for fiscal years and interim periods beginning after December 15, 2016. The Company adopted this standard in the first quarter of fiscal 2017, applying it prospectively. The adoption of ASU 2015-11 did not have a material impact on the Company’s consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers-Identifying Performance Obligations and Licensing.” ASU 2016‑10 clarifies the guidance on identifying performance obligations and licensing implementation guidance determined in ASU 2014-09 “Revenue from Contracts with Customers (Topic 606). The Company has evaluated the impact of the adoption of this ASU and has determined that it will have no material impact on its financial statements. As of January 1, 2018, the Company has adopted ASC 606 – Revenue from Contracts with Customers and recognizes revenue at the point in time at which the customer obtains control of the entity and the Company has satisfied its performance obligations.

In July 2015, the Financial Accounting Standards Board issued Simplifying the Measurement of Inventory, Topic 330 (ASU No 2015-11). ASU 2015-11 changes the measurement principle for inventory from the lower of cost or market to lower of cost or net realizable value. The new standard is effective for the Company for fiscal years and interim periods beginning after December 15, 2016. The Company adopted this standard in the first quarter of fiscal 2017, applying it prospectively. The adoption of ASU 2015-11 did not have a material impact on the Company’s consolidated financial statements.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of the revenue standard issued in 2014, ASU 2014-09, Revenue from Contracts with Customers. In response to stakeholders’ requests to defer the effective date of the guidance in ASU 2014-09 and in consideration of feedback received through extensive outreach with preparers, practitioners, and users of financial statements, the FASB proposed deferring the effective date of ASU 2014-09. Respondents to the proposal overwhelmingly supported a deferral. Respondents noted that providing sufficient time for implementation of the guidance in ASU 2014-09 is critical to its success. The Company has evaluated the impact of the adoption of this ASU and has determined that it will have no material impact on its financial statements. As of January 1, 2018, the Company has adopted ASC 606 – Revenue from Contracts with Customers and recognizes revenue at the point in time at which the customer obtains control of the entity and the Company has satisfied its performance obligations.

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In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, which requires that an entity classify deferred tax assets and liabilities as noncurrent on the balance sheet. Prior to the issuance of the standard, deferred tax assets and liabilities were required to be separated into current and noncurrent amounts on the basis of the classification of the related asset or liability. This ASU is effective for the Company on April 1, 2017, with early adoption permitted. The adoption of ASU No. 2015-17 is not expected to have a material impact on the Company’s condensed consolidated financial statements or related disclosures.

BUSINESS

Overview

On August 1, 2014, Amplerissimo formed SkyPharm S.A. a Greek corporation (“SkyPharm”), a subsidiary that focuses on pharmaceutical products. As of July 22, 2015, the Hellenic Ministry of Health and more specifically the National Organization for Medicines granted the Company a license for the wholesale of pharmaceutical products for human use. The license is valid for a period of five years and pursuant to the EU directive of (2013/C343/02). SkyPharm is subject to the Guidelines of the Good Distribution Practices of the European Union (the “Good Distribution Practices”) for the sale and distribution of medical products for human use. SkyPharm believes it has properly incorporated all the methodologies, procedures, processes and resources in order to be in accordance with the guidelines of the Good Distribution Practices. Our warehouse has been equipped with the proper equipment, specifically with the proper shelves, working tables, medicines, cold fridge and barcode machines to comply with all requirements. In addition, our headquarters have also been equipped with the proper office equipment, specifically with the bureau tables, chairs and the terminals for each one working station, as well as central hardware systems (Servers) and software programs (ERP & CRM platforms) that are essential for the efficient running of the business are already installed and in place. The Company commenced sales of pharmaceutical products in the beginning of November 2015.

In February 2017, we completed the acquisition of Decahedron Ltd., a United Kingdom Company. The principal activity of Decahedron is the same as the business of SkyPharm. It is the trading of branded and generic pharmaceutical products and medicines across mainly the European Union member states. Decahedron buys from pharmacies and other wholesale pharmaceutical companies and resells these products mainly to other EU countries. Thus, SkyPharm and Decahedron are each an operator and the mechanisms between the supply and demand sides in the wholesale market. The Company could be characterized as the middle ring of this distribution channel. Decahedron received its Wholesale Distribution Authorization for human use on November 7, 2013, from the UK Medicines and Healthcare Products Regulatory Agency (MHRA) in accordance with Regulation 18 of the Human Medicines Regulations 2012 (SI 2012/1916) and it is subject to the provision of those Regulations and the Medicines Act 1971. This license will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

We are currently focusing our existing operations on expanding the business of SkyPharm and Decahedron and have concentrated our efforts on becoming an international pharmaceutical company. The Company’s focus is on Branded Pharmaceuticals, Over-the-counter (OTC) medicines and Generic Pharmaceuticals. The Company also intends to expand into Cosmetic-Beauty Products, as well as Food Supplements and we target areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, an emphasis on low risk license acquisition as well as Research & Development and our ability to be better owners of pharmaceutical assets than others. This operating model and the execution of our Corporate Strategy are enabling the company to achieve sustainable growth and create shareholder value.

We regularly evaluate and, where appropriate, execute on opportunities to expand through the acquisition of pharmaceutical products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our pharmaceutical and over the counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition and license opportunities.

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We believe that the demand for reasonably-priced medicines, delivered in the highest quality, and constantly matching the requirements of reliable and comprehensive medical care, is set to increase in the years to come, with the population’s increasing life expectancy. With our product portfolio of non-patented and patented medicines, we contribute to the optimization of efficient medicinal care, and thereby to lowering costs both for health insurance funds and companies and for patients.

We assess the foreseeable development of the Company as being positive. We believe the pharmaceutical sector offers a large growth potential in the European trade market of medicines, if service, price and quality are strictly directed to-wards the customer requirements. We will continue to encounter the competition in the market by service, reliability and a high level of quality. On the procurement side we can access a wide range of supply possibilities. To minimize business risks we diversify our sources of supply Europe wide. We secure our high quality demands through careful supplier qualification and selection as well as active supplier management.

Our principal office is located at 141 W. Jackson Boulevard, Suite 4236, Chicago, Illinois 60605 Telephone: (312) 536-3102. The Company’s website can be found at the following URL: www.cosmosholdingsinc.com.

Business Environment

The Company conducts its business within the pharmaceutical industry and is active in both of the pharmaceutical markets branded and generic pharmaceutical products. The pharmaceutical industry is a highly competitive and is subject to comprehensive government regulations. Many factors may significantly affect the Company’s sales of its products, including, but not limited to, efficacy, safety, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance as well as our research and development of new products. To compete successfully for business in the healthcare industry, the Company must demonstrate that its products offer medical benefits as well as cost advantages. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

Generic medicines are the pharmaceutical and therapeutic equivalents of branded pharmaceutical products and are generally marketed under their generic (chemical) names rather than by brand names. Typically, a generic drug may not be marketed until the expiration of applicable patent(s) on the corresponding branded product, unless a resolution of patent litigation results in an earlier opportunity to enter the market. Generic drugs are the same as branded products in dosage form, safety, efficacy, route of administration, quality, performance characteristics and intended use, but they are sold generally at prices below those of the corresponding branded products. Generic drugs provide a cost-effective alternative for consumers, while maintaining the same high quality, efficacy, safety profile, purity and stability of the branded product. We are not currently active yet in this market, we intend to sell generic products primarily in the European Market across multiple therapeutic categories in the near term.

The Company intends to start operating within the Health Products & Food Supplement industry markets. These specific industries are highly competitive and many factors may significantly affect the Company’s sales of its products, including, but not limited to, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance. Currently the Company is not selling any cosmetic product neither food supplements. No assurances can be made that the Company will be able to gain entry into these markets.

Corporate Strategy

The main strategy initiative is focused on continuing our progress in becoming a Global Specialty Pharmaceutical Company Through the development of a lean and efficient operating model, we are committed to serving our customers while continuing to innovate and provide products that make a difference in the lives of patients. We strive to maximize our shareholders’ value by adapting to market realities and customer needs.

We are committed to driving organic growth at attractive margins by improving execution, optimizing cash flow and leveraging our strong market position, while maintaining a streamlined cost structure throughout each of our businesses. Recently we began to reorganize to further align our organization to our customer’ needs in a more seamless and unified way, while supporting corporate strategy and accelerating growth. Implementing this disciplined, focused strategy has allowed us to significantly expand our business, and we believe we are well-positioned to grow revenue and increase operating income through the execution of the following key elements of our business strategy:

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Specific areas of management’s focus include:

•

Optimize and Grow Our Pharmaceutical Sourcing and Distribution Businesses. We believe we are well-positioned in size and market breadth to continue to grow our trading businesses as we invest to improve our operating and capital efficiencies. Sourcing and distribution, including specialty pharmaceuticals, anchors our growth and position in the pharmaceutical supply channel as we provide superior services and deliver value-added products, which improve the efficiency and competitiveness of healthcare providers, thus allowing the pharmaceutical supply channel to better deliver healthcare to patients.

•	Branded & Over the Counter Pharmaceuticals: Accelerating performance of growth drivers, increasing the profitability from high demand brands and investing in key pipeline development opportunities.

•

Generic Pharmaceuticals: Capitalizing on encouraging demand trends for a differentiated product portfolio and focusing on developing or acquiring high barrier to entry products, including first to file or first to market opportunities that are difficult to formulate, difficult to manufacture or face complex legal and regulatory challenges. Acquiring dossiers and registrations for generic products, which require limited manufacturing start-up and development activities.

•	Health Products & Food Supplements: Investing in high growth business segments with durable revenue streams and where possible and capable geographical expansion and penetration.

•	Nutraceuticals: Investing in high growth business segments with durable revenue streams and where possible and capable geographical expansion and penetration.

•

Research & Development: Committed to strategic R&D across each business unit with a particular focus on pharmaceutical and nutraceutical products with inherently lower risk profiles and clearly defined regulatory pathways.

•

Acquisitions: Seeking to identify incremental development growth opportunities through acquisitions and product licensing. In addition to a focus on organic growth drivers, we are also actively pursuing accretive acquisitions that offer long-term revenue growth, margin expansion through synergies and the ability to maintain a flexible capital structure.

To successfully execute our corporate strategy, we believe that the Company must adopt, incorporate and maintain the following core strengths (no assurances can be made that the Company will be able to effectively implement these strategies):

Diversification of our business to become a global specialty pharmaceutical company

In light of the evolving healthcare industry, we have to regularly evaluate and, where appropriate, execute on opportunities to expand through acquisitions of products and companies in areas that will serve patients and customers and that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our product lines by acquiring or licensing rights to additional products and regularly evaluating selective acquisition and license opportunities.

Focus on business differentiated generic pharmaceutical products.

Developing high-barrier-to-entry generic pharmaceutical products, including first-to-file or first-to-market opportunities that are difficult to formulate, difficult to manufacture or face complex legal and regulatory challenges. We believe products with these characteristics will face a lesser degree of competition and therefore provide longer product life cycles and higher profitability than commodity generic products.

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We plan to optimize our generic products pipeline and portfolio as part of a strategic assessment of our generic business. We will retain only those marketed products that deliver acceptable returns on investment, thereby leveraging our existing platform to drive operational efficiency.

Emphasis on vertical integration of pharmaceutical business units

We are strategically seeking to expand our technology, manufacturing, handling and development capabilities to a diversified array of pharmaceutical products. We believe our comprehensive suite of technology, manufacturing and development capabilities increases the likelihood of success in commercializing high-barrier-to-entry products and obtaining first-to-file and first-to-market status on future products, yielding more sustainable market share and profitability.

Sales and Marketing

The majority of our products are represented directly and indirectly through a dedicated sales force team. Our sales force targets mainly wholesale distributors and other healthcare providers. We sell our products principally through independent wholesale distributors, but we also sell directly to other healthcare providers such as; clinics, government agencies, independent retail and specialty pharmacies and independent specialty distributors. Customer service representatives are centralized in order to respond to customer needs in a timely and effective manner.

We believe this corporate strategy will allow us to maximize both the growth rate and profitability of the Company and at the same time to enhance shareholder value.

Products & Services

The current principal activity of SkyPharm is the trading of branded and generic pharmaceutical products and medicines across the European Union member states. SkyPharm operates as a buyer from wholesale pharmaceutical companies and as a reseller to other companies. The principal activity of Decahedron is the same as the business of SkyPharm. It is the trading of branded and generic pharmaceutical products and medicines across mainly the European Union member states. Decahedron buys from pharmacies and other wholesale pharmaceutical companies and resells these products mainly to other EU countries. Thus, SkyPharm and Decahedron are each an operator and the mechanism between the supply and demand sides in the wholesale market. The Company could be characterized as the middle ring of this distribution channel.

The operational business life cycle performed by the Company could be described as follows:

a.	Searching and analyzing within market the demand and price of medicines;

b.	Demand list placement by the clients including specific medicines, volumes and prices;

c.	Research availability of the demanded medicines in the market;

d.	Choosing the appropriate supplier based upon available medicines and volumes;

e.	Order placement by the client;

f.	Checking control of the relevant authorities;

g.	Purchase of the medicines from the wholesaler;

h.	Assortment and storage of the medicines in the Company’s facilities;

i.	Packaging the medicines according to the buyer’s order list;

j.	Delivery of the medicines to clients facilities; and

k.	Direct payment for the shipment.

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We believe that the entire aforementioned product life cycle would take approximately three weeks to one month, from the demand list to the payment for the shipment.

Our subsidiaries SkyPharm and Decahedron trade over 400 different types of pharmaceutical products with the principal products being the following:

Product Description	Percentage of Total Sales as of June 30, 2018	Treatment
SYMBICORT TURB.	2.79%	Management of asthma or chronic obstructive pulmonary disease
ELIQUIS TABL COAT	2.26%	Anticoagulant- treatment of venous thromboembolic events
OTOMIZE EAR SPRAY 5ML	2.06%	Anti-Inflammatory

We are formulating a broader and more diversified pharmaceutical product portfolio and a greater selection of targets for potential development. We target products with limited competition for reasons such as trading complexity or the market size, which make our pharmaceutical products a key growth driver of our portfolio and complementary to other product offerings.

On September 30, 2018, the Company sold 100% of the share capital of Amplerissimo, the former owner of SkyPharm, to an unaffiliated party. The information technology business of Amplerissimo was not a priority of the Company. The Company had no interest in further pursuing such business.

Customers

Through our subsidiaries, SkyPharm and Decahedron, we primarily sell pharmaceutical products directly to a limited number of large wholesale drug distributors who, in turn, supply-sell the products to other wholesalers, hospitals, pharmacies, governmental agencies across the European Union member states. Total revenues from the customers that accounted for 10% or more of our total consolidated revenues during the years ended December 31, 2017 and 2016 are as follows:

	2017	2016
MPA Pharma GmbH	27.97%	39.61%
Beragena Arzneimittel GmbH	10.98%	5.05%
Farmakeftiko Kenro S.A.	1.42%	12.88%
Dr. Fisher Pharma B.V.	10.94%	5.34%

No other customer generated over 10% of our total revenues.

We have a diverse customer base that includes wholesalers and retail healthcare providers. We make a significant amount of our sales to a relatively small number of pharmaceutical wholesalers. These customers represent an essential part of the distribution chain of our products. Pharmaceutical wholesalers have undergone, and are continuing to undergo, significant consolidation in a worldwide basis. This consolidation resulted in these groups gaining additional purchasing leverage and consequently increasing the product pricing pressures facing our business.

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Geographic Markets

All of our revenues are generated from operations in the European Union or otherwise earned outside the U.S. All of our foreign operations are subject to risks inherent in conducting business abroad, including price and currency exchange controls, fluctuations in the relative values of currencies, political and economic instability and restrictive governmental actions including. Our geographical market sales distribution of our total consolidated revenues during the years ended December 31, 2017 and 2016 are as follows:

	2017	2016
Germany	49.66%	49.42%
United Kingdom of England	16.18%	16.19%
Netherlands	14.80%	8.35%
Greece	6.78%	19.07%
Ireland	4.77%	4.49%
Denmark	3.35%	0.00%
Poland	2.51%	2.30%
Italy	1.24%	0.07%
Jordan	0.07%	0.00%
France	0.56%	0.00%
Sweden	0.03%	0.11%
FYROM	0.02%	0.00%
Bulgaria	0.01%	0.00%
Portugal	0.02%	0.00%
Total	100.00%	100.00%

We currently sell the products to wholesalers through our own sales force. We do not sell directly to large drug store chains or through distributors in countries where we do not have our own sales staff. As part of our sales marketing and promotion program, we use direct advertising, direct mailings, trading techniques, direct and personal contacts, exhibition of products at medical conventions and sponsor medical education symposia.

Suppliers

We obtain pharmaceuticals and over the counter pharmaceutical products directly from manufacturers and other wholesalers of pharmaceutical products, three of which set forth below, each accounted for more than 10% of our purchases in the fiscal year ended December 31, 2017. The loss of a supplier could adversely affect our business if alternate sources of supply are unavailable since we are committed to be the primary source of pharmaceutical products for a majority of our customers. We believe that our relationships with our suppliers are strong. The 10 largest suppliers in fiscal year ended December 31, 2017 accounted for approximately 93% of our purchases.

	2017	2016
Medihelm Farmakapothiki S.A	35.86%	10.82%
Doc Pharma S.A	18.80%	49.63%
Nikolaos Katsinoulas Farmakapothiki S.A	13.35%	8.75%

During the year ended December 31, 2017, Medihelm S.A is considered to be a related party entity to the Company due to the fact that the managing director of Medihelm is the mother of Nikolaos Lazarou, the director of our UK subsidiary, Decahedron.

During the years ended December 31, 2017 and 2016, DOC Pharma S.A is considered to be a related party entity to the Company due to the fact that the managing director of DOC Pharma is the wife of Mr. Grigorios Siokas, the Company’s CEO, who also served as the principal of DOC Pharma SA in the past.

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Competition

Our pharmaceutical businesses are conducted in intensely competitive and often highly regulated markets. Many of our trading pharmaceutical products face competition in the form of branded or generic drugs that treat similar diseases or indications. The principal forms of competition include efficacy, safety, ease of use, and cost effectiveness. The means of competition vary across product categories and business groups, demonstrating the value of our trading products is a critical factor for success in all of our principal businesses.

Our competitors include other trading companies, smaller companies, with generic drug and consumer healthcare products. We compete with other companies that manufacture and sell products that treat diseases or indications similar to those treated by our trading pharmaceutical products.

Our competitive position in pharmaceutical sector is affected by several factors, including, among others, the amount and effectiveness of our and our competitors’ promotional resources; customer acceptance; product quality; our and our competitors’ introduction of new products, ingredients, claims, dosage forms, or other forms of innovation; and pricing, regulatory and legislative matters (such as product labeling, patient access and prescription).

The Branded pharmaceutical industry is highly competitive. Our products compete with products manufactured by many other companies in highly competitive markets throughout the EU territory and internationally as well. Competitors include many of the major brand name and generic manufacturers of pharmaceutical products. If competitors introduce new products, delivery systems or processes with therapeutic or cost advantages, our products can be subject to progressive price reductions or decreased volume of sales, or both.

In the generic pharmaceutical market, we might face intense competition from other generic drug manufacturers, brand name pharmaceutical companies, existing brand equivalents and manufacturers of therapeutically similar drugs.

By specializing in high barrier to entry products, we endeavor to market more profitable and longer-lived products relative to commodity generic products. We believe that our competitive advantages include our integrated team-based approach to product development that combines our formulation, regulatory, legal and commercial capabilities; our ability to introduce new generic equivalents for brand-name drugs; our ability to meet customer expectations; and the breadth of our existing generic product portfolio offering.

Newly introduced Generic products with limited or no other generic competition typically garner higher prices. At the expiration of the exclusivity period, other generic distributors may enter the market, resulting in a significant price decline for the drug. Consequently, the maintenance of profitable operations in generic pharmaceuticals depends, in part, on our ability to select, develop and launch new generic products in a timely and cost efficient manner and to maintain efficient, high quality business capabilities.

Operating conditions have become more challenging under the mounting global pressures of competition, industry regulation and cost containment. We continue to take measures to evaluate, adapt and improve our organization and business practices to better meet customer and public needs. We also seek to continually enhance the organizational effectiveness of all of our functions, including efforts to accurately and ethically launch and promote our products.

As far as Amplerissimo was concerned, we face significant competition delivering data mining, statistical data analysis, research and analysis, negotiating services, credit risk analysis, credit management, conducting case studies, introduction services, e-commerce consulting, marketing management consulting, expansion strategies consulting, information systems consulting, and business management software consulting services. Therefore, the Company has no interest in developing the information technology of Amplerissimo. The Company focuses in the pharmaceutical businesses of the other subsidiaries. As set forth above, the Company sold Amplerissimo and its information technology business to an unaffiliated party as of September 30, 2018.

Information Systems

The Company operates its full-service wholesale pharmaceutical distribution facilities in the Europe on one primary enterprise resource planning (“ERP”) system that provides for, among other things, electronic order entry by customers, invoice preparation and purchasing, and inventory tracking. We are currently making significant investments to enhance and upgrade the ERP system.

Additionally, we are improving our entity-wide infrastructure environment to drive efficiency, capabilities, and speed to market. We will continue to invest in advanced information systems and automated warehouse technology. For example, in an effort to comply with future pedigree and other supply chain custody requirements we expect to continue to make significant investments in our secure supply chain information systems.

The Company processes a substantial portion of its purchase orders, invoices, and payments electronically. However, it continues to make substantial investments to expand its electronic interface with its suppliers. The Company has integrated warehouse operating system, which are used to manage the majority of transactional volume. The warehouse operating system has improved the distribution services productivity and operating leverage.

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Government Regulations

Government authorities in the EU and in other countries extensively regulate, among other things, the research, development, testing, approval, manufacturing, labeling, post-approval monitoring and reporting, packaging, advertising and promotion, storage, distribution, marketing and export and import of pharmaceutical products. As such, our branded pharmaceutical products and the generic product candidates are subject to extensive regulation both before and after approval. The process of obtaining regulatory approvals and the subsequent compliance with applicable state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with these regulations could result in, among other things, warning letters, civil penalties, delays in approving or refusal to approve a pharmaceutical product.

Our business is mainly the trading of branded and generic pharmaceutical products and medicines within the EU member states. In order to be able to operate our business, we need to comply with EU regulations, as well as EU member states regulations that govern various operations of our business. The most important government regulation that applies in our business is the granting to our companies SkyPharm and Decahedron of the Authorization for Wholesale Distribution of Medicinal Products for human use. In order for this Authorization to be granted the companies need to always comply with certain Good Distribution Practices (GDP) that mainly assure the proper storage, handling, distribution and trade of the pharmaceutical products.

SkyPharm received its Authorization for the Wholesale Distribution of Medical Products for humans use on July 22, 2015, from the Hellenic Republic National Organization for Medicines in accordance with Law 1316/1983, and the inspection by the National Organization for Medicines dated July 16, 2015 in accordance with the Guidelines 2013/C31/01. The license is valid for five years and expires on July 22, 2020.

Decahedron received its Wholesale Distribution Authorization for human use on November 7, 2013, from the UK Medicines and Healthcare Products Regulatory Agency (MHRA) in accordance with Regulation 18 of the Human Medicines Regulations 2012 (SI 2012/1916) and it is subject to the provisions of those Regulations and the Medicines Act 1971. This License will continue to remain in force from the date of issue by the Licensing Authority unless cancelled, suspended, revoked or varied as to the period of its validity or relinquished by the authorization holder.

Our subsidiary, SkyPharm, is ISO 9001 certified for a management system for the trade and distribution of pharmaceuticals and cosmetics. As part of the certification process by the International Organization for Standardization, we need to be compliant with the General Data Protection Regulation (GDPR) adopted by the European Union in May 2018. GDPR applies to the processing of personal data of persons in the EU by a controller or processor neither of which apply to SkyPharm.

Patents, Trademarks, Licenses and Proprietary Property

We have developed or acquired various proprietary products, licenses, processes, software, and other intellectual property that are used either to facilitate the conduct of our business or that are made available as products or services to customers.

As of July 22, 2015 the Company has acquired the license for the wholesale of pharmaceutical products for human use by the Hellenic Ministry of Health and more specifically the National Organization for Medicines. The license is valid for a period of five years and pursuant to the EU directive of (2013/C 343/01) the Company is subject to fulfill the Guidelines of the Good Distribution Practices of medical products for human use. In addition, Decahedron has a license for the wholesale of pharmaceutical products in the United Kingdom issued by the Medicines and Healthcare Products Regulatory Agency (MHRA).

At present, besides the above licenses we do not have any intellectual property or other licenses, including, but not limited to, patents, trademarks, franchises, concessions, and royalty agreements or other proprietary interests.

We rely on confidentiality agreements with our employees, consultants and other parties to protect, among other things, trade secrets and other proprietary technology. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that others will not independently develop equivalent proprietary information or that other third parties will not otherwise gain access to our trade secrets and other intellectual property

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Kaneh Bosm Biotechnology Inc. - Cannabis

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement (the “Distribution and Equity Acquisition Agreement”) with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was formed to be a global supplier of Cannabis, cannabidiol (CBD) and/or any Cannabis Extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non- exclusive basis wherever else lawfully permitted.

The Distribution and Equity Acquisition Agreement is to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five (5) years of the agreement. The transaction closed on May 22, 2018 after the due diligence period, following which the Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon board of directors.

Share Exchange Agreements

On May 17, 2018, the Company entered into a Share Exchange Agreement with Marathon, Kaneh Bosm Biotechnology Inc. (“KBB”) and certain other sellers of Marathon capital stock. Under the Share Exchange Agreement, the Company agreed to transfer 2.5 million shares in Marathon to KBB, a corporation incorporated under the laws of the Province of British Columbia and a public reporting issuer on the Canadian Securities Exchange, in exchange for 5 million shares of KBB. On July 16, 2018, the Company completed a new Share Exchange Agreement (the “New SEA”) by and among Marathon, KBB, and certain other sellers of Marathon capital stock. Pursuant to the terms of the New SEA, the Company transferred its remaining one-half interest (2.5 million shares) in Marathon to KBB. The Company received an additional five million shares of KBB. Completion of the New SEA by the Company was subject to satisfaction of various conditions precedent all of which were satisfied. The ten million shares of KBB owned by the Company constituted approximately 7% of the 141,219,108 shares of capital stock of KBB then issued and outstanding. The Company does not have the ability to exercise significant influence over KBB.

Employees

As of September 1, 2018 the Company had one full-time employee. In October 1, 2016, the Company entered into an Employment Agreement with Konstantinos Vassilopoulos to act as the Company’s US Finance Manager. In addition, our Chairman, CEO and CFO, Mr. Grigorios Siokas, provides services to the Company, but is under no employment agreement or similar contract and is not being compensated for these services.

As of September 1, 2018, our Subsidiaries in Greece and Cyprus have 33 full time employees in total, out of which 4 are engaged in the sales department, 3 in exports, 3 in the purchase department, 11 in logistics/warehouse services & transportation works, 1 in pharmacy and quality assurance, 3 in the accounting department, 6 in the finance & development department and 2 in the IT department. Our employees are not members of any unions. We consider our relations with our employees to be good and have not experienced any work stoppages, slowdowns or other serious labor problems that have materially impeded our business operations.

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As of September 1, 2018, our Decahedron subsidiary had three employees.

We have a team with a significant track record in the pharmaceutical business. In order to achieve our strategic objectives, we have, and will remain, focused on hiring and retaining a highly skilled management team that has extensive experience and specific skill sets relating to the sales, selection, development and commercialization of pharmaceutical products. We intend to continue our efforts to build and expand this team as we grow our business. No assurances can be given that the Company will be able to retain any additional persons.

Product Insurance

We have insurance in place for our warehouses and the products in stock against any damage or theft, but we do not insure our products after the sale, since we are working under an Ex-works policy, and thus our clients are responsible for the transportation and the insurance of the products against any damage. In the future, we will continue to reevaluate our decision and may purchase product liability insurance to cover some of or all of our product liability risk.

Research and Development Expenditures

The Company, entered into a Research & Development agreement with Doc Pharma S.A., a pharmaceutical manufacturer company, certified under Good Manufacturer Practices (GMP), that outlines the development and contract manufacturing of Cosmos Holdings’ complete line of Nutraceutical Products. Doc Pharma S.A. is a GMP licensed related party contract manufacturer with production facilities in Athens, Greece. Under the agreement, Doc Pharma S.A. will provide its services to research, develop formulation, complete product registration, design product packaging, and provide market-ready products. Production is expected to begin in 2018 and the first sales are expected to start by the end of 2018.

Subsidiaries

As of October 1, 2018, the Company’s subsidiaries were SkyPharm S.A. based in Greece, and Decahedron Ltd. based in United Kingdom of England.

Properties

The Company rents three corporate offices:

•

US Office corporate office is located at 141 W. Jackson Blvd, Suite 4236, Chicago, Illinois 60604. Beginning in January 2015, the monthly rent expense is $709, which has been paid through December 31, 2017. The lease expired as of May 31, 2017, however, the Company has negotiated and entered into a two-year amendment to that lease that commenced as of June 1, 2017 through May 31, 2019. The monthly rate from June 1, 2017 through May 31, 2018 is $709 per month and increases to $730 per month from June 1, 2018 through May 31, 2019.

•

The Greece office of SkyPharm is located at 5, Agiou Georgiou Street, 57001, Pylaia, Thessaloniki, Greece. The Company has a six year lease which commenced on September 1, 2014 at the rate of €4,325 (approximately $4,802) per month. Beginning May 2017, the Company last amended their original lease including additional square footage within this building at an additional cost of €3,425 ($3,792) per month. As a result, the total monthly lease amount is now €7,750 ($8,758) per month.

•

The offices of Decahedron are located at Unit 11 Spice Green Centre, Flex Meadow, Harlow, CM19, 5TR, Essex, U.K. for which we pay approximately ₤1,908 ($2,470) per month, under a one-year amendment to a lease dated October 25, 2011, which commenced on October 25, 2016 and expires on October 24,2021. Rent expense from the date of acquisition through December 31, 2017 was ₤20,992 ($27,180).

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Each of the above facilities is adequate for the Company’s current needs.

Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Available Information

Our internet address is http://www.cosmoshold.com. We post links on our website to the following filings as soon as reasonably practicable after they are electronically filed or furnished to the SEC: annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. All such filings are available through our website free of charge. The information on our Internet website is not incorporated by reference into this registration statement or our other securities filings and is not a part of such filings

Information about the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330 or 1-202-551-8090. You can also access our filings through the SEC’s internet address site: www.sec.gov, under our OTCQB ticker COSM.

MANAGEMENT

Our current directors, officers and managers are listed below. Each of our managers will serve for one year or until their respective successors are elected and qualified. Our officers serve at the pleasure of the Board.

Name	Age	Position

Grigorios Siokas	53	CEO, CFO and Director

Dimitrios Goulielmos	51	Director

Demetrios G. Demetriades	52	Secretary and Director

John J. Hoidas	53	Director

On February 26, 2016, Dimitrios Goulielmos resigned from his positions as Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) of Cosmos Holdings, Inc. (the “Company”) but retained his position as a member of the Board of Directors. His resignation is not due to any conflict with the Company. Concurrently with the acceptance of Mr. Goulielmos’ resignation, the Board of Directors appointed Grigorios Siokas to the offices of CEO and CFO and elected him to fill a vacancy and serve on the Board of Directors and as the Chairman of the Board.

Grigorios Siokas joined us as CEO, CFO and Director on February 26, 2016. He has over 15 years’ experience in the pharmaceutical industry. Since 2014, he has served as the CEO and Operations Manager of SkyPharm SA a wholly-owned subsidiary of the Company. SkyPharm SA is a pharmaceutical company located in Greece that mainly exports medicines from Greece to other European countries, such as Germany, England and Denmark. Prior to 2014, Mr. Siokas worked in a variety of sectors of the pharmaceutical industry mostly in the trading of medicines in Greece and other European countries. Additionally, since 2000 he has been a major shareholder in various pharmaceutical companies such as: Ippokratis Pharmaceuticals, (annual sales of over € 78 million); Thrakis Pharmaceuticals, (annual sales of over € 20 million); Thessalias Pharmaceuticals, (annual sales of over € 18 million); and ZED Pharma SA, (annual sales of over € 35 million). During the 1990s, Mr. Siokas founded and operated a marble wholesale import – export company in Germany. Within a period of two years he became the 4th biggest Greek marble importer in Germany. He also ran a Tour Operation with many different airlines, serving millions of customers. Mr. Grigorios Siokas has Bachelor Degree in Geology from the Aristotle University of Thessaloniki, Greece. He received a Master’s in management and finance from the University of Stuttgart and the University of Tuebigen, Germany.

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Dimitrios Goulielmos joined us as CEO, CFO and Director on September 27, 2013 and resigned as an officer as of February 26, 2016, but retained his position as a Director of the Company. Since 1991, he has been principal attorney at the law firm of Goulielmos D. & Partners. He contributes to the Board the benefits of his legal, academic, and business background. Mr. Goulielmos is a fourth generation attorney. He received his law degree with Excellency from the Aristotle University of Thessaloniki in 1988. He did post graduate studies for International transactions and Company law at Paris France and at the LSE of London, England. In 2004 he was elected Vice-president of EUROPECHE the organization that was established by the European Committee for the consultation and proposal of solutions in the sector of Community Fishery. The same year he was also elected as National representative of Hellas in the MEDISAMAK, the organization responsible for all Mediterranean countries, in the sector of Fishery. In year 2007 he was reelected as Vice-President of EUROPECHE. He is a member of the social dialogue group of ACFA, of EU on labor affairs. He is an honorary lifetime member of International Who’s Who Historical Society. Mr. Goulielmos has extensive experience in law, international deals, mergers, acquisitions, negotiations, international application of licenses, and real estate management which he will contribute to the Board.

Demetrios G. Demetriades was elected as Secretary and Director of the Company effective January 13, 2014. Since January 2003, Mr. Demetriades has been Director of Highlander Spring Trading Ltd, a trading company. From November 2000 to December 2002 he was Marketing Director of Eurolink Securities Ltd which was involved in trading in the Cyprus Stock Exchange. From January 1995 to November 2000 he was Supervising Officer of Laiki Factors Ltd a financing company. As a member of the board, Mr. Demetriades contributes the benefits of his trading, executive leadership and management experience. Mr. Demetriades will be compensated for his service from time-to-time as the Board of Directors will determine.

John J. Hoidas was appointed a Member of the Company’s Board of Directors on November 18, 2016 and he became the fourth member of the Board of Directors of the Company. Mr. Hoidas is a wealth management professional with extensive experience in the capital markets and specifically in the financing of pharmaceutical companies. He is currently the senior vice president of Uhlmann Price Securities based in Chicago. Over the previous years he achieved to raise significant amounts of capital for late stage pre-IPO companies such as Organovo (ONVO), Invivo Therapeutics (NVIV) and Matinas BioPharma (MTNB) to name a few. He has served as a broker dealer to the following firms: Kingsbury Capital Investment Advisors, Kingsbury Capital LLC, Spencer Trask Ventures.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

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Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee, including approving the selection of our independent accountants. None of our current directors can be considered an “audit committee financial expert.” We will need to attract an individual with the qualification of an audit committee expert to our Audit Committee. At this time, we have not identified such an individual.

Director Independence

Our board of directors has determined that John Hoidas qualifies as an “independent board member” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2017, the no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2017. The Company intends on putting in procedures to ensure that all persons properly comply with the filing requirements of Section 16(a) of the Exchange Act.

Code of Ethics

We have adopted a Code of Ethics for Financial Executives, which includes our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our Code of Ethics has been filed as an exhibit with the SEC.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal year ended December 31, 2017 and 2016.

SUMMARY COMPENSATION TABLE

Name	YE 12/31	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Grigorios	2017	250,000	(2)	-	-	-	-	-	-	250,000	(2)
Siokas(1)	2016	-		-	-	-	-	-	-	-

Dimitrios	2017	-		-	-	-	-	-	-	-
Goulielmos (3)	2016	-		-	-	-	-	-	-	-

Demetrios G.	2017	-		-	-	-	-	-	-	-
Demetriades	2016	-		-	-	-	-	-	-	-

_________

(1)

Mr. Siokas became the Company’s Chief Executive Officer and Director of the Company in 2016. Prior to his becoming Chief Executive Officer, on April 30, 2014, the Company entered into an Exclusive Cooperation Agreement with Mr. Siokas to be the Manager of the Pharmaceutical Division of the Company. This Agreement was rescinded as of the date when Mr. Siokas became CEO in February 2016.

(2)	This compensation was paid to Mr. Siokas as director’s fees.
(3)	Mr. Goulielmos was Chief Executive Officer from September 27, 2013 until he resigned on February 26, 2016.

Narrative Disclosure to the Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2017 and December 31, 2016.

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OUTSTANDING EQUITY AWARDS AT YEAR END

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	No. of Shares or Units of Stock that Have Not	Market Value of Shares or Units of Stock that Have Not	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Un-exercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested

Grigorios Siokas	-	-	-	-	-	-	-

Dimitrios Goulielmos	-	-	-	-	-	-	-

John Hoidas	-	-	-	-	-	-	-

Demetrios G. Demetriades	-	-	-	-	-	-	-

Director Compensation

During the fiscal year ended December 31, 2017, the Company’s Chief Executive Officer and Director received total compensation for services of $250,000. No other compensation was awarded to, earned by, or paid to our current director for services rendered in any capacities to us for the fiscal years ended December 31, 2017 and 2016.

We have no formal plan for compensating our directors for their services in their capacity as directors. In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established.

Stock Option Plans

We did not have a stock option plan as of December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Grigorios Siokas

As of December 31, 2017 and 2016 the Company has prepaid expenses of $0 and €14,646 ($15,454), respectively, related to board of directors’ fees and related taxes for Grigorios Siokas, Chief Executive Officer. During the year ended December 31, 2017, Mr. Siokas returned the €14,646 ($17,607) that was prepaid to him. During the year ended December 31, 2015, the Company borrowed €10,000 ($10,906) as a loan payable from Mr. Grigorios Siokas. The loan has no formal agreement and bears no interest. During the year ended December 31, 2016, this loan was paid back in full.

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On October 1, 2016, the Company borrowed €5,000 ($5,276) from Mr. Siokas, CEO, related to its subsidiary’s purchase of additional capital of SkyPharm. The loan is non-interest bearing and has a maturity date of October 1, 2017. During the year ending December 31, 2017, the Company borrowed an additional €1,000 ($1,202). The outstanding balance as of December 31, 2017 was €6,000 ($7,213).

During the year ended December 31, 2016, the Company borrowed €90,500 ($95,496) as additional loans payable from Mr. Siokas. During the year ended December 31, 2017, the Company borrowed an additional €623,621 ($749,717). These loans had no formal agreements and bore no interest. As of December 31, 2017, the Company paid back the entire outstanding balance of the loans or €714,121 ($858,516).

As of December 31, 2017, the Company paid $250,000 to Mr. Siokas for board of director’s fees.

On January 31, 2018 and February 14, 2018, the Company borrowed an additional $135,000 from Mr, Siokas and repaid $60,000. These loans are non-interest bearing and have no maturity dates. As of June 30, 2018, the Company has an outstanding principal balance under these loans of $75,000.

During the six months ended June 30, 2018, the Company borrowed €694,700 ($811,479) as loans payable from Mr. Siokas and repaid €114,000 ($133,163) of those loans. These loans are non-interest bearing and have no maturity dates. As of June 30, 2018, the Company has an outstanding principal balance under these loans of €580,700 ($678,316).

DOC Pharma

On May 20, 2016, the Company entered into a non-binding Memorandum of Understanding (“MOU”) with DOC Pharma SA, a company controlled by Grigorios Siokas, the Company’s CEO, a director and principal shareholder. DOC Pharma SA located in Thessaloniki, Greece, is an ISO certified and licensed GDP (Good Distribution Practices) wholesaler of pharmaceutical products and GMP (Good Manufacture Practices) manufacturer of non-patent and patent medicines, Over-the-counter (OTC) medicines and Food Supplements. It is the owner of numerous licenses of generic medicines and uses its own network of pharmaceutical sales representatives to communicate its products with doctors. The Memorandum of Understanding expired on December 31, 2016, and has not been formally renewed or extended, however is being pursued. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of December 31, 2017 and 2016, the Company has a prepaid balance of €776,431 ($933,425) and an accounts payable balance of €133,756 ($160,801), resulting in a net prepaid balance of €642,675 ($772,623) in the year ended December 31, 2017 to DOC Pharma S.A. As of December 31, 2016, the Company had a prepaid balance of €65 ($69) to DOC Pharma S.A. The Company’s CEO, Mr. Grigorios Siokas’, wife is the managing director of DOC Pharma and Mr. Siokas himself served as a principal of DOC Pharma. During the years ended December 31, 2017 and 2016, the Company has purchased a total of €4,733,375 ($5,349,187) and €2,906,785 ($3,218,392), respectively, of products from DOC Pharma, respectively. During the years ended December 31, 2017 and 2016, respectively, the Company had $0 and €176,456 ($195,372) revenue from DOC Pharma. During the six months ended June 30, 2018, the Company purchased a total of €2,531,491 ($3,064,370) of products from DOC Pharma.

On November 1, 2015, the Company entered into a €12,000 ($12,662) Loan Agreement with DOC Pharma S.A, pursuant to which DOC Pharma S.A., paid existing bills of the Company in the amount of €12,000, excluding the Vendor Bills. The loan bears an interest rate of 2% per annum and was due and payable in full on October 31, 2016. As of December 31, 2017, the Company has an outstanding principal balance under this note of €12,000 ($14,426) and accrued interest expense of $572. As of June 30, 2018, the Company had an outstanding principal balance under this note of €12,000 ($14,017) and accrued interest expense of $704.

On October 3, 2017, the Company, via its subsidiary SkyPharm, signed an Assignment Contract with DOC Pharma S.A. for various services that include the market analysis, research, development of formulas of products, design of product packaging, registration of products, and manufacturing of a new line of dietary supplement products. SkyPharm was given the exclusive rights to market and distribute the supplements in both the domestic Greece market and the international market, either through companies owned by the Company or third parties. Following product design and development, DOC Pharma S.A. will provide the Company with a complete dossier with all necessary data to be submitted to the National Organization for Medicines for required approvals. The total price of the project is €455,000 plus the corresponding VAT. According to this agreement, during the year ended December 31, 2017, we had an expense of €322,000 ($387,108). The total length of the contract is through December 31, 2018. The contract is subject to earlier termination upon written notice if: (i) for any reason, the marketing license for the products expires or if lifted, revoked or suspended; (ii) DOC Pharma’s production license is revoked for the category of supplements under the contract; (iii) either party breaches the contract and it is not cured within thirty (30) days of written notice to the other party; or (iv) the bankruptcy or similar proceedings by one of the parties.

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Medihelm S.A

As of December 31, 2017, the Company has an outstanding payable balance due to Medihelm S.A of €320,650 ($385,485). Medihelm’s managing director is the mother of Nikolaos Lazarou, the director of Decahedron. Additionally, the Company has a receivable balance of €142,564 ($171,391) and a prepaid balance of €1,623,980 ($1,952,349) as of December 31, 2017. During the year ended December 31, 2017, SkyPharm purchased €9,027,639 ($10,202,135) and Decahedron purchased £605,709 ($784,272) from Medihelm. SkyPharm generated revenue from Medihelm of €1,265,184 ($1,429,785). During the year ended December 31, 2016, the SkyPharm made purchases of €633,975 ($701,937) from Medihelm and had revenue from Medihelm of €134,977 ($149447). During the six months ended June 30, 2018, SkyPharm purchased €5,428,168 ($6,570,798) and Decahedron purchased £424,670 ($582,885) of products from Medihelm. SkyPharm generated revenue from Medihelm of €508,251 ($615,238).

Konstantinos Vassilopoulos

During the year ended December 31, 2017, Konstantinos Vassilopoulos, US Finance Manager, paid $10,179 of existing bills of the Company. During the nine months ended September 30, 2017, the Company paid back $9,810. There is no formal agreement related to these transactions. As of December 31, 2017 the outstanding balance under this loan was $369.

During the six months ended June 30, 2018, the Company borrowed and repaid an aggregate total of $125,000 to Mr. Konstantinos Vassilopoulos. As of June 30, 2018, a principal balance of $0 remains.

Ourania Matsouki

During the year ended December 31, 2016, the Company borrowed €44,995 ($47,479) from Mrs. Matsoukis. During the year ended December 31, 2017, the Company borrowed an additional €55,000 ($66,121) and paid back €99,995 ($120,214). These loans have no formal agreement and bear no interest. As of December 31, 2017, the Company paid off these loans in full.

Dimitrios Goulielmos

On November 4, 2015, Mr. Dimitrios Goulielmos (the “Seller”) and Mr. Grigorios Siokas (the “Buyer”) entered into a stock purchase agreement, whereby Mr. Goulielmos sold 9,500,000 shares of common stock to Mr. Siokas for $10.00. As part of the agreement, the Seller forgave and released the Company and the Company’s subsidiary from all claims except for the repayment of €200,000 that was loaned by the Seller to SkyPharm. In exchange, the Buyer pledged to pay various obligations of the Company as listed in the Annex of the agreement as follows: $16,357 to Malone Bailey, $3,000 in accounting fees, $2,400 to Terzis, the Amplerissimo tax liability of €817,811 and various other obligations estimated between $5,000 and $10,000.

On November 21, 2014, SkyPharm entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company, pursuant to which the Borrower borrowed €330,000 ($401,115) from Mr. Goulielmos. The Loan bears an interest rate of 2% per annum and was due and payable in full on May 11, 2015. On November 4, 2015, €130,000 ($142,860) in principal and the related accrued interest of €733 ($806) was forgiven and the remaining balance of €200,000 will no longer accrue interest as part of the stock purchase agreement with Grigorios Siokas on November 4, 2015 referenced above. As of December 31, 2016, €60,000 ($63,312) of the loan was paid back. During the year ended December 31, 2017 an additional €70,500 ($84,755) was paid back and a principal balance of €69,500 ($83,553) and $0 of accrued interest remains. During the six months ended June 30, 2018, the Company repaid an additional €16,000 ($18,690) and a principal balance of €53,500 ($62,493) and €0.00 of accrued interest remains.

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In connection with the Decahedron SPA, on February 9, 2017, Decahedron, Medihelm S.A. and Nikolaos Lazarou entered into a liability transfer agreement whereby the loan previously provided Decahedron by Mr. Lazarou prior to the acquisition would be cancelled in exchange for Mr. Lazarou’s personal assumption of approximately £172,310 ($233,118) owed to Medihelm S.A., a creditor of Decahedron.

On December 19, 2017, the Company entered into a stock purchase agreement with an officer and director of the Company, whereby for consideration of €80,000 ($94,495) the Company purchased 20,000 shares of its common stock. As per the agreement, the sale and transfer of the shares occurred on December 19, 2017, the date of signing; however the Company was entitled to pay the full consideration in tranches until July 2018. As of December 31, 2017, the Company had paid consideration of €28,000 ($33,073) and has an amount due to related party of €52,000 ($61,422). The shares were returned to the Company in February 2018. As of the date of this filing, the Company paid off the full amount for the purchase of the 20,000 shares. In addition, on June 18, 2018, the Company entered into a stock purchase agreement with the same officer and director of the Company, whereby for consideration of €60,000 ($69,912) the Company repurchased 15,000 shares of its common stock. In September 2018 the Company received the shares. As per the agreement, the sale and transfer of the shares occurred on June 18, 2018, the date of signing, however the Company is entitled to pay the full consideration in tranches until November 2018. During the six months ended June 30, 2018, the Company paid consideration of €10,000 ($11,602) and as of June 30, 2018, a remaining balance payable remains in the amount of €50,000 ($58,010).

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of September 28, 2018, for each of the following persons:

•	each executive officer and director,

•	all such directors and executive officers as a group, and

•	each person who is known by us to own beneficially five percent or more of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name. The percentage of class beneficially owned set forth below is based on 13,495,409 shares of common stock issued.

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock

Grigorios Siokas (1)	Common	8,815,654	65.3%

Dimitrios Goulielmos (2)	Common	541,600	4.0%

Demetrios G. Demetriades	Common	-0-	-0-

John J. Hoidas	Common	-0-	-0-
DIRECTORS AND OFFICERS
As A GROUP (4 Persons)	Common	9,357,254	69.3%

___________

(1)	Mr. Siokas has a voting block of 8,815,654 common shares, or 65.3% of the issued and outstanding common stock of the Company.

(2)

Mr. Goulielmos is the owner of Jaron Trading Limited a company that holds 40,000 common shares. Therefore Mr. Goulielmos, in addition to the 501,600 common shares that he personally owns, he controls the 40,000 that belongs to Jaron Trading Limited. Attributing these shares to Mr. Goulielmos gives him a voting block of 541,600 shares, or 4.1% of the issued and outstanding common stock of the Company.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

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SELLING SECURITYHOLDERS

The shares of common stock being offered by the selling securityholders are those issuable to the selling securityholders upon conversion of the Notes and exercise of the Warrants. For additional information regarding the issuance of the Notes and the Warrants, see “Private Placement of Notes and Warrants” above. We are registering the shares of common stock in order to permit the selling securityholders to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrants issued pursuant to the Securities Purchase Agreement and the November Notes, the selling securityholders have not had any material relationship with us within the past three years.

The first column in the table below lists the selling securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling securityholders. The second column lists the number of shares of common stock beneficially owned by the selling securityholders, based on their respective ownership of shares of common stock, Notes and Warrants, as of September 14, 2018, assuming conversion of the Notes and exercise of the Warrants held by each such selling Securityholders on that date. The third column lists the beneficial ownership percentage of our common stock of each such selling stockholder assuming the conversion in full of the Notes and exercise in full of the Warrants held by each such selling Securityholders as of the date of this prospectus.

The fourth column lists the maximum number of shares of common stock being offered by this prospectus by the selling securityholders and does not take into account the above maximum percentage limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein. In accordance with the terms of a registration rights agreement with the holders of the Notes and the Warrants, this prospectus generally covers 150% of the resale of the maximum number of shares of common stock issued or issuable pursuant to the Notes in the fourth column. The maximum number of shares of common stock issued or issuable upon exercise of the Warrants has been reduced in order that the aggregate market value of the securities registered in this registration statement is limited to one-third of the aggregate market value of our public float held by non-affiliates, in each case, determined as if the outstanding Notes and Warrants were converted or exercised (as the case may be) in full at a conversion price or exercise price (as the case may be) set forth in the Notes and Warrants. Because the conversion price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

Under the terms of the Notes and the Warrants, a selling Securityholders may not convert the Notes or exercise the Warrants to the extent (but only to the extent) such selling Securityholders or any of its affiliates would beneficially own a number of shares of our common stock which would exceed a maximum percentage that is initially set at 9.99% of our outstanding shares of common stock. Any decrease in such maximum percentage is immediately effective upon delivery of notice to the Company, but any increase in the maximum percentage (which may not at any time exceed 9.99% of our outstanding shares of our common stock) will not be effective until the 61st day after notice is delivered to the Company.

The selling securityholders may sell all, some or none of their shares in this offering.

However, the fifth column assumes the sale of all of the shares offered by the selling securityholders pursuant to this prospectus. See “Plan of Distribution.”

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Name of Selling Securityholders	Number of Shares of Common Stock Owned Prior to Offering(3)	Percentage of Common Stock Before Offering (4)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (5)		Number of Shares of Common Stock of Owned After Offering
Hudson Bay Master Fund Ltd (1)	1,497,820	9.99	%(6)	820,750	(7)	961,435
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (2)	383,390	2.8%		273,585	(8)	201,000
	Total			1,094,335

______________

(1)	The address for the selling Securityholders is 777 Third Avenue, 30th FL, New York, NY 10017. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(2)	The address for the selling securityholder is c/o Ayrton Capital LLC, 1180 Avenue of the Americas, Suite 842, New York, NY 10036. Waqas Khatri has the power to vote and dispose of these shares.

(3)	As of October 8, 2018, subject to the Blocker described in Note 6 below.

(4)	Based on 13,495,409 shares of Common Stock issued as of September 28, 2018. In accordance with Rule 13d-3 under the Exchange Act, shares of common stock issuable upon exercise of Warrants and conversion of Notes are included as beneficially owned by the selling securityholder, but not deemed outstanding for computing the percentage of common stock for any other selling securityholder.

(5)	We have agreed to register 150% of such aggregate number of shares of our common stock issuable upon conversion of the Notes and exercise of the Warrants, in each case.

(6)	Conversion of the Notes and exercise of the Warrants are each subject to a blocker provision which prevents any holder from converting or exercising, as applicable, the Notes or the Warrants, into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 9.99% of the Company’s issued and outstanding Common Stock (each, a “Blocker”). This selling securityholder would beneficially own 1,509,202 (10.06%) shares of the issued and outstanding Common Stock without giving effect to the blocker.

(7)	Includes 418,750 shares which represents 150% of 279,167 shares issuable upon conversion of Notes and 402,000 shares which represents 150% of 268,000 shares issuable upon exercise of Warrants.

(8)	Includes 139,584 shares which represents 150% of 93,056 shares issuable upon conversion of Notes and 134,001 shares which represents 150% of 89,334 shares issuable upon exercise of Warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling securityholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

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The selling securityholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling securityholders may transfer the shares of common stock by other means not described in this prospectus. If the selling securityholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling securityholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling securityholders may pledge or grant a security interest in some or all of the Notes, Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling securityholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling securityholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Each of the Selling Securityholders has entered into leak out agreements that provide the following limitations on their sales. The limitations prohibit the aggregate sales of common stock by the Selling Securityholders to the greater of (x) 25% of the total daily average trading volume or (y) $20,000 worth of stock on any trading day. If after the closing of the Financing there is no uncured Event of Default under the Notes and the VWAP of the Company’s Common Stock for each of three (3) trading days is less than $1.50 per share, the portion of the Notes subject to redemption on each Installment Date shall equal 200%.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $50,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling securityholders will be entitled to contribution. We may be indemnified by the selling securityholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling securityholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description of our capital stock and provisions of our articles of incorporation and by-laws are summaries and are qualified by reference to our articles of incorporation and by-laws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part. All share and per share data give retroactive effect to a 1 for 10 reverse split effective on November 21, 2017.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of common stock and 100,000,000 are shares of “blank check” preferred stock.

As of September 28, 2018, we had 13,495,409 shares of common stock issued and held of record by 296 shareholders of record. There are no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive dividends ratably, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Blank Check Preferred Stock

The ability to authorize “blank check” preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

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Senior Convertible Notes

On September 4, 2018, the Company issued senior convertible notes in the aggregate principal amount of $2,233,333 (the “Notes”) to two institutional investors (the “Investors”) for a purchase price of $2,000,000. The Notes are convertible at an exercise price of $6.00 into 372,223 shares of Common Stock. The shares of Common Stock issuable upon conversion of the Notes have been registered under this registration statement as “pre-delivery shares.” The sale of any of these shares shall result in eighty-five (85%) of the proceeds of such shares being a credit against any amount due under the Notes on an applicable amortization date or the maturity date of May 1, 2019, provided the Selling Securityholders shall return any unsold Pre-Delivery Shares which are otherwise not issued upon conversion of the Notes. The Notes have full ratchet anti-dilution protection upon the issuance of shares of Common Stock or convertible securities below the then-existing conversion price, as well as customary adjustments for stock splits, dividends, recapitalizations and similar events.

The Notes do not bear interest unless an Event of Default (as defined) occurs or is continuing and will then accrue interest at 18% per annum. Upon an Event of Default, the Investors may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the Volume Weighted Average Price (as defined, the “VWAP”).

The Notes are pari passu in right of payment to the November Notes (as exchanged in February 2018) and senior to all other existing and future indebtedness of the Company except Permitted Indebtedness (as defined in the Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

The Notes include customary Events of Default and provide that the Investors may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Investors may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent. The Company has the right to redeem the Notes at any time, in whole or in part, in cash at a price equal to one hundred twenty (120%) of the then outstanding conversion amount. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Common Stock Purchase Warrants

On September 4, 2018, we issued common stock purchase warrants (the “Warrants”) in connection with the issuance to the Selling Securityholders of the Notes. Warrant coverage was provided to each investor in a number of shares equal to eighty (80%) percent (initially 357,334 shares) of the shares of common stock the Investor would receive on conversion of their Notes at an assumed price of $5.00 per share. The Warrants expire five (5) years from their initial exercisability date of March 1, 2019. The initial exercise price of the Warrants is $7.50 per share. The Warrants have full ratchet anti-dilution protection on sales below the then exercise sale price and are otherwise subject to adjustments for stock splits, dividends or other recapitalizations.

Transfer Agent

Our transfer agent for our common stock is Globex Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, Florida, 32725.

Indemnification of Directors and Officers

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

-66-

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We do not maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling our Company pursuant to the foregoing provisions, we have been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, has passed upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

The financial statements as of and for the years ended December 31, 2017 and 2016 have been audited by Malone Bailey, LLP, an independent registered public accounting firm as set forth in their report and are included in reliance upon such report given as authority of such firm as experts in accounting and auditing.

-67-

COSMOS HOLDINGS INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page No.
Consolidated Balance Sheets at June 30, 2018 (unaudited) and December 31, 2017	F-1
Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the three months and six months ended June 30, 2018 and 2017 (unaudited)	F-2
Consolidated Statements of Cash Flows for the six months ended June 30, 2018 and 2017 (unaudited)	F-3
Notes to Unaudited Consolidated Financial Statements	F-4

Report of Independent Registered Public Accounting Firm	F-28
Consolidated Balance Sheets at December 31, 2017 and 2016	F-29
Consolidated Statements of Operations and Other Comprehensive Income (Loss) for the years ended December 31, 2017 and 2016	F-30
Consolidated Statement of Changes in Stockholders’ Deficit for the years ended December 31, 2017 and 2016	F-31
Consolidated Statements of Cash Flows for the years ended December 31, 2017 and 2016	F-32
Notes to Consolidated Financial Statements	F-33

-68-

COSMOS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,153,902	$782,853
Accounts receivable	1,769,814	1,255,596
Accounts receivable - related party	228,869	171,392
Inventory	2,075,952	3,093,521
Equity investment	1,826,160	-
Prepaid expenses and other current assets	1,680,635	1,482,192
Prepaid expenses and other current assets - related party	4,225,473	2,724,972

TOTAL CURRENT ASSETS	12,960,805	9,510,526

Other assets	458,719	1,008,579
Property and equipment, net	125,101	114,567
Intangible assets, net	38,023	41,994

TOTAL ASSETS	$13,582,648	$10,675,666

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,914,314	$1,778,333
Accounts payable and accrued expenses - related party	398,468	387,847
Convertible notes payable, net of unamortized discount of $1,939,345 and $2,989,110, respectively	169,935	121,604
Notes payable, net of unamortized discount of $10,757 and $126,763, respectively	10,715,376	9,951,745
Notes payable - related party	76,511	97,979
Loans payable - related party	760,324	7,213
Taxes payable	1,423,673	1,358,789

TOTAL CURRENT LIABILITIES	15,458,601	13,703,510

Share settled debt obligation	1,554,590	-

TOTAL LIABILITIES	17,013,191	13,703,510

Commitments and Contingencies (see Note 9)	-	-

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 13,495,394 and 12,825,393 shares issued and 13,336,705 and 12,666,704 outstanding as of June 30, 2018 and December 31, 2017, respectively	13,495	12,825
Additional paid-in capital	7,545,773	5,652,429
Accumulated other comprehensive loss	(1,338,917)	(1,385,229)
Accumulated deficit	(9,485,400)	(7,211,987)
Treasury Stock, 158,689 and 138,689 shares as of June 30, 2018 and December 31, 2017, respectively	(165,494)	(95,882)

TOTAL STOCKHOLDERS' DEFICIT	(3,430,543)	(3,027,844)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$13,582,648	$10,675,666

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

COSMOS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

REVENUE
Revenue	$8,856,888	$6,112,531	$20,822,317	$10,228,447

COST OF REVENUE	8,154,554	5,632,433	19,509,987	9,384,657

GROSS PROFIT	702,334	480,098	1,312,330	843,790

OPERATING EXPENSES
General and administrative expenses	772,780	1,270,848	1,524,528	1,664,342
Depreciation and amortization expense	8,339	5,890	16,135	11,032
Impairment of goodwill	-	-	-	1,949,884
TOTAL OPERATING EXPENSES	781,119	1,276,738	1,540,663	3,625,258

LOSS FROM OPERATIONS	(78,785)	(796,640)	(228,333)	(2,781,468)

OTHER INCOME (EXPENSE)
Interest expense - related party	(66)	(66)	(132)	(132)
Interest expense	(272,419)	(171,327)	(558,997)	(281,455)
Non-cash interest expense	(490,771)	-	(1,774,783)	-
Other expense	(4,360)	(1,584)	(7,138)	(13,234)
Forgiveness of debt	(743)	-	48,880	-
Gain on exchange of equity investments, net of unrealized loss on change in fair value	1,826,160	-	1,826,160	-
Loss on extinguishment of debt	-	-	(1,464,698)	-
Foreign currency transaction gain (loss)	(196,627)	130,001	(114,344)	202,971
TOTAL OTHER INCOME (EXPENSE)	861,174	(42,976)	(2,045,052)	(91,850)

PROFIT (LOSS) BEFORE INCOME TAXES	782,389	(839,616)	(2,273,385)	(2,873,318)

INCOME TAX EXPENSE	-	-	(28)	(32)

NET PROFIT (LOSS)	782,389	(839,616)	(2,273,413)	(2,873,350)

OTHER COMPREHENSIVE GAIN (LOSS)
Foreign currency translation gain (loss)	181,366	(111,658)	46,312	(126,677)

TOTAL COMPREHENSIVE GAIN (LOSS)	$963,755	$(951,274)	$(2,227,101)	$(3,000,027)

BASIC NET LOSS PER SHARE	$0.06	$(0.07)	$(0.18)	$(0.23)
DILUTED NET LOSS PER SHARE	$0.06	$(0.07)	$(0.18)	$(0.23)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	13,167,364	12,786,438	12,918,417	12,734,183
Diluted	13,229,583	12,786,438	12,918,417	12,734,183

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

COSMOS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,273,413)	$(2,873,350)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation and amortization expense	16,135	11,032
Amortization of debt discounts	1,774,783	41,959
Loss on extinguishment of debt	1,464,698	-
Gain on forgiveness of debt	(48,880)	-
Stock-based compensation	120,006	175,990
Issuance of common stock for services	-	401,800
Gain on exchange of equity investments, net of unrealized loss on change in fair value	(1,826,160)	-
Loss on goodwill impairment	-	1,949,884
Changes in Assets and Liabilities:
Accounts receivable	(514,218)	(1,361,884)
Accounts receivable - related party	(57,477)	-
Inventory	1,017,569	(899,710)
Prepaid expenses	(198,443)	(1,522,993)
Prepaid expenses - related party	(1,500,501)	(52,538)
Other assets	549,860	(11,789)
Accounts payable and accrued expenses	135,981	691,468
Accounts payable and accrued expenses - related party	(47,389)	(12,844)
Taxes payable	64,879	128,287
NET CASH USED IN OPERATING ACTIVITIES	$(1,322,570)	$(3,334,688)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	$(21,761)	$(4,249)
Cash received from acquisition	-	40,858
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$(21,761)	$36,609

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of convertible note payable	$(1,311,285)	$-
Payment of related party note payable	(18,690)	(50,779)
Payment of note payable	(1,267,390)	(365,152)
Proceeds from note payable	2,160,985	3,461,106
Payment of related party loan	(318,163)	(123,329)
Proceeds from related party loan	1,071,479	547,296
Payment of loans payable	-	(19,399)
Proceeds from issuance of share settled debt obligation	1,554,590	-
Sale of common stock and warrants	-	64,749
Purchase of treasury stock	(11,602)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	$1,859,924	$3,514,492

Effect of exchange rate changes on cash	$(144,544)	$(153,060)

NET INCREASE IN CASH	371,049	63,353

CASH AT BEGINNING OF PERIOD	782,853	716,590
CASH AT END OF PERIOD	$1,153,902	$779,943

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$248,236	$63,999
Income Tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Acquisition of Decahedron	$-	$1,479,000
Reversal of proceeds due from noteholder due to repayment of note	$-	$11,411
Pre-delivery shares issued for future conversion of convertible notes payable	$670	$-
Related party accrual for repurchase of shares of common stock	$58,010	$-
Conversion of convertible notes payable to common stock	$34,719	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

NOTE 1 – BASIS OF PRESENTATION

The terms “COSM,” “we,” “the Company,” and “us” as used in this report refer to Cosmos Holdings Inc. The accompanying unaudited consolidated balance sheet as of June 30, 2018 and unaudited consolidated statements of operations for the six months ended June 30, 2018 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management of COSM, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2018, are not necessarily indicative of the results that may be expected for the year ending December 31, 2018, or any other period. These unaudited consolidated financial statements and notes should be read in conjunction with the financial statements for each of the two years ended December 31, 2017 and 2016, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (“Form 10-K”). The accompanying consolidated balance sheet as of December 31, 2017 has been derived from the audited financial statements filed in our Form 10-K and is included for comparison purposes in the accompanying balance sheet. Certain prior year amounts have been reclassified to conform to current year presentation.

NOTE 2 – ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

Cosmos Holdings, Inc. (“us”, “we”, or the “Company”) was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009. On November 14, 2013, we changed our name to Cosmos Holdings Inc.

On September 27, 2013, the Company, closed a reverse take-over transaction by which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services to various sectors. Pursuant to a Share Exchange Agreement between the Registrant and Amplerissimo Ltd, a company incorporated in Cyprus (“Amplerissimo”), the Company acquired 100% of Amplerissimo’s issued and outstanding common stock. As a result of the reverse take-over transaction, Amplerissimo became a wholly-owned subsidiary of the Company.

On August 1, 2014, the Company, through its Cypriot subsidiary Amplerissimo, formed SkyPharm S.A. a Greek corporation (“SkyPharm”) a subsidiary that focuses on the trading, sourcing and distribution of pharmaceutical products.

In February 2017, the Company completed the acquisition of Decahedron Ltd, a UK corporation (“Decahedron”) consummating the transactions contemplated by the Stock Purchase Agreement, dated November 17, 2016 as amended (the “Decahedron SPA”). Pursuant to the terms of the Decahedron SPA, the shareholders of Decahedron received an aggregate of 170,000 shares of common stock of the Company (the “Stock Consideration”), which were delivered following the closing in exchange for all of the Ordinary Shares of Decahedron for the Stock Consideration. Decahedron is a fully licensed wholesaler of pharmaceutical products and its primary activity is the distribution, import and export of pharmaceuticals. In accordance with the terms of the SPA, Mr. Lazarou remained as a director and officer of Decahedron.

On November 21, 2017, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of Common Stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, and warrants including all share and per-share data, for all amounts and periods presented in the consolidated financial statements.

The Company is a rapidly growing worldwide pharmaceutical trading, sourcing and distribution company. We are currently focusing on expanding the existing operations of our subsidiaries and continuing to make progress towards becoming a Global Specialty Pharmaceutical Company. The Company’s focus is on Branded Pharmaceuticals, Over-the-Counter (OTC) medicines, and Generic Pharmaceuticals. The Company has also entered the nutraceutical market and will continue to target areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble, and decentralized structure, with emphasis on actively pursuing low risk license acquisitions, as well as investing in Research & Development, particularly on pharmaceutical and nutraceutical products with inherently lower risk profiles and clearly defined regulatory pathways. Our operating model and the execution of our Corporate Strategy are enabling the Company to adapt to market realities and customer needs, achieve sustainable growth, and create shareholder value.

F-4

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

We regularly evaluate and, where appropriate, execute on opportunities to expand through the acquisition of branded pharmaceutical products and pharmaceutical companies in areas that will serve patients that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our pharmaceutical and over the counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition and licensing opportunities.

We believe that the demand for reasonably-priced medicines, delivered in the highest quality, and constantly matching the requirements of reliable and comprehensive medical care, is set to increase in the years to come, with the population’s increasing life expectancy. With our product portfolio of non-patented and patented medicines, we contribute to the optimization of efficient medicinal care, and thereby to lowering costs both for health insurance funds and companies as well as for patients.

Our principal office is located at 141 W. Jackson Blvd, Suite 4236, Chicago, Illinois 60604; Telephone: 312-536-3102. The Company’s website can be found at the following URL: www.cosmosholdingsinc.com.

Going Concern

The Company’s consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company generated a net loss of $2,273,413 for the six months ended June 30, 2018 and has a working capital deficit of $2,497,796 and an accumulated deficit of $9,485,400 as of June 30, 2018. These conditions raise substantial doubt of the Company’s ability to continue as a going concern. The Company has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through increased sales of product and by sale of equity and/or debt. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described herein and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying consolidated financial statements have been prepared in accordance with principles generally accepted in the United States of America.

Principles of Consolidation

Our consolidated accounts include our accounts and the accounts of our wholly-owned subsidiaries, Amplerissimo Ltd, SkyPharm S.A. and Decahedron Ltd. All significant intercompany balances and transactions have been eliminated.

F-5

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Reclassifications to Prior Period Financial Statements and Adjustments

Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of June 30, 2018 and December 31, 2017, there were no cash equivalents.

The Company maintains bank accounts in the United States denominated in U.S. Dollars and in the Republic of Cyprus, in Greece and in Bulgaria all of them denominated in Euros. The Company also maintains bank accounts in the United Kingdom of Great Britain, dominated in Euros and Great Britain Pound (British Pounds Sterling).

Account Receivable

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts against gross accounts receivable reflects the best estimate of probable losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information.

Tax Receivables

The Company pays Value Added Tax (“VAT”) or similar taxes (“input VAT”), income taxes, and other taxes within the normal course of its business in most of the countries in which it operates related to the procurement of merchandise and/or services it acquires and/or on sales and taxable income. The Company also collects VAT or similar taxes on behalf of the government (“output VAT”) for merchandise and/or services it sells. If the output VAT exceeds the input VAT, this creates a VAT payable to the government. If the input VAT exceeds the output VAT, this creates a VAT receivable from the government. The VAT tax return is filed on a monthly basis offsetting the payables against the receivables. In observance of EU regulations for intra-EU cross-border sales, our subsidiary in Greece, SkyPharm S.A., does not charge VAT for sales to wholesale drug distributors registered in other European Union member states.

Inventory

Inventory is stated at the lower of cost or market value using the weighted average method. Inventory consists primarily of finished goods and packaging materials, i.e. packaged pharmaceutical products and the wrappers and containers they are sold in. A periodic inventory system is maintained by 100% count. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment.

We write-down inventories to net realizable value based on forecasted demand and market conditions, which may differ from actual results.

F-6

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the useful lives (except for leasehold improvements which are depreciated over the lesser of the lease term or the useful life) of the assets as follows:

Estimated Useful Life
Furniture and fixtures	5-7 years
Office and computer equipment	3-5 years

Depreciation expense was $11,859 and $7,062 for the six months ended June 30, 2018 and 2017, respectively.

Intangible Assets

Intangible assets with definite useful lives are recorded on the basis of cost and are amortized on a straight-line basis over their estimated useful lives. The Company uses a useful life of 5 years for an import/export license. The Company evaluates the remaining useful life of intangible assets annually to determine whether events and circumstances warrant a revision to the remaining amortization period. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. At June 30, 2018, no revision to the remaining amortization period of the intangible assets was made.

Amortization expense was $4,276 and $3,970 for the six months ended June 30, 2018 and 2017, respectively.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Goodwill and Intangibles

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

F-7

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Prior to the acquisition of Decahedron, the Company had no recorded goodwill value. As a result of the acquisition of Decahedron, the Company tested and expensed 100% of the goodwill allocated to the acquisition costs, an amount equal to $1,949,884 for the period ending June 30, 2017.

Equity Method Investment

For those investments in common stock or in-substance common stock in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee, the investment is accounted for under the equity method. The Company records its share in the earnings of the investee and is included in “Equity earnings of affiliate” in the consolidated statement of operations. The Company assesses its investment for other-than-temporary impairment when events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable and recognizes an impairment loss to adjust the investment to its then current fair value

Investments in Equity Securities

Investments in equity securities are accounted for at fair value with changes in fair value recognized in income from operations. Equity securities are classified as short-term or long-term based on the nature of the securities and their availability to meet current operating requirements. Equity securities that are readily available for use in current operations are reported as a component of current assets in the accompanying consolidated balance sheets. Equity securities that are not considered available for use in current operations would be reported as a component of long-term assets in the accompanying consolidated balance sheets. For equity securities with no readily determinable fair value, the Company elects a measurement alternative to fair value. Under this alternative, the Company measures the investments at cost, less any impairment, and adjusted for changes resulting from observable price changes in transactions for identical or similar investments of the investee. The election to use the measurement alternative is made for each eligible investment.

Fair Value Measurement

The Company adopted FASB ASC 820-Fair Value Measurements and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The Company did not have any Level 2 or Level 3 assets or liabilities as of June 30, 2018.

Cash is considered to be highly liquid and easily tradable as of June 30, 2018 and therefore classified as Level 1 within the fair value hierarchy. The investment in KBB is also classified as Level 1within the fair value hierarchy.

F-8

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

In addition, FASB ASC 825-10-25 Fair Value Option, or ASC 825-10-25, was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Revenue Recognition

The Company adopted Topic 606 Revenue from Contracts with Customers on January 1, 2018. As a result, it has changed its accounting policy for revenue recognition as detailed below.

Revenue is measured based on consideration specified in a contract with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control of a product to a customer. These criteria are assumed to have been met upon delivery of the products requested by the customer to the customers carrier. Hence, adoption of the ASC 606, has not changed the timing and nature of the Company’s revenue recognition.

Stock-based Compensation

The Company records stock based compensation in accordance with ASC section 718, “Stock Compensation” and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the SEC in March 2005 regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The Company values any employee or non-employee stock based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 505-50 “Equity-Based Payments to Non-Employees”.

Foreign Currency Translations and Transactions

Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders’ equity until the entity is sold or substantially liquidated.

Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity’s local currency) are included in net earnings.

Income Taxes

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is liable for income taxes in the Republic of Cyprus, Greece and the United Kingdom of England. The corporate income tax rate in Cyprus is 12.5%, 29% in Greece (tax losses are carried forward for five years effective January 1, 2013) and 20% in United Kingdom of England. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At June 30, 2018 the Company has maintained a valuation allowance against all net deferred tax assets in each jurisdiction in which it is subject to income tax.

F-9

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

We recognize the impact of an uncertain tax position in our financial statements if, in management’s judgment, the position is not more-likely-then-not sustainable upon audit based on the position’s technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. As of June 30, 2018 the Company has no uncertain tax positions recorded in any jurisdiction where it is subject to income tax.

Basic and Diluted Net Income (Loss) per Common Share

Basic income per share is calculated by dividing income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted income per share is calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period and, when dilutive, potential shares from stock options and warrants to purchase common stock, using the treasury stock method. In accordance with ASC 260, “Earnings Per Share”, the following table reconciles basic shares outstanding to fully diluted shares outstanding.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Weighted average number of common shares outstanding Basic	13,167,364	12,786,438	12,918,417	12,734,183
Potentially dilutive common stock equivalents	62,219	-	-	-
Weighted average number of common and equivalent shares outstanding - Diluted	13,229,583	12,786,438	12,918,417	12,734,183

Common stock equivalents are included in the diluted income per share calculation only when option exercise prices are lower than the average market price of the common shares for the period presented.

Recent Accounting Pronouncements

Effective January 1, 2018, the Company adopted ASU 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities “ and ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 contained a number of changes which are applicable to the Company including the following: (1) requires equity investments to be measured at fair value with changes in fair value recognized in net income; and (2) allows equity investments without readily determinable fair values to be measured at cost less impairment, if any, plus or minus changes in observable prices (referred to as the “measurement alternative”); ASU 2018-03 also clarified certain aspects of the guidance issued in ASU 2016-01, including requiring a prospective transition approach for equity investments without readily determinable fair value in which the measurement alternative is applied. ASU 2016-01 does not apply to investments accounted for using the equity method, investments in consolidated subsidiaries, FHLB stock, and investments in low income housing tax credit projects. The ASU also eliminated the requirement to classify equity investments into different categories such as “Available-for-sale.”

F-10

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350), which simplifies the measurement of goodwill by eliminating Step 2 from the current goodwill impairment test in the event that there is evidence of an impairment based on qualitative or quantitative assessments. ASU 2017-04 does not change how the goodwill impairment is identified, and the Company will continue to perform a qualitative assessment annually to determine whether the two-step impairment test is required. Until the adoption, current accounting standards require the impairment loss to be recognized under Step 2 of the impairment test. This requires the Company to calculate the implied fair value of goodwill by assigning fair value to the reporting unit’s assets and liabilities as if the reporting unit has been acquired in a business combination, then subsequently subtracting the implied goodwill from the carrying amount of the goodwill. The new standard would require the Company to determine the fair value of the reporting unit and subtract the carrying value from the fair value of the reporting unit to determine if there is an impairment. ASU 2017-04 is effective for the Company for fiscal years after December 15, 2019, and early adoption is permitted. ASU 2017-04 is required to be adopted prospectively, and the adoption is effective for annual goodwill impairment tests performed in the year of adoption. The Company does not believe that the adoption of ASU No. 2017-04 will have a material effect on the Company’s consolidated financial position or the Company’s consolidated results of operations

In January 2017, the FASB issued ASU No. 2017-01, “Clarifying the Definition of a Business,” with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as an acquisition of assets or a business. ASU No. 2017-01 is effective for the Company’s fiscal year commencing on January 1, 2018. The effect of this guidance is to be applied prospectively and early adoption is permitted. The Company does not believe that the adoption of ASU No. 2017-01 will have a material effect on the Company’s consolidated financial position or the Company’s consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which will require lessees to recognize assets and liabilities for the rights and obligations created by most leases on the balance sheet. The changes become effective for the Company’s fiscal year beginning after July 1, 2019. Modified retrospective adoption for all leases existing at, or entered into after, the date of initial application, is required with an option to use certain transition relief. The Company expects this ASU will increase its current assets and current liabilities, but have no net material impact on its consolidated financial statements.

In July 2015, the Financial Accounting Standards Board issued Simplifying the Measurement of Inventory, Topic 0330 (ASU No 2015-11). ASU 2015-11 changes the measurement principle for inventory from the lower of cost or market to lower of cost or net realizable value. The new standard is effective for the Company for fiscal years and interim periods beginning after December 15, 2016. The Company adopted this standard in the first quarter of fiscal 2017, applying it prospectively. The adoption of ASU 2015-11 did not have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09-Revenue from Contracts with Customers (Topic 606). The guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The FASB delayed the effective date to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. In addition, in March and April 2016, the FASB issued new guidance intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. Both amendments permit the use of either a retrospective or cumulative effect transition method and are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early application permitted. As of January 1, 2018, the Company has adopted the ASC 606 – Revenue from Contracts with Customers and recognizes revenue at the point in time at which the customer obtains control of the entity and the Company has satisfied its performance obligations. The adoption of ASC 606 did not materially impact the timing or amount of revenues that would otherwise be recognized.

NOTE 3 – ACQUISITION OF DECAHEDRON, LTD.

On February 10, 2017, the Company completed the acquisition pursuant to the Decahedron SPA acquiring 100% of the outstanding shares of Decahedron, a United Kingdom company. Decahedron is a pharmaceuticals wholesaler which specializes in imports and exports of branded and generic pharmaceutical products within the EEA and around the world. At closing, the Company acquired 100% of Decahedron’s outstanding shares in exchange for 170,000 shares of Cosmos common stock valued at $1,479,000 (the “Acquisition”).

F-11

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

The Company recognized cash of $40,858 acquired on acquisition. The Company recognized the remaining Decahedron assets acquired and liabilities assumed based upon the fair value of such assets and liabilities measured as of the date of acquisition. The aggregate purchase price for Decahedron has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the acquired net assets represents cost and revenue synergies specific to the Company, as well as non-capitalizable intangible assets, such as the license held by Decahedron for the wholesale of pharmaceuticals in the United Kingdom and Europe, the remainder was allocated to goodwill, none of which is tax deductible.

During the year ended December 31, 2017, we recorded an adjustment of $28,002 primarily related to other assets and an adjustment of the accounts payable associated with the Decahedron acquisition. We finalized our allocation of the purchase price during the year ended December 31, 2017. The final allocation of the purchase price as of December 31, 2017, is as follows:

	Preliminary Allocation as of
	February 10,	Allocation	Final
	2017	Adjustments	Allocation
Current assets	$6,537	$-	$6,537
Intangible assets	50,000	-	50,000
Other assets	305,400	(216,562)	88,838
Total assets acquired	361,937	(216,562)	145,375
Liabilities assumed:
Debt	804,819	(188,560)	616,259
Total liabilities assumed	804,819	(188,560)	616,259
Net assets acquired	(442,882)	(28,002)	(470,884)
Consideration:
Value of Common Stock Issued at Acquisition	1,479,000	-	1,479,000
Goodwill	$1,921,882	$28,002	$1,949,884

The components of the acquired intangible assets were as follows (in thousands):

	Amount	Useful Life (Years)
Licenses (a)	$50,000	5
	$50,000	-

_____________

(a) U.K Pharmaceutical Wholesale Distribution License

Unaudited Supplemental Pro Forma Data

The unaudited pro forma statements of operations data for the six months ended June 30, 2018 and 2017, below, give effect to the Decahedron Acquisition, described above, as if it had occurred at January 1, 2017. These amounts have been calculated after applying our accounting policies and adjusting the results of Decahedron intangible amortization that would have been charged assuming the fair value adjustments had been applied and incurred since January 1, 2017. This pro forma data is presented for informational purposes only and does not purport to be indicative of our future results of operations.

Revenue of $1,335,360 and net loss of $176,785 since the acquisition date are included in the consolidated statement of operations and comprehensive income (loss) for the six months ended June 30, 2017.

F-12

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Unaudited pro forma results of operations for the six months ended June 30, 2018 and 2017 as though the Company acquired Decahedron on the first day of each fiscal year are set forth below.

	Six months Ended June 30,
	2018	2017
Revenues	$20,822,317	$10,421,894
Cost of revenues	19,509,987	9,584,090
Gross profit	1,312,330	837,804

Operating expenses	1,540,663	3,653,255
Operating loss	(228,333)	(2,815,451)

Other income (expense)	(2,039,082)	(129,492)

Income tax (expense)	(28)	(32)

Net loss	$(2,267,443)	$(2,944,975)

Other comprehensive gain (loss)	46,103	(126,677)
Comprehensive net loss	$(2,221,340)	$(3,071,652)

The purchase price exceeded the estimated fair value of the net assets acquired by $1,949,884 which was recorded as Goodwill. Goodwill represents the difference between the total purchase price for the net assets purchased from Decahedron and the aggregate fair values of tangible and intangible assets acquired, less liabilities assumed. At the conclusion of the acquisition, goodwill was reviewed for impairment and it was determined that indicators of impairment existed.

As of June 30, 2017, after our assessment of the totality of the events that could impair goodwill, it was the Company’s conclusion “it is more likely than not” that the Goodwill was impaired. As a result of the Company’s assessment, 100% of the goodwill of $1,949,884 was recorded as an impairment of goodwill.

NOTE 4 – INVESTMENTS

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement (the “Distribution and Equity Acquisition Agreement”) with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was recently formed to be a global supplier of Cannabis, cannabidiol (CBD) and/or any Cannabis Extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted.

The Distribution and Equity Acquisition Agreement is to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five (5) years of the agreement. The transaction closed on May 22, 2018 after the due diligence period, following which the Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon board of directors.

F-13

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Since Marathon is a newly formed entity with no assets, the Company attributed no value to the 5 million shares in Marathon which was received as consideration for the distribution services. The Company has significant influence over Marathon due to its representation on the board of Marathon and therefore, accounts for its investment in Marathon under the equity method of accounting. Since the carrying value of its investment in Marathon is $0, and the Company is not obligated to fund losses of Marathon, the Company will not record losses resulting from Marathon’s operations. If Marathon were to report a net income, the Company will apply the equity method of accounting and recognize such income in its statement of operations or resume applying the equity method only after its share of net income equals the share of net losses not recognized in earlier periods.

Share Exchange Agreement

On May 17, 2018, the Company entered into a Share Exchange Agreement (the “SEA”) with Marathon, Kaneh Bosm Biotechnology Inc. (“KBB”) and certain other sellers of Marathon capital stock. Under the SEA, the Company agreed to transfer 2.5 million shares in Marathon to KBB, a corporation incorporated under the laws of the Province of British Columbia and a public reporting issuer on the Canadian Securities Exchange, in exchange for 5 million shares of KBB.

The Company accounted for the exchange at fair value and recognized a gain on exchange of its investment in Marathon of $1,953,000 included in Gains on exchange of equity investments in the consolidated statements of operations. The Company determined the fair value of the exchange based on an actively quoted stock price of KBB received in exchange for the Marathon shares. The Company continues to fair value its investment in KBB with changes recognized in earnings each period and recorded an unrealized loss on exchange of investment during the six months ended June 30, 2018 of $126,840 such that the net gain at the end of the period is $1,826,160.

Since no value was attributed to the 33 1/3% equity ownership interest in Marathon received as consideration for the distribution services, the Company would receive variable consideration in future for its services under the Distribution and Equity Acquisition Agreement, if certain milestones are achieved. Refer to Note 9 for the accounting associated with the cash of CAD $2 million received upfront. Variable consideration to be received in the future upon achieving the gross sales milestones described above, is constrained as the Company estimates that it is probable that a significant reversal of revenue could occur. In assessing the constraint, the Company considered its limited experience with the Products, new geographic markets and similar transactions, which affect the Company’s ability to estimate the likelihood of a probable revenue reversal. Therefore, no revenue has been recognized for the period ended June 30, 2018. The Company will continue to reassess variable consideration at each reporting period and update the transaction price when it becomes probable that a significant revenue reversal would not occur.

On July 16, 2018, the Company exchanged its remaining equity interest in Marathon for shares in KBB as further discussed in Note 13.

NOTE 5 – INCOME TAXES

At June 30, 2018, the Company’s effective tax rate differs from the US federal statutory tax rate primarily due to a valuation allowance recorded against net deferred tax assets in all jurisdictions in which the Company operates. At December 31, 2017, the Company’s effective tax rate differed from the US federal statutory tax rate primarily due to earnings taxed at the lower income tax rate in Cyprus.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At June 30, 2018, the Company has a maintained a valuation allowance against all net deferred tax assets in each jurisdiction in which it is subject to income tax.

As of June 30, 2018, the Company has no uncertain tax positions recorded in any jurisdiction where it is subject to income tax. The Company has recorded $44,120 of interest and penalties as interest expense for the six months ended June 30, 2018 in accordance with this policy.

F-14

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

NOTE 6 – CAPITAL STRUCTURE

Reverse Stock Split

On November 21, 2017, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of Common Stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, and warrants including all share and per-share data, for all amounts and periods presented in the consolidated financial statements.

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock, which have liquidation preference over the common stock and are non-voting. As of June 30, 2018, and December 31, 2017, no preferred shares have been issued.

Common Stock

The Company is authorized to issue 300 million shares of common stock and had issued 10,000,000 in connection with the merger and had 2,558,553 shares issued prior to the merger with Amplerissimo.

On September 27, 2013, the Company completed the acquisition of Amplerissimo through the issuance of 10,000,000 shares of Common Stock to Dimitrios Goulielmos, the sole shareholder of Amplerissimo, the Company had 12,558,553 shares of Common Stock issued and outstanding.

On February 10, 2017, the Company and Decahedron consummated the acquisition of Decahedron SPA. Pursuant to the terms of the Decahedron SPA, the shareholders of Decahedron received an aggregate of 170,000 shares of common stock of the Company, which were delivered at closing in exchange for all of the Ordinary Shares of Decahedron for the Stock Consideration.

Purchase of Treasury Shares

On December 19, 2017, the Company entered into a stock purchase agreement with an officer and director of the Company, whereby for consideration of €80,000 ($94,495) the Company will repurchase 20,000 shares of its common stock. As per the agreement, the sale and transfer of the shares occurred on December 19, 2017, the date of signing, however the Company is entitled to pay the full consideration in tranches until July 2018. As of December 31, 2017, the Company paid consideration of €28,000 ($33,073) and had an amount due to related party of €52,000 ($61,422). The shares were returned to the Company in February 2018. During the six months ended June 30, 2018, the Company repaid the remaining balance of €52,000 ($63,446).

On June 18, 2018, the Company entered into a stock purchase agreement with an officer and director of the Company, whereby for consideration of €60,000 ($69,912) the Company will repurchase 15,000 shares of its common stock, however as of June 30, 2018, the Company had not received the shares. As per the agreement, the sale and transfer of the shares will occur on June 18, 2018, the date of signing, however the Company is entitled to pay the full consideration in tranches until November 2018. During the six months ended June 30, 2017, the Company paid consideration of €10,000 ($11,602) and a remaining balance payable remains in the amount of €50,000 ($58,010).

Shares Issued for Services

On March 1, 2017, the Company entered into a four-month consulting agreement with a third-party investment advisory firm for consideration of 500 restricted shares of common stock to be issued during the period of the agreement for any introductions and related contributions the Company receives as a result of those introductions. As of June 30, 2018, no consideration has been earned and no shares have been issued related to this agreement.

F-15

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

On May 25, 2017, the Company entered into a 20-month consulting agreement with a third party advisory firm for consideration of 20,000 shares of the Company’s common stock. The stock was issued on May 25, 2017 and fair valued at $7.70 per share or $154,000, which will be amortized over the length of the agreement. During the year ending December 31, 2017, the Company recorded $56,138 in consulting expense related to this agreement. During the six months ended June 30, 2018 an additional $45,770 in consulting expense was recorded.

Potentially Dilutive Securities

On January 1, 2018, the Company granted 25,000 options to an employee of the Company as compensation for being appointed the International Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $1.00 per share. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 12,500 options fully vested as of June 30, 2018 (See Note 11).

As of June 30, 2018, and December 31, 2017, the Company had 13,495,394 and 12,825,393 shares of Common Stock issued and 13,321,705 and 12,666,704 shares of Common Stock, respectively, outstanding.

No options, warrants or other potentially dilutive securities other than those disclosed above have been issued as of June 30, 2018.

NOTE 7 – RELATED PARTY TRANSACTIONS

On the date of our inception, we issued 20 million shares of our common stock to our three officers and directors which were recorded at no value (offsetting increases and decreases in Common Stock and Additional Paid in Capital).

DOC Pharma S.A.

As of June 30, 2018, the Company has a prepaid balance of €1,506,491 ($1,759,732) and an accounts payable balance of €66,288 ($77,431), resulting in a net prepaid balance, related to purchases of inventory, of €1,440,203 ($1,682,301) at June 30, 2018 to DOC Pharma S.A. During the six months ended June 30, 2018, the Company has purchased a total of €2,531,491 ($3,064,370) of products from DOC Pharma. During the six months ended June 30, 2017, the Company has purchased a total of €1,751,369 ($1,898,134) of products from DOC Pharma.

On November 1, 2015, the Company entered into a €12,000 ($12,662) Loan Agreement with DOC Pharma S.A., pursuant to which DOC Pharma S.A., paid existing bills of the Company in the amount of €12,000 ($12,662), excluding the Vendor Bills. The loan bears an interest rate of 2% per annum and was due and payable in full on October 31, 2016. As of June 30, 2018, the Company has an outstanding principal balance under this note of €12,000 ($14,017) and accrued interest expense of $704.

Medihelm S.A

As of June 30, 2018, the Company has an outstanding payable balance due to Medihelm S.A. of £339,242 ($447,902). Medihelm’s managing director is the mother of Nikolaos Lazarou, the director of Decahedron. Additionally, the Company has a receivable balance of €195,932 ($228,869) and a prepaid balance, related to purchases of inventory, of €2,177,187 ($2,543,172) as of June 30, 2018. During the six months ended June 30, 2018, SkyPharm purchased €5,428,168 ($6,570,798) and Decahedron purchased £424,670 ($582,885) of products from Medihelm. SkyPharm generated revenue from Medihelm of €508,251 ($615,238). During the six months ended June 30, 2017, SkyPharm purchased €3,057,165 ($3,313,356) and Decahedron purchased £45,349 ($57,394) of products from Medihelm. SkyPharm generated revenue from Medihelm of €494,206 ($535,620).

F-16

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Grigorios Siokas

On October 1, 2016, the Company borrowed €5,000 ($5,276) from Mr. Siokas, CEO, related to its subsidiary’s purchase of additional capital of SkyPharm. The loan is non-interest bearing and has a maturity date of October 1, 2017. During the year ending December 31, 2017, the Company borrowed an additional €1,000 ($1,202). The outstanding balance as of June 30, 2018 was €6,000 ($7,009).

During the six months ended June 30, 2018, the Company borrowed €694,700 ($811,479) as loans payable from Mr. Siokas and repaid €114,000 ($133,163) of those loans. These loans are non-interest bearing and have no maturity dates. As of June 30, 2018, the Company has an outstanding principal balance under these loans of €580,700 ($678,316).

On January 31, 2018 and February 14, 2018, the Company borrowed an additional $135,000 from Mr, Siokas and repaid $60,000. These loans are non-interest bearing and have no maturity dates. As of June 30, 2018, the Company has an outstanding principal balance under these loans of $75,000.

Dimitrios Goulielmos

On November 21, 2014, SkyPharm entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company, pursuant to which the Company borrowed €330,000 ($401,115) from Mr. Goulielmos. The Loan bore an interest rate of 2% per annum and was due and payable in full on May 11, 2015. On November 4, 2015, €130,000 ($142,860) in principal and the related accrued interest of €733 ($806) was forgiven and the remaining balance of €200,000 will no longer accrue interest as part of the stock purchase agreement with Grigorios Siokas on November 4, 2015 referenced above. As of December 31, 2016, €60,000 ($63,312) of the loan was paid back. During the year ended December 31, 2017 an additional €70,500 ($84,755) was paid back. During the six months ended June 30, 2018 the Company repaid an additional €16,000 ($18,690) and a principal balance of €53,500 ($62,493) and €0.00 of accrued interest remains.

Konstantinos Vassilopoulos

During the six months ended June 30, 2018, the Company borrowed and repaid an aggregate total of $125,000 to Mr. Konstantinos Vassilopoulos. As of June 30, 2018, a principal balance of $0 remains.

In connection with the Decahedron SPA, on February 9, 2017, Decahedron, Medihelm S.A. and Nikolaos Lazarou entered into a liability transfer agreement whereby the loan previously provided by Decahedron to Mr. Lazarou prior to the acquisition would be cancelled in exchange for Mr. Lazarou’s personal assumption of approximately £172,310 ($220,988) owed to MediHelm S.A., a creditor of Decahedron.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

NOTE 8 – CONVERTIBLE DEBT

November 15, 2017 Securities Purchase Agreement

On November 15, 2017, the Company entered into a Securities Purchase Agreement with institutional investors (the “Buyers”), pursuant to which the Company issued on November 16, 2017 for a purchase price of $3,000,000, $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Existing Notes”) to the Buyers, convertible into approximately 670,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) at $5.00 per Share and five-year warrants (the “Warrants”) to purchase an aggregate of 536,000 shares of Common Stock exercisable at $7.50 per share. The Notes contained an original issue discount of $350,000. Of the $3,000,000 purchase price, $240,000 went directly to financing costs (see below) and $74,000 went directly to legal fees such that the Company received net proceeds of $2,686,000.

F-17

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

On February 20, 2018, the Company entered into two separate Amendment and Exchange Agreements (“Exchange Agreements”) with the two institutional investors for new senior convertible notes (“New Notes”) in exchange for existing notes. Each New Note is identical in all material respects to the Existing Note, except that (i) the New Note was not convertible into shares of the Company’s common stock (the “Common Stock”) until April 20, 2018; (ii) all future cash installment payments under such New Note will be made at a redemption price equal to 112% of the applicable installment amount; (iii) the Company’s existing obligation to initially deliver pre-delivery shares of its common stock to the holder of such New Note was deferred until April 20, 2018; and (iv) at any time on or before June 20, 2018, the Company had the right, at its option, to redeem all, or any part, of the amounts then outstanding under such New Note in cash at a redemption price equal to 125% of such amounts then outstanding under such New Note. The Company will repay the principal amount of the Notes in equal monthly installments beginning on January 1, 2018 and repeating on the first business day of each calendar month thereafter until the fourteenth (14th) month anniversary date of issue No interest shall accrue under the Notes unless and until an Event of Default (as defined) has occurred and is not cured. As of June 30, 2018, no such event of default had occurred. On April 24, 2018, 670,001 per-delivery shares were issued. Eighty-five (85%) percent of any cash proceeds received by the holders of the Notes from the sale of pre-delivery shares issued as collateral shall be applied against the particular installment amount then due. The Notes are senior in right of payment to all existing and future indebtedness except Permitted Indebtedness which includes $12 million of senior secured indebtedness of the Company and its subsidiaries under the above described Synthesis loan agreements, plus a defined amount of purchase money indebtedness in connection with bona fide acquisitions. The Company evaluated the debt modification in accordance with ASC 470-50 and concluded that the debt qualified for debt extinguishment as the 10% cash flow test was met. As a result, the Existing Notes were written off and the New Notes were recorded at fair value as of February 20, 2018. The Company wrote off the remaining principal balance of $2,871,429 of the Existing Notes along with the remaining $2,596,838 of debt discounts related to the Existing Notes of which $1,140,711 was a reduction to additional paid-in-capital representing the intrinsic value of the existing beneficial conversion feature. The Company recorded the New Notes in the amount of $3,216,000 and a total debt discount of $3,216,000 in relation to the intrinsic value of the new beneficial conversion feature of $2,880,000 and an original issue discount of $336,000. This resulted in a net loss on extinguishment of debt in the amount of $1,464,698 and additional net equity related to the beneficial conversion feature of $1,739,289.

The Notes are not convertible until April 18, 2018 pursuant to the February 20, 2018 amendment. Beginning April 20, 2018, the Holder may convert the Notes into shares of Common Stock at the rate of $5.00 per share. In the event of an issuance of Common Stock for a consideration less than the Conversion Price (other than Excluded Securities, as defined) the Conversion Price shall be reduced to the price of the dilutive issuance, (the “Conversion Price”). Upon an Event of Default (as defined), the Buyers may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the Volume-Weighted Average Price (as defined, the “VWAP”). The Company valued the beneficial conversion feature of the Existing Notes at intrinsic value and recorded $1,140,711 to debt discount, of which $405,743 was amortized through February 19, 2018. On February 20, 2018, the remaining debt discount was written off and the Company recorded a new debt discount as discussed above.

The Notes are senior in right of payment to all existing and future indebtedness of the Company except Permitted Indebtedness (as defined in the Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

The Notes include customary Events of Default and provide that the Buyers may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyers may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent.

The Warrants have a five-year term and are exercisable into 536,000 shares of Common Stock beginning May 16, 2018 or six months after the issue date. The Warrants are exercisable at $7.50 per share subject to full ratchet anti-dilution protection (see above). As of June 30, 2018, there were no anti-dilution trigger events. The Warrants will be exercisable on a cashless basis if a registration statement is not effective covering the resale of the underlying Warrant Shares. The Company calculated the warrants at relative fair value of $1,545,288, which was recognized as a discount to the Existing Notes of which $347,418 was amortized as interest expense through February 19, 2018. On February 20, 2018, the remaining balance was reversed due to the Exchange Agreement as discussed above.

Conversion of the Notes and exercise of the Warrants are each subject to a blocker provision which prevents any holder from converting or exercising, as applicable, the Notes or the Warrants, into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of the Company’s issued and outstanding Common Stock (each, a “Blocker”).

F-18

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

The Company filed, within thirty (30) days of the Closing, a registration statement covering one hundred fifty (150%) percent of the maximum number of shares, underlying the Notes and Warrants pursuant to a registration rights agreement with the Buyers (the “Registration Rights Agreement”).

As a condition to the closing of the Financing, each Buyer, severally, was required to execute a leak-out agreement (each, a “Leak-Out Agreement”) restricting such Buyer’s sale of shares of Common Stock underlying the Notes and Warrants on any Trading Day to not more than such Buyer’s pro rata allocation of the greater of (x) sales with net proceeds of an aggregate of $20,000 or (y) twenty-five (25%) percent of the daily average trading volume of the Company’s Common Stock. If after the closing of the Financing there is no Event of Default under the Notes, the VWAP of the Company’s Common Stock for three (3) trading days is less than $1.50 per share, the Company may further restrict the Buyers from selling at less than $1.50 per share; provided that the portion of the Notes subject to redemption on each Installment Date shall thereafter double.

On November 15, 2017 in connection with the $3,350,000 Securities Purchase Agreement, Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, received a cash commission for the transaction equal to eight (8%) percent of the total gross proceeds of the offering, or $240,000 and the issuance of five-year warrants to purchase eight (8%) percent of the shares of common stock issued or issuable in this offering (excluding shares of common stock issuable upon exercise of any warrants issued to investors), or 53,600 shares; and, will receive eight (8%) percent of any cash proceeds received from the exercise of any warrants sold in the offering with an expiration equal to or less than twenty-four (24) months. The warrants are exercisable six months after the issue date or May 16, 2018 and were valued at a fair value of $386,003 which was fully expensed during the year ended December 31, 2017. The $240,000 cash commission was recorded as debt discount and will be amortized over the term of the Notes.

During the six months ended June 30, 2018, there were principal conversions in the amount of $34,719 and the Company repaid principal in the amount of $1,311,286, such that the remaining outstanding principal balance of the Notes as of June 30, 2018 is $2,109,281.

The Company recorded a total of $3,350,000 of debt discounts related to the above Existing Notes in the year ended December 31, 2017. A total of $360,890 was amortized during the year ended December 31, 2017 and an additional $392,272 related to the debt discount of the Existing Notes was amortized through February 19, 2018. As a result of the Exchange Agreement discussed above, the debt discounts of the Existing Notes were written off and a total of $3,216,000 of debt discounts were recorded during the six months ended June 30, 2018. The debt discounts are being amortized over the term of the debt. Amortization of the debt discounts of the New Notes for the six months ended June 30, 2018 was $1,668,926.

NOTE 9 – DEBT

On November 16, 2015, the Company entered into a Loan Agreement with Panagiotis Drakopoulos, former Director and former Chief Executive Officer, pursuant to which the Company borrowed €40,000 ($43,624) as a note payable from Mr. Drakopoulos. The note bears an interest rate of 6% per annum and was due and payable in full on November 15, 2016. During the year ended December 31, 2017, the Company repaid €17,000 ($20,437) of principal and €2,060 ($2,477) of accrued interest. During the six months ended June 30, 2018, the Company paid back an additional €10,000 ($11,681). As of June 30, 2018, the Company has an outstanding principal balance of €13,000 ($15,185) and accrued interest of €2,688 ($3,140).

On January 18, 2018, the Company entered into a Loan Agreement with a third party, pursuant to which the Company borrowed €75,000 ($87,608). The note bore an interest rate of 6.5% per annum and had a maturity date of January 17, 2019. The note is secured by a personal guaranty of Grigorios Siokas. During the six months ended June 30, 2018, the Company has repaid the loan and the related accrued interest of €1,748 ($2,042) in full.

On March 16, 2018, the Company entered into a Loan Agreement with a third party, pursuant to which the Company borrowed €1,500,000 ($1,752,150) as a note payable. The note bears an interest rate of 4.7% per annum and has a maturity date of March 18, 2019. As of June 30, 2018, the Company has an outstanding principal balance of €1,500,000 ($1,752,150) and accrued interest of €20,089 ($23,466) related to this note.

F-19

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

On April 2, 2018, the Company entered into a Loan Agreement with a third party, pursuant to which the Company borrowed €5,000 ($5,841) as a note payable. The note bears no interest and no stated maturity date. As of June 30, 2018, the Company has an outstanding principal balance of €5,000 ($5,841) related to this note.

Loan Facility Agreement

On August 4, 2016, the Company’s wholly owned subsidiary SkyPharm entered into a Loan Facility Agreement, guaranteed by Grigorios Siokas, with Synthesis Peer-To Peer-Income Fund (the “Loan Facility” the “Lender”). The Loan Facility initially provided SkyPharm with a credit facility of up to $1,292,769 (€1,225,141). Any advance under the Loan Facility accrues interest at a rate of 10% per annum and requires quarterly interest payments commencing on September 30, 2016. The amounts owed under the Loan Facility shall be repayable upon the earlier of (i) three months following the demand of the Lender; or (ii) August 31, 2018. No prepayment is permitted pursuant to the terms of the Loan Facility. The Synthesis Facility Agreement as amended is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

On September 13, 2016, Sky Pharm entered into a First Deed of Amendment with the Loan Facility increasing the maximum loan amount to $1,533,020 as a result of the Lender having advanced $240,251 (€227,629) to SkyPharm.

On March 23, 2017, SkyPharm entered into an Amended and Restated Loan Facility Agreement (the “A&R Loan Facility”), with the Loan Facility which increased the loan amount to an aggregate total of $2,664,960 (€2,216,736) as a result of the lender having advanced $174,000 (€164,898) in September 2016, $100,000 (€94,769) in October 2016, $250,000 (€236,922) in November 2016, $452,471 (€428,800) in December 2016, $155,516 (€129,360) in January 2017, $382,327 (€318,023) in July 2017 and $70,000 (€58,227) in December 2017. The A&R Loan Facility amends and restates certain provisions of the Loan Facility Agreement, dated as of August 4, 2016, by and among the same parties. Advances under the A&R Loan Facility continue to accrue interest at a rate of 10% per annum from the applicable date of each drawdown and require quarterly interest payments. The A&R Facility now permits prepayments at any time. The amounts owed under the A&R Loan Facility shall be repayable upon the earlier of (i) seventy-five days following the demand of the Lender; or (ii) August 31, 2018. The A&R Loan Facility is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas (the “Pledged Shares”). The A&R Loan Facility was also amended to provide additional affirmative and negative covenants of Sky Pharm and the Guarantor during the term of loans remain outstanding, including, but not limited to, the consent of the Lender in connection with (i) the Company or any of its subsidiaries incurring any additional indebtedness; or (ii) in the event of any increase in the Company’s issued and outstanding shares of Common Stock, the Pledged Shares shall be increased to an amount equal to a minimum of ten percent (10%) of the issued and outstanding shares of the Company.

On April 18, 2018, the Company entered into an amendment with the Lender that was effective as of January 1, 2018, pursuant to which the maturity dates for all advances was extended to December 31, 2021. Additionally, the interest rate was amended such that the interest rate for all advances is 4% plus the 3-Month Libor rate. The Loan Facility also forgave €32,468 ($40,000) in fees related to the July 6, 2017 advance. As a result, the Company reduced the unamortized portion of debt discount that related to those fees and recorded a gain on debt settlement of €19,763 ($23,924).

As of June 30, 2018, the outstanding balance under this note was $3,078,442 (€2,635,427) and accrued interest expense of $315,306 (€269,930) has been recorded.

The Company recorded a total of €155,060 ($191,034) in debt discounts related to this note in prior years. The debt discounts are being amortized over the term of the debt. As a result of the April 18, 2018 amendment, the Company reduced the unamortized debt discount of €20,237 ($23,639). The Company amortized a total of €92,661 ($114,158) in prior years. Amortization of the debt discounts for the six months ended June 30, 2018 was €31,405 ($38,016).

F-20

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Bridge Loans

On March 16, 2017 and March 20, 2017, SkyPharm entered into loan agreements with the Synthesis Peer-To Peer-Income Fund (the “Bridge Loans”). The Bridge Loans provided to SkyPharm loans of €41,590 ($50,000) and €100,000 ($120,220), respectively, during the year ended December 31, 2017. The Bridge Loans accrue interest at a rate of 10% per annum and were repayable on April 16, 2017 and April 20, 2017, respectively, together with all other amounts then accrued and unpaid. On April 16, 2017, the maturity dates were amended for no additional consideration or change in terms and conditions. The maturity dates of both loans were amended, and they matured on May 16, 2017 and May 20, 2017, respectively. Pursuant to the April 18, 2018 agreement and effective January 1, 2018, the Company reached an agreement with Synthesis Peer-To-Peer Income Fund such that the March 20, 2017 loan would have a fixed USD payoff amount of $106,542. As a result of this agreement the Company recorded a gain on settlement of debt of €16,667 ($20,175) related to the reduction of the USD payoff amount and an additional gain on settlement of debt of €3,950 ($4,781) related to interest that had accrued on the original amount of the loan. The Company has accrued interest expense of an aggregate total of €12,103 ($14,138) for both loans and the outstanding balances of these loans was €42,805 ($50,000) and €91,209 ($106,542), respectively, as of June 30, 2018.

On May 5, 2017, SkyPharm entered into a loan agreement with Synthesis Peer-To-Peer Income Fund for €28,901 ($34,745). The loan accrues interest at a rate of 10% per annum and matured on September 30, 2017. The Company has accrued interest expense of €2,869 ($3,351) and the outstanding balance on this loan was €29,745 ($34,745) as of June 30, 2018.

On April 18, 2018, the Company entered into an amendment pursuant to which the maturity dates for all of the above Bridge Loan advances were extended to December 31, 2021 for no additional consideration. Additionally, the interest rate was amended such that, effective January 1, 2018, the interest rate for all advances is 4% plus the 3-Month Libor rate.

Trade Facility Agreements

On April 10, 2017, Decahedron entered into a Trade Finance Facility Agreement (the “Decahedron Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The Decahedron Facility provides the following material terms:

•	The Lender will provide Decahedron a facility of up to €2,750,000 ($3,388,000) secured against Decahedron’s receivables from the sale of branded and generic pharmaceutical sales.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the Decahedron Facility will be for 12 months.

•	The obligations of Decahedron are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to Decahedron’s suppliers.

•	The following fees should be paid in connection with the Decahedron Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

The current draw on the Decahedron Facility is $0.

F-21

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “SkyPharm Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The SkyPharm Facility provides the following material terms:

•

The Lender will provide SkyPharm a facility of up to €2,000,000 ($2,464,000) secured against SkyPharm’s receivables from the sale of branded and generic pharmaceutical sales. In the event that accounts receivable becomes uncollectible, the Company will be obligated to pay back the notes in full.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the SkyPharm Facility will be for 12 months.

•	The obligations of SkyPharm are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to SkyPharm’s suppliers.

•	The following fees should be paid in connection with the SkyPharm Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

The Company obtained consents from Synthesis Peer-to-Peer Income Fund in connection with obtaining the Lender.

On November 16, 2017, SkyPharm signed an amended agreement with Synthesis Structured Commodity Trade Finance Limited that increased the maximum aggregate facility limit from €2,000,000 ($2,464,000) to €6,000,000 ($7,392,000). All other terms of the original agreement remain the same.

On May 16, 2018, SkyPharm S.A., as Commodity Buyer, entered into a Supplemental Deed of Amendment (the “Deed”) relating to a Trade Finance Facility dated May 12, 2017, as amended, with Synthesis Structured Commodity Trade Finance Limited (“Synthesis”), as Loan Receivables Originator. Under the Trade Finance Facility (the “TFF”) first entered into on May 12, 2017, as amended, there was a principal balance of €5,866,910 outstanding as of March 31, 2018. SkyPharm made a payment of €1,000,000 ($1,168,100) of interest and principal on May 31, 2018 under the terms and conditions of the Deed. Additionally, the maturity date for the facility has been amended such that, the full principal amount is to be repaid no later than May 31, 2021, subject to a repayment schedule to be agreed upon by SkyPharm and Synthesis Structure Commodity Trade Finance Limited. Synthesis Structure Commodity Trade Finance Limited may extend this final repayment date at its sole discretion.

The TFF was amended to provide, among other things:

•	A listing of approved purchasers;

•	To permit SkyPharm to request Synthesis to make payments under the TFF directly to SkyPharm so that SkyPharm can discharge its obligations to a commodity seller directly;

•

To prohibit SkyPharm from entering into a commodity contract which grants more than seventy-five (75) days delay between the payment for products and receipt of the purchase price and placed other limitations on terms of commodity contracts;

•

If Grigorios Siokas, CEO of Cosmos Holdings Inc. (“Cosmos”), ceases to own or control at least fifty-one (51%) percent of the shares of Cosmos, or SkyPharm ceases to be a wholly-owned subsidiary of Cosmos, either event shall constitute an Event of Default (as defined);

•	The maximum aggregate amount of the TFF is €15,000,000, although there is no commitment for any future loans under the TFF;

•

The interest rate on the TFF for: (i) all lending in U.S. dollars is the one-month LIBOR plus six (6%) percent margin; and (ii) for all lending in Euro, the one-month Euribor Rate plus six (6%) percent per annum, commencing June 1, 2018.

F-22

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Synthesis is permitted to terminate the TFF at any time and demand repayment of all outstanding principal and interest in full within six (6) months from the date of notification.

The Deed is conditioned upon, among other things, execution and perfection of a Bulgarian Amended Pledge (“BAP”) having priority over the Bulgarian Pledge Accounts with Unicredit Bulbank AD; and the Approved Purchasers are to make all payments to SkyPharm directly to the BAP.

On May 16, 2018, SkyPharm and Synthesis also entered into an Account Merge Agreement (the “Pledge”) as a requirement under the above-described Deed. Under the Pledge, Synthesis is to receive a first ranking securities interest in SkyPharm’s outstanding receivables under the Bulgarian bank account.

During the six months ended June 30, 2018, the Company borrowed an additional €270,000 ($315,386) in funds. The current draw on the SkyPharm Facility is €4,866,910 ($5,685,038) and the Company has accrued €423,690 ($349,485) in monthly fees related to this agreement.

The Company has recorded a total debt discount of €117,338 ($137,063) in origination fees associated with these loans, which will be amortized over the term of the agreements. Amortization of debt discount for year ended December 31, 2017 was €61,295 ($69,269). Amortization of the debt discount for the six months ended June 30, 2018 was €56,043 ($67,841) and resulted in the full amortization of the debt discount.

Distribution and Equity Agreement

As discussed in Note 4 above, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon. The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted.

As consideration for its services, Company received: (a) a 33 1/3% equity interest or 5 million shares in Marathon as partial consideration for the Company’s distribution services; and (b) received cash of CAD $2,000,000, subject to repayment in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000.

As discussed in Note 4, the Company attributed no value to the shares received in Marathon pursuant to (a) above. In relation to the CAD $ 2 million cash received noted in (b) above, the Company accounted for its obligation to issue a variable number of the Company’s Common Shares as Share-settled debt obligation in accordance with ASC 480 measured at fair value or the settlement amount of $1,554,590 (CAD $ 2 million). If settlement were to occur on June 30, 2018, the Company would be required to issue 328,500 Common Shares to settle its debt obligation. The Company could be obligated to potentially issue an unlimited number of common shares to settle its Share-settled debt obligation. If such events were to occur, the Company would be required to increase its authorized share capital and since increasing the authorized share capital is within the control of the Company, as our CEO controls greater than 50% of the outstanding common stock of the Company, the original classification of equity-classified financial instruments issued by the Company were not affected.

None of the above loans were made by any related parties.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. As of June 30, 2018, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

F-23

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Operating Leases

The Company conducts its operations from an office located in Chicago, Illinois for which beginning in January 2015, the monthly rent expense is $709, which has been paid through December 31, 2017. The lease expired as of May 31, 2017, however, the Company has negotiated and entered into a two-year amendment to that lease that commenced as of June 1, 2017 through May 31, 2019. The monthly rate from June 1, 2017 through May 31, 2018 is $709 per month and increases to $730 per month from June 1, 2018 through May 31, 2019. Rent expense for the three and six months ended June 30, 2018 was $2,147 and $4,272, respectively. Rent expense for the three and six months ended June 30, 2017, was $2,126 and $4,251, respectively.

The offices of Amplerissimo are located a t 9, Vasili, Michaelidi Street, 3026, Limassol, Cyprus. The Company had a one-year lease which commenced on July 29, 2013 and was last renewed through July 2018, at the rate of €110 ($124) per month. Rent expense for the three and six months ended June 30, 2018 was €330 ($399) and €660 ($799), respectively. Rent expense for the three and six months ended June 30, 2017 was €330 ($358) and €660 ($715), respectively

The offices of SkyPharm are located at 5, Agiou Georgiou Street 57001, Pylaia, Thessaloniki, Greece. The Company has a six-year lease that commenced on September 1, 2014 at the rate of €4,325 ($4,802) per month. In December 2015, the lease was revised to include an additional rental of the first floor at a rate of €800 ($886) per month. The lease was further revised in March 2016 to include another additional rental of the first floor at a rate of €800 ($886) per month beginning in May 2016. On May 30, 2016, the lease was revised again to include an additional rental of space at a rate of €1,825 ($2,021) per month beginning in June 2016. On March 23, 2017, SkyPharm entered into an additional three-year lease at a rate of €1,250 per month that commenced May 2017. As a result, the total monthly lease amount is now €7,750 ($8,758) per month. Rent expense for the three and six months ended June 30, 2018 was €27,000 ($32,684) and €54,000 ($65,367) respectively. Rent expense for the three and six months ended June 30, 2017 was €23,250 ($25,198) and €46,500 ($50,397), respectively.

The offices of Decahedron are located at Unit 11, Spire Greene Centre, Flex Meadow, Harlow, CM19 5TR, Essex, U.K., for which we pay approximately ₤1,908 ($2,470) per month, under an amendment to a lease dated October 25, 2011, which commenced on October 25, 2016 and expires on October 24, 2021. Rent expense for the six months ended June 30, 2018 and from the date of acquisition through June 30, 2017 was ₤11,450 ($15,753) and ₤9,542 ($12,076), respectively.

Future minimum operating lease commitments consisted of the following at June 30, 2018:

Years Ended December 31,	Amount (USD)
Remainder 2018	$82,659
2019	$160,034
2020	$72,281
2021	$25,191
2022	$-
Thereafter	$-
Total	$340,165

F-24

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Intellectual Property Sale Agreement

On October 1, 2016, the Company entered into an Intellectual Property Sale Agreement with Anastasios Tsekas and Olga Parthenea Georgatsou (the “IPSA”) for the purchase of certain intellectual property rights relating to proprietary pharmaceutical formulas and any related technical information arising or related thereto (the “Intellectual Property”). The IPSA provides that the sellers shall be entitled to an aggregate of 200,000 shares of common stock of the Company, none of which have been issued to date, and issuable as follows in equal parts to each seller:

•	50,000 shares upon the successful conclusion of Preclinical Trials.

•	50,000 shares upon the conclusion of Phase I testing.

•	50,000 shares upon the conclusion of Phase II testing.

•	50,000 shares upon the conclusion of Phase III testing.

The Company has agreed to pay Anastasios Tsekas €1,500 per month until the first issuance of the shares referenced above. The Company has also agreed that in the event the Company disposes of the Intellectual Property prior to the periods referenced above, the sellers shall be entitled to the issuance of all the shares referenced above. The Company is in the process of locating a suitable lab to conduct the Preclincal trial phase, which has not yet begun as of the date of filing.

Letter of Intent

On June 21, 2017, the Company signed a Letter of Intent (LOI) to acquire the outstanding shares of CC Pharma GmbH, a leading re-importer of EU pharmaceuticals to Germany. Under the terms of the LOI, Cosmos Holdings holds the exclusive right to complete its due diligence process and complete the transaction by October 31, 2017. In connection with the non-binding LOI, the Company is required to pay a non-refundable fee of €400,000 ($454,800) to the shareholders of CC Pharma GmbH in connection with the costs of due diligence and the exclusive right to negotiate the terms of the definitive agreements. On July 6, 2017, the Company paid the €400,000 ($454,800) to CC Pharma GmbH and the Company has recorded an expense of €400,000 ($454,800) for the year ended December 31, 2017.The Company recorded an additional $100,000 in due diligence fees in the six months ended June 30, 2018. The Company did not enter into any definitive agreements by June 30, 2018 and is currently negotiating with CC Pharma for an extension. The Company makes no assurances that the parties will enter into any definitive agreements in the future.

Placement Agreement

On August 8, 2017, the Company entered into an agreement with a third-party placement agent (the “Agent”) who will serve as the Company’s exclusive placement agent or sole book running manager with respect to any offerings of equity or equity-linked securities as well as any debt offering with the two organizations named in the agreement (the “Offering”) for a period of 120 days. In the event that an Offering is agreed upon by the Agent and the Company, the Company shall provide payment as follows: (1) a cash commission of 6% of the total gross proceeds for two named investors (2) a cash commission of 4% of total gross proceeds from five named investors and (3) excluding the five named investors in “(2)” a cash commission equal to 8% of the total gross proceeds from the Offering and the issuance to the Agent or its designees of warrants covering 8% of the shares of common stock issued or issuable by the Company in the Offering. Additionally, the Agent will receive a cash fee of 8% payable within 5 business days, but only in the event of, the receipt by the Company of any cash proceeds from the exercise of any warrants with an expiration equal to or less than 24 months sold in the Offering. In connection with the Company’s November 16, 2017 Note offering, the Agent received a cash commission of $240,000, equal to eight (8%) percent of the total gross proceeds of the offering and the issuance of five-year warrants to purchase eight (8%) percent of the shares of Common Stock issued or issuable in the offering (excluding shares of Common Stock issuable upon exercise of any Warrants issued to investors, or 53,600 shares); however, will receive eight (8%) percent of any cash proceeds received from the exercise of any Warrants sold in the offering with an expiration equal to or less than twenty-four (24) months. The Warrants are exercisable six (6) months after the date of issuance, or as of May 16, 2018.

Advisory Agreement

On April 18, 2018, SkyPharm S.A. entered into a ten-year Advisory Agreement with Synthesis Management Limited (the “Advisor”). The Advisor was retained to assist SkyPharm to secure corporate finance capital. The Advisor shall be paid €104,000 per year during the ten-year term.

F-25

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

Stock Purchase Agreement

On June 23, 2018, the Company entered into a Stock Purchase Agreement to purchase all of the capital stock of Cosmofarm Ltd., a pharmaceutical wholesaler based in Athens, Greece. The principal of the selling shareholder is Panagiotis Kozaris, who will remain with Cosmofarm as a director and chief operating officer once it becomes a wholly-owned subsidiary of the Company. Grigorios Siokas, the Company’s CEO, shall become the new CEO of Cosmofarm. Mr. Kozaris had no prior relationship to the Company other than as an independent shareholder.

The purchase price payable in cash is €700,000. Closing of the acquisition is subject to satisfactory completion of due diligence, delivery of audited and interim financial statements of Cosmofarm subject to being audited by PCAOB auditors, no material adverse change in the business or financial condition of Cosmofarm, all necessary consents and approvals to complete the acquisition have been obtained and other customary closing conditions. As of June 30 2017, Cosmofarm is undergoing an audit of the company’s financial statements for the last two years by a PCAOB audit firm, the SPA has not closed and Cosmos has not paid the €700,000.

NOTE 11 – STOCK OPTIONS AND WARRANTS

On January 1, 2017 the Company entered into a two-year agreement whereby the employee was granted compensation of €1,000 per month and an annual retainer of 25,000 stock options as compensation for being appointed the International Finance Manager of the Company. On January 1, 2018, 25,000 options were granted to the employee. These options have an exercise period of four years with an exercise price of $1.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly, with a total of 12,500 options fully vested as of June 30, 2018. The options were valued at $242,002 using the Black Scholes Option Pricing Model with the following inputs: stock price on measurement date: $10.20; Exercise price: $1.00; Option term: 4 years; Computed volatility: 120.92%. The fair value of the options will be amortized over a year with $120,006 expensed during the six months ended June 30, 2018.

As of June 30, 2018, there were 74,000 options outstanding and 61,500 options exercisable with expiration dates commencing October 2020 and continuing through January 2022.

A summary of the Company’s option activity during the six months ended June 30, 2018 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Balance Outstanding, December 31, 2017	49,000	$1.49	3.19	$426,800
Granted	25,000	1.00	4.00	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, June 30, 2018	74,000	$1.32	2.97	376,340

Exercisable, June 30, 2018	61,500	$1.39	2.86	$308,715

As of June 30, 2018, there were 589,600 warrants outstanding and exercisable with expiration dates of May 2023.

F-26

COSMOS HOLDINGS, INC.

Notes to Unaudited Consolidated Financial Statements

June 30, 2018

A summary of the Company’s warrant activity during the six months ended June 30, 2018 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, December 31, 2017	599,640	$7.65	5.29	$-
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	(10,040)	-	-	-
Balance Outstanding, June 30, 2018	589,600	$7.27	4.88	$75,576

Exercisable, June 30, 2018	589,600	$7.27	4.88	$75,576

NOTE 12 – DISAGGREGATION OF REVENUE

ASC 606-10-50-5 requires that entities disclose disaggregated revenue information in categories (such as type of good or service, geography, market, type of contract, etc). ASC 606-10-55-89 explains that the extent to which an entity’s revenue is disaggregated depends on the facts and circumstances that pertain to the entity’s contracts with customers and that some entities may need to use more than one type of category to meet the objective for disaggregating revenue.

The Company disaggregates revenue by country to depict the nature and economic characteristics affecting revenue. The following table presents our revenue disaggregated by country for the six months ended:

Country	June 30, 2018	June 30, 2017
Belgium	$1,130	$-
Bulgaria	-	3,035
Denmark	186,865	228,448
France	178,382	46,309
Germany	7,955,452	5,168,134
Greece	1,091,495	934,729
Hungary	756,919	122,383
Indonesia	6,607	-
Ireland	928,417	428,763
Italy	264,832	117,367
Jordan	33,133	-
Netherlands	2,648,166	1,457,962
Poland	566,797	254,813
Portugal	-	5,512
Sweden	-	9,652
UK	6,204,122	1,451,340
Total	$20,822,317	$10,228,447

NOTE 13 – SUBSEQUENT EVENTS

Share Exchange Agreement

On July 16, 2018, the Company completed a Share Exchange Agreement (the “New SEA”) by and among Marathon Global Inc. (“Marathon”), a corporation incorporated under the laws of the Province of Ontario, Canada; Kaneh Bosm Biotechnology Inc. (“KBB”), a corporation incorporated under the laws of the Province of British Colombia and a public reporting company on the Canadian Securities Exchange; and certain other sellers of Marathon capital stock. Pursuant to a prior Securities Exchange Agreement, as amended on May 24, 2018, the Company had transferred one-half of its interest in Marathon to KBB in exchange for five million shares of KBB. Pursuant to the terms of the new SEA, the Company transferred its remaining one-half interest (2.5 million shares) in Marathon to KBB. The Company received an additional five million shares of KBB. Completion of the New SEA by the Company was subject to satisfaction of various conditions precedent all of which have been satisfied. The ten million shares of KBB owned by the Company constitute approximately 7% of the 141,219,108 shares of capital stock of KBB issued and outstanding. The Company does not have the ability to exercise significant influence over KBB.

On September 4, 2018, the Company entered into a Securities Purchase Agreement (the “SPA”) and completed the financing with two institutional investors who had previously purchased $3,350,000 principal amount of senior convertible notes in November 2017 as amended in February 2018. The Company issued, for a $2,000,000 purchase price, $2,233,333 in aggregate principal amount of Senior Convertible Notes (the “Notes”) convertible into 372,223 shares of Common Stock at $6.00 per share and five-year Warrants to purchase an aggregate of 357,334 shares of Common Stock exercisable at $7.50 per share. The Company received net proceeds of $1,845,000 after deduction of offering costs. The Company will repay the principal amount of the Notes in equal monthly installments beginning on November 1, 2018 and repeating on the first business day of each calendar month thereafter until May 1, 2019. No interest shall accrue under the Notes unless and until an Event of Default (as defined) has occurred and is not cured, and will then accrue at 18% per annum.

On September 30, 2018, the Company entered into a Share Purchase Agreement (“SPA”) with Abbydale Management Limited, an unaffiliated third party incorporated in Belize. The Company sold one hundred (100%) percent of the issued share capital of its subsidiary, Amplerissimo Ltd., a limited liability company organized under the laws of Cypress, to the purchaser for a purchase price of €5,000. Amplerissimo had previously transferred one hundred (100%) percent of the capital stock of Sky Pharm SA to the Company including the remaining 2,200 shares for a total of €2,200 on September 29, 2018. The information technology business of Amplerissimo is not a priority of the Company and the Company decided to not pursue such business.

F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Cosmos Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cosmos Holdings, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2013.

Houston, Texas

April 17, 2018, except for Note 12 as to which the date is May 9, 2018.

F-28

COSMOS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$782,853	$716,590
Accounts receivable	1,255,596	661,850
Accounts receivable - related party	171,392	-
Inventory	3,093,521	464,219
Other receivable	-	131,900
Prepaid expenses and other current assets	1,482,192	646,530
Prepaid expenses and other current assets - related party	2,724,972	15,523

TOTAL CURRENT ASSETS	9,510,526	2,636,612

Other assets	1,008,579	429,203
Property and equipment, net	114,567	52,715
Intangible assets, net	41,994	-

TOTAL ASSETS	$10,675,666	$3,118,530

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,778,333	$577,932
Accounts payable and accrued expenses - related party	387,847	13,759
Convertible notes payable, net of unamortized discount of $2,989,110 and $0, respectively	121,604	-
Notes payable, net of unamortized discount of $126,763 and $110,561, respectively	9,951,745	2,872,472
Notes payable - related party	97,979	160,391
Loans payable	-	17,938
Loans payable - related party	7,213	148,250
Taxes payable	1,358,789	1,080,590

TOTAL CURRENT LIABILITIES	13,703,510	4,871,332

TOTAL LIABILITIES	13,703,510	4,871,332

Commitments and Contingencies (see Note 9)	-	-

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.001 par value; 100,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 12,825,393 and 12,587,053 shares issued and 12,666,704 and 12,587,053 outstanding as of December 31, 2017 and December 31, 2016, respectively	12,825	12,587
Additional paid-in capital	5,652,429	287,293
Accumulated other comprehensive loss	(1,385,229)	(1,050,463)
Accumulated deficit	(7,211,987)	(1,002,219)
Treasury Stock	(95,882)	-

TOTAL STOCKHOLDERS' DEFICIT	(3,027,844)	(1,752,802)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$10,675,666	$3,118,530

The accompanying notes are an integral part of these consolidated financial statements.

F-29

COSMOS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2017	2016

REVENUE
Revenue	$30,013,378	$6,755,436

COST OF REVENUE	28,057,111	6,154,396

GROSS PROFIT	1,956,267	601,040

OPERATING EXPENSES
General and administrative expenses	4,852,801	794,099
Depreciation and amortization expense	25,903	9,448
Impairment of goodwill	1,949,884	-
TOTAL OPERATING EXPENSES	6,828,588	803,547

LOSS FROM OPERATIONS	(4,872,321)	(202,507)

OTHER INCOME (EXPENSE)
Other income	-	19
Interest expense - related party	(2,592)	(264)
Interest expense	(748,474)	(189,687)
Non-cash interest expense	(886,483)	(16,063)
Other expense	(27,492)	(12,764)
Foreign currency transaction gain (loss)	330,395	(178,967)
TOTAL OTHER EXPENSE	(1,334,646)	(397,726)

LOSS BEFORE INCOME TAXES	(6,206,967)	(600,233)

INCOME TAX EXPENSE	(2,801)	(769)

NET LOSS	(6,209,768)	(601,002)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	(334,766)	55,215

TOTAL OTHER COMPREHENSIVE LOSS	$(6,544,534)	$(545,787)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.49)	$(0.05)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and Diluted	12,780,013	12,564,824

The accompanying notes are an integral part of these consolidated financial statements.

F-30

COSMOS HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Preferred Stock		Common Stock		Additional		Treasury Stock		Accumulated Other	Total
	No. of Shares	Value	No. of Shares	Value	Paid-in Capital	Accumulated Deficit	No. of Shares	Value	Comprehensive loss	Stockholders' Deficit

Balance at December 31, 2015	-	$-	12,563,053	$12,563	$246,541	$(401,217)	$-	$-	$(1,105,678)	$(1,247,791)

Foreign currency translation effect	-	-	-	-	-	-	-	-	55,215	55,215
Issuance of common stock for the exercise of options	-	-	24,000	24	23,976	-	-	-	-	24,000
Stock option expense	-	-	-	-	16,636	-	-	-	-	16,636
Contribution of capital by an officer	-	-	-	-	140	-	-	-	-	140
Net loss		-	-	-	-	(601,002)	-	-	-	(601,002)
Balance at December 31, 2016	-	$-	12,587,053	$12,587	$287,293	$(1,002,219)	-	$-	$(1,050,463)	$(1,752,802)

Foreign currency translation effect	-	-	-	-	-	-	-	-	(334,766)	(334,766)
Stock option expense	-	-	-	-	338,792	-	-	-	-	338,792
Sale of common stock and warrants	-	-	14,340	14	91,766	-	-	-	-	91,780
Acquisition of subsidiary	-	-	170,000	170	1,478,830	-	-	-	-	1,479,000
Issuance of stock for services	-	-	54,000	54	401,746	-	-	-	-	401,800
Relative fair value of warrants issued with convertible debt	-	-	-	-	1,545,288	-	-	-	-	1,545,288
Beneficial conversion feature discount related to convertible notes payable	-	-	-	-	1,140,711	-	-	-	-	1,140,711
Fair value of warrants issued for services	-	-	-	-	368,003	-	-	-	-	368,003
Purchase of treasury stock	-	-	-	-	-	-	(138,689)	(1,387)	-	(1,387)
Purchase of treasury stock from officer	-	-	-	-	-	-	-	(94,495)	-	(94,495)
Net loss	-	-	-	-	-	(6,209,768)	-	-	-	(6,209,768)
Balance at December 31, 2017	-	$-	12,825,393	$12,825	$5,652,429	$(7,211,987)	(138,689)	$(95,882)	$(1,385,229)	$(3,027,844)

The accompanying notes are an integral part of these consolidated financial statements

F-31

COSMOS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,209,768)	$(601,002)
Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Depreciation and amortization expense	25,903	9,448
Amortization of debt discounts	518,481	16,063
Stock-based compensation	338,792	16,636
Issuance of common stock for services	401,800	-
Fair value of warrants issued for services	368,003	-
Loss on goodwill impairment	1,949,884	-
Changes in Assets and Liabilities:
Accounts receivable	(534,909)	(565,306)
Accounts receivable - related party	(171,392)	-
Inventory	(2,623,788)	(272,345)
Prepaid expenses	(669,713)	(585,821)
Prepaid expenses - related party	(2,709,449)	(15,523)
Other assets	(531,324)	(369,287)
Accounts payable and accrued expenses	496,450	381,512
Accounts payable and accrued expenses - related party	312,666	(126,754)
Taxes payable	278,223	48,508
Deferred revenue	-	(62,210)
NET CASH USED IN OPERATING ACTIVITIES	$(8,760,141)	$(2,126,081)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	$(55,337)	$(12,816)
Payment of financing arrangement fee	-	(131,900)
Cash received from acquisition	40,858	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$(14,479)	$(144,716)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of convertible note payable	$(239,286)	$-
Proceeds from convertible note payable	2,686,000	-
Payment of related party note payable	(84,755)	(63,312)
Payment of note payable	(487,476)	(176,218)
Proceeds from note payable	7,541,413	2,871,993
Payment of related party loan	(978,730)	(15,300)
Proceeds from related party loan	817,040	148,250
Payment of loans payable	(20,437)	(45,374)
Sale of common stock and warrants	91,780	-
Proceeds from the exercise of stock options	-	24,000
Purchase of treasury stock	(34,460)	-
Capital contribution	-	140
NET CASH PROVIDED BY FINANCING ACTIVITIES	$9,291,089	$2,744,179

Effect of exchange rate changes on cash	$(450,206)	$45,159

NET INCREASE IN CASH	66,263	518,541

CASH AT BEGINNING OF YEAR	716,590	198,049
CASH AT END OF YEAR	$782,853	$716,590

Supplemental Disclosure of Cash Flow Information

Cash paid during the period:
Interest	$130,531	$30,396
Income Tax	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities

Acquisition of Decahedron	$1,479,000	$-
Reversal of proceeds due from noteholder due to repayment of note	$24,044	$-
Discounts related to warrants issued with convertible debentures	$1,545,288	$-
Discounts related to beneficial conversion features of convertible debentures	$1,140,711	$-
Related party accrual for repurchase of shares of common stock	$61,422	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-32

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cosmos Holdings, Inc. (“Cosmos”, “The Company”, “we”, or “us”) was incorporated in the State of Nevada under the name Prime Estates and Developments, Inc. on July 21, 2009 for the purpose of acquiring and operating commercial real estate and real estate related assets.

On September 27, 2013 (the “Closing”), Cosmos Holdings Inc. a Nevada corporation (“Cosmos Holdings, Inc.” or the “Registrant”), closed a reverse take-over transaction by which it acquired a private company whose principal activities are the trading of products, providing representation, and provision of consulting services to various sectors. Pursuant to a Share Exchange Agreement (the “Exchange Agreement”) between the Registrant and Amplerissimo Ltd, a company incorporated in Cyprus (“Amplerissimo”), the Registrant acquired 100% of Amplerissimo’s issued and outstanding common stock.

On August 1, 2014, we, through our Cypriot subsidiary Amplerissimo, formed SkyPharm S.A. a Greek corporation (“SkyPharm”) whose principal activities and operations are the development, marketing and sales of pharmaceutical, wellness and cosmetic products.

On February 10, 2017, the Company and Decahedron Ltd, a UK Corporation (“Decahedron”) consummated the transactions contemplated by the Stock Purchase Agreement, dated November 17, 2016 as amended (the “Decahedron SPA”). Pursuant to the terms of the Decahedron SPA, the shareholders of Decahedron received an aggregate of 170,000 shares of common stock of the Company (the “Stock Consideration”), which were delivered following the closing in exchange for all of the Ordinary Shares of Decahedron for the Stock Consideration. In accordance with the terms of the SPA, Mr. Lazarou remained as a director and officer of Decahedron.

On November 21, 2017, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of Common Stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, and warrants including all share and per-share data, for all amounts and periods presented in the consolidated financial statements.

We are currently focusing our existing operations on expanding the business of SkyPharm and our new subsidiary Decahedron, we have concentrated our efforts on becoming an international pharmaceutical company. The Company’s focus will be on Branded Pharmaceuticals, Over-the-Counter (OTC) medicines, and Generic Pharmaceuticals. The Company also intends to expand into Cosmetic-Beauty Products as well as Food Supplements and we target areas where we can build and maintain a strong position. The Company uses a differentiated operating model based on a lean, nimble and decentralized structure, an emphasis on low risk license acquisition as well as Research & Development and our ability to be better owners of pharmaceutical assets than others. This operating model and the execution of our corporate strategy are enabling the Company to achieve sustainable growth and create shareholder value.

We regularly evaluate and, where appropriate, execute on opportunities to expand through the acquisition of branded pharmaceutical products and pharmaceutical companies in areas that will serve patients that we believe will offer above average growth characteristics and attractive margins. In particular, we look to continue to enhance our pharmaceutical and over the counter product lines by acquiring or licensing rights to additional products and regularly evaluate selective acquisition opportunities.

The Company had $30,013,378 in total revenues and expended $28,057,111 for the year ended December 31, 2017, in connection with these operations.

F-33

Going Concern

The Company's consolidated financial statements are prepared using U.S. GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company generated a net loss of $6,209,768 for the year ended December 31, 2017, and has a working capital deficit of $4,192,984 and an accumulated deficit of $7,211,987 as of December 31, 2017. These conditions raise substantial doubt of the Company’s ability to continue as a going concern. The Company has not yet established an adequate ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying consolidated financial statements have been prepared in accordance with principles generally accepted in the United States of America.

Principles of Consolidation

Our consolidated accounts include our accounts and the accounts of our wholly-owned subsidiaries, Amplerissimo Ltd, SkyPharm S.A. and Decahedron Ltd. All significant intercompany balances and transactions have been eliminated.

Reclassifications to Prior Period Financial Statements and Adjustments

Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2017 and December 31, 2016, there were no cash equivalents.

The Company maintains bank accounts in the United States denominated in U.S. Dollars and in the Republic of Cyprus, in Greece and in Bulgaria all of them denominated in Euros. Additionally, the Company maintains a bank account in the United Kingdom denominated in British Pounds. For the year ended December 31, 2017, the amounts in these accounts were $65,613, $398,841 (the Euro equivalent of which was €331,759) and $27,542 (the British Pound equivalent of which was £20,358). At December 31, 2016, the amounts in these accounts were $3,143 and $19,876 (the Euro equivalent of which was €18,836). Additionally, for the years ended December 31, 2017 and 2016, the Company had cash on hand in the amount of $290,857 and $693,570, respectively.

Accounts Receivable

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts against gross accounts receivable reflects the best estimate of probable losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information.

Tax Receivables

The Company pays Value Added Tax (“VAT”) or similar taxes (“input VAT”), income taxes, and other taxes within the normal course of its business in most of the countries in which it operates related to the procurement of merchandise and/or services it acquires and/or on sales and taxable income. The Company also collects VAT or similar taxes on behalf of the government (“output VAT”) for merchandise and/or services it sells. If the output VAT exceeds the input VAT, this creates a VAT payable to the government. If the input VAT exceeds the output VAT, this creates a VAT receivable from the government. The VAT tax return is filed on a monthly basis offsetting the payables against the receivables. In observance of EU regulations for intra-EU cross-border sales, our subsidiary in Greece, SkyPharm S.A., does not charge VAT for sales to wholesale drug distributors registered in other European Union member states. As of December 31, 2017 and 2016, the Company had a VAT net receivable balance of $961,220 and $398,126, respectively, recorded on the balance sheet as other assets.

Inventory

Inventory is stated at the lower of cost or market value using the weighted average method. Inventory consists primarily of finished goods and packaging materials, i.e. packaged pharmaceutical products and the wrappers and containers they are sold in. A periodic inventory system is maintained by 100% count. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the useful lives (except for leasehold improvements which are depreciated over the lesser of the lease term or the useful life) of the assets as follows:

Estimated Useful Life
Furniture and fixtures	5–7 years
Office and computer equipment	3-5 years

Depreciation expense was $17,370 and $9,448 for the years ended December 31, 2017 and December 31, 2016, respectively.

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Intangible Assets

Intangible assets with definite useful lives are recorded on the basis of cost and are amortized on a straight-line basis over their estimated useful lives. The Company uses a useful life of 5 years for an import/export license. The Company evaluates the remaining useful life of intangible assets annually to determine whether events and circumstances warrant a revision to the remaining amortization period. If the estimate of the intangible asset’s remaining useful life is changed, the remaining carrying amount of the intangible asset will be amortized prospectively over that revised remaining useful life. At December 31, 2017, no revision to the remaining amortization period of the intangible assets was made.

Amortization expense was $8,533 and $0 for the years ended December 31, 2017 and 2016, respectively.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, Long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Goodwill and Intangibles

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist. Goodwill and certain intangible assets are assessed annually, or when certain triggering events occur, for impairment using fair value measurement techniques. These events could include a significant change in the business climate, legal factors, a decline in operating performance, competition, sale or disposition of a significant portion of the business, or other factors. Specifically, goodwill impairment is determined using a two-step process. The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. The Company uses level 3 inputs and a discounted cash flow methodology to estimate the fair value of a reporting unit. A discounted cash flow analysis requires one to make various judgmental assumptions including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company’s budget and long-term plans. Discount rate assumptions are based on an assessment of the risk inherent in the respective reporting units. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the purchase price paid to acquire the reporting unit.

Prior to the acquisition of Decahedron, the Company had no record goodwill value. As a result of the acquisition of Decahedron, the Company tested and impaired 100% of the goodwill allocated to the acquisition costs, an amount equal to $1,949,884 for the year ended December 31, 2017.

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Fair Value Measurement

The Company adopted FASB ASC 820-Fair Value Measurements and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company's financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2017.

Cash is considered to be highly liquid and easily tradable as of December 31, 2017 and therefore classified as Level 1 within our fair value hierarchy.

In addition, FASB ASC 825-10-25 Fair Value Option, or ASC 825-10-25, was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

Revenue Recognition

We recognize revenue net of the VAT receivable. We consider revenue recognizable when persuasive evidence of an arrangement exists, the price is fixed or determinable, goods or services have been delivered, and collectability is reasonably assured. These criteria are assumed to have been met if a customer orders an item, the goods or services have been shipped or delivered to the customer, and we have sufficient evidence of collectability, such a payment history with the customer. Revenue that is billed and received in advance such as recurring weekly or monthly services are initially deferred and recognized as revenue over the period the services are provided.

Stock-based Compensation

The Company records stock based compensation in accordance with ASC section 718, "Stock Compensation" and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the SEC in March 2005 regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The Company values any employee or non-employee stock based compensation at fair value using the Black-Scholes Option Pricing Model.

The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC 505-50 "Equity-Based Payments to Non-Employees".

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Foreign Currency Translations and Transactions

Assets and liabilities of all foreign operations are translated at year-end rates of exchange, and the statements of operations are translated at the average rates of exchange for the year. Gains or losses resulting from translating foreign currency financial statements are accumulated in a separate component of stockholders' equity until the entity is sold or substantially liquidated.

Gains or losses from foreign currency transactions (transactions denominated in a currency other than the entity's local currency) are included in net earnings.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable.

The following tables show the number of the Company's clients which contributed 10% or more of revenue and accounts receivable, respectively:

	Year Ended December 31,	Year Ended December 31,
	2017	2016

Number of 10% clients	3	2
Percentage of total revenue	49.63%	52.49%
Percentage of total AR	20.68%	26.09%

Income Taxes

The Company accounts for income taxes under the asset and liability method, as required by the accounting standard for income taxes ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis, as well as net operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company is liable for income taxes in the Republic of Cyprus, Greece and the United Kingdom of England. The corporate income tax rate in Cyprus is 12.5% and 29% in Greece (tax losses are carried forward for five years effective January 1, 2013) and 20% in the United Kingdom of England. Losses may also be subject to limitation under certain rules regarding change of ownership.

We regularly review deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets to reduce the carrying value if we do not consider it to be more likely than not that the deferred tax assets will be realized. Our review includes evaluating both positive (e.g., sources of taxable income) and negative (e.g., recent historical losses) evidence that could impact the realizability of our deferred tax assets. At December 31, 2017 the Company has maintained a valuation allowance against all net deferred tax assets in each jurisdiction in which it is subject to income tax.

We recognize the impact of an uncertain tax position in our financial statements if, in management's judgment, the position is not more-likely-then-not sustainable upon audit based on the position's technical merits. This involves the identification of potential uncertain tax positions, the evaluation of applicable tax laws and an assessment of whether a liability for an uncertain tax position is necessary. As of December 31, 2017 the Company had no uncertain tax positions recorded in any jurisdiction where it is subject to income tax.

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Basic and Diluted Net Income (Loss) per Common Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the periods presented. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Basic and diluted loss per share for each of the years ended December 31, 2016 and 2017 is the same due to the anti-dilutive nature of potential common stock equivalents.

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-11,“ Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part 1) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non public Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception” (“ASU 2017-11”). Part I relates to the accounting or certain financial instruments with down round features in Subtopic 815-40, which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. Down Round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced based on the pricing of future equity offerings. An entity still is required to determine whether instruments would be classified as equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities. ASU 2017-11 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted and may be applied on a retrospective basis, including in an interim period. The Company early adopted ASU 2017-11 during the year ended December 31, 2017.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350), which simplifies the measurement of goodwill by eliminating Step 2 from the current goodwill impairment test in the event that there is evidence of an impairment based on qualitative or quantitative assessments. ASU 2017-04 does not change how the goodwill impairment is identified, and the Company will continue to perform a qualitative assessment annually to determine whether the two step impairment test is required. Until the adoption, current accounting standards require the impairment loss to be recognized under Step 2 of the impairment test. This requires the Company to calculate the implied fair value of goodwill by assigning fair value to the reporting unit’s assets and liabilities as if the reporting unit has been acquired in a business combination, then subsequently subtracting the implied goodwill from the carrying amount of the goodwill. The new standard would require the Company to determine the fair value of the reporting unit and subtract the carrying value from the fair value of the reporting unit to determine if there is an impairment. ASU 2017-04 is effective for the Company for fiscal years after December 15, 2019, and early adoption is permitted. ASU 2017-04 is required to be adopted prospectively, and the adoption is effective for annual goodwill impairment tests performed in the year of adoption. The Company does not believe that the adoption of ASU No. 2017-4 will have a material effect on the Company’s consolidated financial position or the Company’s consolidated results of operations

In January 2017, the FASB issued ASU No. 2017-01, “Clarifying the Definition of a Business,” with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as an acquisition of assets or a business. ASU No. 2017-01 is effective for the Company’s fiscal year commencing on January 1, 2018. The effect of this guidance is to be applied prospectively and early adoption is permitted. The Company does not believe that the adoption of ASU No. 2017-01 will have a material effect on the Company’s consolidated financial position or the Company’s consolidated results of operations.

In February 2016, the FASB issued ASU 2016-02, “Leases,” which will require lessees to recognize assets and liabilities for the rights and obligations created by most leases on the balance sheet. The changes become effective for the Company’s fiscal year beginning January 1, 2020. Modified retrospective adoption for all leases existing at, or entered into after, the date of initial application, is required with an option to use certain transition relief. The Company expects this ASU will increase its current assets and current liabilities, but have no net material impact on its consolidated financial statements.

In July 2015, the Financial Accounting Standards Board issued Simplifying the Measurement of Inventory, Topic 330 (ASU No 2015-11). ASU 2015-11 changes the measurement principle for inventory from the lower of cost or market to lower of cost or net realizable value. The new standard is effective for the Company for fiscal years and interim periods beginning after December 15, 2016. The Company adopted this standard in the first quarter of fiscal 2017, applying it prospectively. The adoption of ASU 2015-11 did not have a material impact on the Company's consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09-Revenue from Contracts with Customers (Topic 606). The guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The FASB delayed the effective date to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. In addition, in March and April 2016, the FASB issued new guidance intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. Both amendments permit the use of either a retrospective or cumulative effect transition method and are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early application permitted. As of January 1, 2018, the Company has adopted the modified retrospective approach in accordance with ASC 606 – Revenue from Contracts with Customers and recognizes revenue at the point in time at which the customer obtains control of the entity and the Company has satisfied its performance obligations.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

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NOTE 2 – ACQUISITION OF DECAHEDRON, LTD.

On February 10, 2017, the Company completed the acquisition pursuant to the Decahedron SPA acquiring 100% of the outstanding shares of Decahedron, a United Kingdom company. Decahedron is a pharmaceuticals wholesaler which specializes in imports and exports of branded and generic pharmaceutical products within the EEA and around the world. At closing, the Company acquired 100% of Decahedron’s outstanding shares and in exchange for 170,000 shares of Cosmos common stock valued at $1,479,000 (the “Acquisition”).

The Company recognized cash of $40,858 acquired on acquisition. The Company recognized the remaining Decahedron assets acquired and liabilities assumed based upon the fair value of such assets and liabilities measured as of the date of acquisition. The aggregate purchase price for Decahedron has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the acquired net assets represents cost and revenue synergies specific to the Company, as well as non-capitalizable intangible assets, such as the license held by Decahedron for the wholesale of pharmaceuticals in the United Kingdom and Europe, the remainder has been allocated to goodwill, none of which is tax deductible.

During the year ended December 31, 2017, we recorded an adjustment of $28,002 primarily related to other assets and an adjustment of the accounts payable associated with the Decahedron acquisition. We finalized our allocation of the purchase price during the year ended December 31, 2017. The final allocation of the purchase price as of December 31, 2017, is as follows:

	Preliminary Allocation as of
	February 10,	Allocation	Final
	2017	Adjustments	Allocation
Current assets	$6,537	$-	$6,537
Intangible assets	50,000	-	50,000
Other assets	305,400	(216,562)	88,838
Total assets acquired	361,937	(216,562)	145,375
Liabilities assumed:
Debt	804,819	(188,560)	616,259
Total liabilities assumed	804,819	(188,560)	616,259
Net assets acquired	(442,882)	(28,002)	(470,884)
Consideration:
Value of Common Stock Issued at Acquisition	1,479,000	-	1,479,000
Goodwill	$1,921,882	$28,002	$1,949,884

The components of the acquired intangible assets were as follows (in thousands):

	Amount	Useful Life (Years)
Licenses (a)	$50,000	5
	$50,000	-

_____________

(a) U.K Pharmaceutical Wholesale Distribution License

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Unaudited Supplemental Pro Forma Data

The unaudited pro forma statements of operations data for the year ended December 31, 2017 and 2016, below, give effect to the Decahedron Acquisition, described above, as if it had occurred at January 1, 2016. These amounts have been calculated after applying our accounting policies and adjusting the results of Decahedron intangible amortization that would have been charged assuming the fair value adjustments had been applied and incurred since January 1, 2016. This pro forma data is presented for informational purposes only and does not purport to be indicative of our future results of operations.

Revenue of $4,221,751 and net loss of $441,553 since the acquisition date are included in the consolidated statement of operations and comprehensive income (loss) for year ended December 31, 2017.

Unaudited proforma results of operations for the year ended December 31, 2017 and 2016 as though the Company acquired Decahedron on the first of each fiscal year are set forth below.

	Years Ended December 31,
	2017	2016
Revenues	$30,206,825	$8,756,772
Cost of revenues	28,256,544	8,128,159
Gross profit	1,950,281	628,613

Operating expenses	6,856,585	991,901
Operating loss	(4,906,304)	(363,288)

Other income (expense)	(1,372,288)	(506,343)

Income tax (expense)	(2,801)	30,803

Net Loss	$(6,281,393)	$(838,828)

Other comprehensive loss	(343,766)	1,940
Comprehensive net loss	$(6,616,159)	$(836,888)

The purchase price exceeded the estimated fair value of the net assets acquired by $1,949,884 which was recorded as Goodwill. Goodwill represents the difference between the total purchase price for the net assets purchased from Decahedron and the aggregate fair values of tangible and intangible assets acquired, less liabilities assumed. At the conclusion of the acquisition, goodwill was reviewed for impairment and it was determined that indicators of impairment existed.

As of December 31, 2017, after our assessment of the totality of the events that could impair goodwill, it was the Company’s conclusion “it is more likely than not” that the Goodwill was impaired. As a result of the Company’s assessment, 100% of the goodwill of $1,949,884 was recorded as an impairment of goodwill.

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NOTE 3 – PREPAID FINANCING COSTS

On February 28, 2016, the Company entered into an agreement with Synthesis Management Limited (“Synthesis Management”) for the purpose of securing additional financing for the Company. On September 28, 2016, the Company advanced €125,000 ($133,725) to Synthesis Management, as part of the aforementioned agreement. From August 8, 2016, through December 31, 2017, the Company paid a total of €946,426 ($1,137,793) to Mr. Spyros Papadopoulos and to two funds controlled by Mr. Spyros Papadopoulos. More specifically, the Company paid directly to Mr. Spyros Papadopoulos a total of €587,293 ($706,044), to Synthesis Management a total of €178,293 ($214,344), and to Synthesis Multi-Asset Architecture SICAV-SIF a total of €180,840 ($217,406) for advisory fees for the Company’s financing. As of April 18, 2018, an advisory consulting agreement was entered into. See Note 12, Subsequent Events. During the year ended December 31, 2017, the Company fully expensed the costs and the balance of the prepaid financing costs as of December 31, 2017, is $0.

NOTE 4 – CAPITAL STRUCTURE

Reverse Stock Split

On November 21, 2017, the Company effected a one-for-ten (1:10) reverse stock split whereby the Company decreased, by a ratio of one-for-ten (1:10) the number of issued and outstanding shares of Common Stock. Proportional adjustments for the reverse stock split were made to the Company’s outstanding stock options, and warrants including all share and per-share data, for all amounts and periods presented in the consolidated financial statements.

Preferred Stock

The Company is authorized to issue 100 million shares of preferred stock, which have liquidation preference over the common stock and are non-voting. As of December 31, 2017 and December 31, 2016, no preferred shares have been issued.

Common Stock

The Company is authorized to issue 300 million shares of common stock and had issued 10,000,000 in connection with the merger and had 2,558,553 shares issued prior to the merger with Amplerissimo.

On September 27, 2013, the Company completed the acquisition of Amplerissimo through the issuance of 10,000,000 shares of Common Stock to Dimitrios Goulielmos, the sole shareholder of Amplerissimo, the Company had 12,558,553 shares of Common Stock issued and outstanding.

On February 10, 2017 the Company and Decahedron consummated the acquisition of Decahedron SPA. Pursuant to the terms of the Decahedron SPA, the shareholders of Decahedron received an aggregate of 170,000 shares of common stock of the Company, which were delivered at closing in exchange for all of the Ordinary Shares of Decahedron for the Stock Consideration.

Purchase of Treasury Shares

Effective October 2, 2017, the Company entered into to a stock purchase agreement dated September 30, 2017, whereby for consideration of $1,387 the Company purchased 138,689 shares of its common stock from a third party investor. The shares were transferred to the Company on October 17, 2017 and will be held in treasury.

On December 19, 2017, the Company entered into a stock purchase agreement with an officer and director of the Company, whereby for consideration of €80,000 ($94,495) the Company will repurchase 20,000 shares of its common stock. As per the agreement, the sale and transfer of the shares will occur on December 19, 2017, the date of signing, however the Company is entitled to pay the full consideration in tranches until July 2018. As of December 31, 2017, the Company has paid consideration of €28,000 ($33,073) and has an amount due to related party of €52,000 ($61,422). The shares were returned to the Company in February 2018. As of the date of this filing, the Company has paid an additional consideration of €32,000 ($38,470) and has an amount due to related party of €20,000 ($24,044).

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Exercise of Options

On November 4, 2016, the Board of Directors authorized the exercise of stock options held by a former director to purchase 240,000 shares of common stock and the Company recorded $24,000 in proceeds.

Shares Issued for Services

On March 1, 2017, the Company entered into a four-month consulting agreement with a third party investment advisory firm for consideration of 500 restricted shares of common stock to be issued during the period of the agreement for any introductions and related contributions the Company receives as a result of those introductions. As of December 31, 2017, no consideration has been earned and no shares have been issued related to this agreement.

On May 1, 2017, the Company entered into an 8-month consulting agreement with a third party for web design services commencing on May 1, 2017 and terminating on January 1, 2018. As compensation for creating, delivering and maintaining a website, the Company issued 2,000 shares of common stock on May 24, 2017. The shares were valued at $14,400, which was fully recognized in the year ended December 31, 2017.

On May 1, 2017, the Company entered into a five-month consulting agreement with a third party advisory firm for consideration of 2,000 shares of the Company’s common stock. The stock was issued on May 25, 2017 and fair valued at $7.20 per share or $14,400, which was fully recognized in the year ended December 31, 2017.

On May 8, 2017, the Company entered into a one-year consulting agreement for advisory services with a third party investment relations firm. On May 18, 2017, the Company issued to the consultant 30,000 shares of the Company’s common stock valued at $219,000, which was fully recognized in the year ended December 31, 2017. The shares are considered to be a fully earned, nonrefundable, non-apportionable and non-ratable retainer as consideration for undertaking the agreement. In addition, the Company will pay the consultant $5,000 per month in cash for the term of the agreement.

On May 25, 2017, the Company entered into a 20-month consulting agreement with a third party advisory firm for consideration of 20,000 shares of the Company’s common stock. The stock was issued on May 25, 2017 and fair valued at $7.70 per share or $154,000, which will be amortized over the length of the agreement. For the year ending December 31, 2017, the Company has recorded $56,138 in consulting expense related to this agreement. A total of $97,862 remains to be recognized over the remaining service period.

As of December 31, 2017 and 2016, the Company had 12,825,393 and 12,587,053 shares of Common Stock issued and 12,666,704 and 12,587,053 shares outstanding, respectively.

Potentially Dilutive Securities

On October 1, 2016 the Company granted 12,000 options to an employee of the Company as compensation for being appointed the US Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $2.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 12,000 options fully vested as of December 31, 2016 (See Note 11).

On January 1, 2017 the Company granted 25,000 options to an employee of the Company as compensation for being appointed the International Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $1.00 per share. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 25,000 options fully vested as of December 31, 2017. (See Note 11).

On January 3, 2017 the Company granted 12,000 options to an employee of the Company as compensation for being appointed as a consultant of the Company. The options have an exercise period of five years with an exercise price of $2.00 per share. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 12,000 options fully vested as of December 31, 2017 (See Note 11).

F-43

Sales Pursuant to Regulation S

On April 7, 2017, the Company issued shares of common stock and warrants pursuant to a private placement conducted under the exemptions from registration under Regulation S. Each unit sold to investors consists of $35,000 face value purchase price of 5,000 shares plus warrants to purchase the number of equivalent shares. The Company retains the right to accept less than the $35,000 face value from any investor at its discretion.

The Company has entered into the following subscription agreements:

On April 10, 2017, the Company sold 4,580 shares at $7.00 per share for a total purchase price of $32,060 to a private investor. The investor also received 4,580 warrants that were valued using the Black Scholes valuation model to have a fair value of $2,375 (See Note 11).

On April 26, 2017, the Company sold 4,670 shares at $7.00 per share for a total purchase price of $32,690 to a private investor. The investor also received 4,670 warrants that were valued using the Black Scholes valuation model to have a fair value of $1,521 (See Note 11).

On May 16, 2017, the Company sold 790 shares at $7.00 per share for a total purchase price of $5,530 to a private investor. The investor also received 790 warrants that were valued using the Black Scholes valuation model to have a fair value of $130 (See Note 11).

On July 21, 2017, the Company sold 4,300 shares at $5.00 per share for a total purchase price of $21,500 to a private investor. The Company did not grant any warrants to the investor under this agreement.

No options, warrants or other potentially dilutive securities other than those disclosed above have been issued as of December 31, 2017 and 2016.

NOTE 5 – INCOME TAXES

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2017 and 2016 is as follows:

	12/31/2017	12/31/2016
US
Income before income taxes	$(6,209,768)	$(592,288)
Taxes under statutory US tax rates	$(2,111,321)	$(201,378)
Increase (decrease) in taxes resulting from:
Increase (decrease) in valuation allowance	$156,724	$193,451
Foreign tax rate differential	$424,810	$19,122
Tax Cuts and Jobs Act	$181,881	$-
Permanent differences	$1,384,635	$360
State taxes	$(31,629)	$(11,594)
Income tax (expense) income	$5,100	$(39)

The decrease in the Company's effective tax rate in the previous years was primarily attributable to The Tax Cuts and Jobs Act (the “Act”), which was enacted on December 22, 2017. The Act reduces the U.S. federal corporate income tax rate from 34% to 21%. The most significant impact of the legislation for the Company was a $181,881 reduction of the value of net deferred tax assets (which represent future tax benefits) as a result of lowering the U.S. corporate income tax rate from statutory rate of 34% to 21%.

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Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities consist of the following:

	12/31/2017	12/31/2016
US
Net operating loss carry forward	$399,115	$329,848
Greece
Net operating loss carry forward	53,177	176,443
Cyprus
Net operating loss carry forward	11,274	11,052
United Kingdom
Net operating loss carry forward	50,772	11,052
Total deferred tax asset	514,338	517,343
Valuation allowance	(514,338)	(517,343)
Deferred tax asset, net	$-	$-

At December 31, 2017, the Company had U.S. net operating loss carry forwards of approximately $1,504,390 that may be offset against future taxable income, subject to limitation under IRC Section 382, which begin to expire in 2031. At December 31, 2017, the Company had Greece net operating loss carry forwards of approximately $183,369 that may be offset against future taxable income which begin to expire in 2019. At December 31, 2017, the Company had United Kingdom net operating loss carry forwards of approximately $406,172 that may be offset against future taxable income part or all of which may not be available to offset our future taxable income in the United Kingdom should there be a change in the nature or conduct of our business in the United Kingdom within the three years subsequent to the date of our acquisition of Decahedron. During the period ending December 31, 2017, the Company generated Cyprus net operating loss carry forwards of $90,194 which may be carryforward for five (5) years. The Company does not anticipate to generate taxable income in Cyprus in excess of its Cyprus net operating losses. No tax benefit has been reported in the December 31, 2017 or 2016 consolidated financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

The Company asserts that it will indefinitely reinvest the unremitted earnings and profits generated by Amplerissimo, its Cyprus subsidiary, in 2015. Accordingly, no U.S. deferred tax liability has been established for the unremitted earnings and profits generated in Cyprus.

The Company applied the "more-likely-than-not" recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2017 and December 31, 2016, respectively.

The Company has elected to classify interest and penalties that would accrue according to the provisions of relevant tax law as interest and other expense, respectively. As of December 31, 2017 the Company has accrued approximately $86,409 in other expense.

The Company's tax years since inception through 2017 remain open to examination by most taxing authorities.

Taxes payable are $1,358,789 and $1,080,590 as of December 31, 2017 and December 31, 2016, respectively.

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NOTE 6 – RELATED PARTY TRANSACTIONS

On the date of our inception, we issued 2 million shares of our common stock to our three officers and directors which were recorded at no value (offsetting increases and decreases in Common Stock and Additional Paid in Capital).

DOC Pharma S.A.

As of December 31, 2017 and 2016, the Company has a prepaid balance of €776,431 ($933,425) and an accounts payable balance of €133,756 ($160,801), resulting in a net prepaid balance, related to purchases of inventory, of €642,675 ($772,623) in the year ended December 31, 2017 to DOC Pharma S.A. As of December 31, 2016, the Company had a prepaid balance of €65 ($69) to DOC Pharma S.A. The Company’s CEO, Mr. Grigorios Siokas’, wife is the managing director of DOC Pharma and Mr. Siokas himself served as a principal of DOC Pharma. During the years ended December 31, 2017 and 2016, the Company has purchased a total of €4,733,375 ($5,349,187) and €2,906,785 ($3,218,392), respectively, of products from DOC Pharma, respectively. During the years ended December 31, 2017 and 2016, respectively, the Company had $0 and €176,456 ($195,372) revenue from DOC Pharma

On November 1, 2015, the Company entered into a €12,000 ($12,662) Loan Agreement with DOC Pharma S.A, pursuant to which DOC Pharma S.A., paid existing bills of the Company in the amount of €12,000 ($12,662), excluding the Vendor Bills. The loan bears an interest rate of 2% per annum and was due and payable in full on October 31, 2016. As of December 31, 2017, the Company has an outstanding principal balance under this note of €12,000 ($14,426) and accrued interest expense of $572.

Medihelm S.A

As of December 31, 2017, the Company has an outstanding payable balance due to Medihelm S.A of €320,650 ($385,485). Medihelm’s managing director is the mother of Nikolaos Lazarou, the director of Decahedron. Additionally, the Company has a receivable balance of €142,564 ($171,390) and a prepaid balance, related to purchases of inventory, of €1,623,980 ($1,952,349) as of December 31, 2017. During the year ended December 31, 2017, SkyPharm purchased €9,027,639 ($10,202,135) and Decahedron purchased £605,709 ($784,272) of products from Medihelm. SkyPharm generated revenue from Medihelm of €1,265,184 ($1,429,784). During the year ended December 31, 2016, the SkyPharm made purchases of €633,975 ($701,937) of products from Medihelm and had revenue from Medihelm of €134,977 ($149447).

Grigorios Siokas

During the year ended December 31, 2015, the Company borrowed €10,000 ($10,906) as a loan payable from Mr. Grigorios Siokas. The loan has no formal agreement and bears no interest. During the year ended December 31, 2016, the Company repaid a total of €10,000 ($10,552) resulting in full repayment of this loan.

On October 1, 2016, the Company borrowed €5,000 ($5,276) from Mr. Siokas, CEO, related to its subsidiary’s purchase of additional capital of SkyPharm. The loan is non-interest bearing and has a maturity date of October 1, 2017. During the year ending December 31, 2017, the Company borrowed an additional €1,000 ($1,202). The outstanding balance as of December 31, 2017 was €6,000 ($7,213).

During the year ended December 31, 2016, the Company borrowed €90,500 ($95,496) as additional loans payable from Mr. Siokas. During the year ended December 31, 2017, the Company borrowed an additional €623,621 ($749,717). These loans have no formal agreements and bear no interest. As of December 31, 2017, the Company paid back the entire outstanding balance of the loans or €714,121 ($858,516).

As of December 31, 2017 and 2016, the Company has recorded €0 ($0) and €14,646 ($15,454), respectively in prepayments to Mr. Siokas for board of directors’ fees. During the year ended December 31, 2017, Mr. Siokas returned the €14,646 ($17,607) that was prepaid to him and was paid total compensation of $250,000.

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Ourania Matsouki

During the year ended December 31, 2016, the Company borrowed €44,995 ($47,479) from Mrs. Matsouki, Greg Siokas, CEO, wife. During the year ended December 31, 2017, the Company borrowed an additional €55,000 ($66,121). These loans have no formal agreement and bear no interest. As of December 31, 2017, the Company paid back the outstanding balance of €99,995 ($120,214) of these loans.

Dimitrios Goulielmos

On November 21, 2014, SkyPharm entered into a Loan Agreement with Dimitrios Goulielmos, former Chief Executive Officer and a current director of the Company, pursuant to which the Company borrowed €330,000 ($401,115) from Mr. Goulielmos. The Loan bears an interest rate of 2% per annum and was due and payable in full on May 11, 2015. On November 4, 2015, €130,000 ($142,860) in principal and the related accrued interest of €733 ($806) was forgiven and the remaining balance of €200,000 will no longer accrue interest as part of the stock purchase agreement with Grigorios Siokas on November 4, 2015 referenced above. As of December 31, 2016, €60,000 ($63,312) of the loan was paid back. During the year ended December 31, 2017 an additional €70,500 ($84,755) was paid back and a principal balance of €69,500 ($83,553) and €0.00 of accrued interest remains.

In connection with the Decahedron SPA, on February 9, 2017, Decahedron, Medihelm S.A. and Nikolaos Lazarou entered into a liability transfer agreement whereby the loan previously provided Decahedron to the Mr. Lazarou prior to the acquisition would be cancelled in exchange for Mr. Lazarou’s personal assumption of approximately £172,310 ($233,118) owed to MediHelm S.A., a creditor of Decahedron.

On December 19, 2017, the Company entered into a stock purchase agreement with an officer and director of the Company, whereby for consideration of €80,000 ($94,495) the Company purchased 20,000 shares of its common stock. As per the agreement, the sale and transfer of the shares occurred on December 19, 2017, the date of signing, however the Company is entitled to pay the full consideration in tranches until July 2018. As of December 31, 2017, the Company has paid consideration of €28,000 ($33,073) and has an amount due to related party of €52,000 ($61,422) recorded as accounts payable related party as of December 31, 2017. The shares were returned to the Company in February 2018. As of the date of this filing, the Company has paid an additional consideration of €32,000 ($38,470) and has an amount due to related party of €20,000 ($24,044).

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

NOTE 7 – CONVERTIBLE DEBT

November 15, 2017 Securities Purchase Agreement

On November 15, 2017, the Company entered into a Securities Purchase Agreement with certain third party investors (the “Buyers”), pursuant to which the Company has agreed to issue for a purchase price of $3,000,000, $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) to the Buyers, convertible into 670,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and warrants to purchase an aggregate of 536,000 shares of Common Stock (the “Warrants”.) The Notes contained an original issue discount of $350,000. Of the $3,000,000 purchase price, $240,000 went directly to financing costs (see below) and $74,000 went directly to legal fees such that the Company received net proceeds of $2,686,000.

The Notes provide that the Company will repay the principal amount of the Notes in equal monthly installments beginning on January 1, 2018 and repeating on the first business day of each calendar month thereafter until the fourteenth month anniversary date of issuance (each a “Installment Date”), and, subject to the Blocker (as defined below), the Company shall pre-deliver up to 670,000 shares of Common Stock to the Buyers in connection therewith (the “Pre-Delivery Shares”). Eighty-five (85%) percent of any cash proceeds received by the Buyers from the sale of Pre-Delivery Shares shall be applied against the particular installment amount due on such Installment Date under the Note. No interest will accrue under the Notes unless and until an Event of Default (as defined) has occurred and is not cured. As of December 31, 2017 and as of the date of filing, no such event of default has occurred and no shares have been issued.

F-47

The Notes are convertible at any time by the Holder into shares of Common Stock at the rate of $5.00 per share. In the event of an issuance of Common Stock for a consideration less than the Conversion Price (other than Excluded Securities, as defined) the Conversion Price shall be reduced to the price of the dilutive issuance, (the “Conversion Price”). Upon an Event of Default (as defined), the Buyers may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the Volume-Weighted Average Price (as defined, the “VWAP”). The Company valued the beneficial conversion feature at intrinsic value and has recorded $1,140,711 to debt discount, which will be amortized over the life of the Notes.

The Notes are senior in right of payment to all existing and future indebtedness of the Company except Permitted Indebtedness (as defined in the Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

The Notes include customary Events of Default and provide that the Buyers may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Notes at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyers may also require redemption of the Notes upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent.

The Warrants have a five-year term and are exercisable into 536,000 shares of Common Stock beginning May 16, 2018 or six months after the issue date. The Warrants are exercisable at $7.50 per share subject to full ratchet anti-dilution protection (see above). As of December 31, 2017 and through the date of filing, there were no anti-dilution trigger events. The Warrants will be exercisable on a cashless basis if a registration statement is not effective covering the resale of the underlying Warrant Shares. The Company calculated the warrants at relative fair value of $1,545,288, which was recognized as a discount to the Notes and is being amortized as interest expense over the remaining term of the Notes.

Conversion of the Notes and exercise of the Warrants are each subject to a blocker provision which prevents any holder from converting or exercising, as applicable, the Notes or the Warrants, into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 4.99% (subject to adjustment not to exceed 9.99%) of the Company’s issued and outstanding Common Stock (each, a “Blocker”).

The Company filed, within thirty (30) days of the Closing, a registration statement covering one hundred fifty (150%) percent of the maximum number of shares, underlying the Notes and Warrants pursuant to a registration rights agreement with the Buyers (the “Registration Rights Agreement”).

As a condition to the closing of the Financing, each Buyer, severally, will be required to execute a leak-out agreement (each, a “Leak-Out Agreement”) restricting such Buyer’s sale of shares of Common Stock underlying the Notes and Warrants on any Trading Day to not more than such Buyer’s pro rata allocation of the greater of (x) sales with net proceeds of an aggregate of $20,000 or (y) twenty-five (25%) percent of the daily average trading volume of the Company’s Common Stock. If after the closing of the Financing there is no Event of Default under the Notes, the VWAP of the Company’s Common Stock for three (3) trading days is less than $1.50 per share, the Company may further restrict the Buyers from selling at less than $1.50 per share; provided that the portion of the Notes subject to redemption on each Installment Date shall thereafter double.

On November 15, 2017 in connection with the $3,350,000 Securities Purchase Agreement, Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, received a cash commission for the transaction equal to eight (8%) percent of the total gross proceeds of the offering, or $240,000 and the issuance of five-year warrants to purchase eight (8%) percent of the shares of common stock issued or issuable in this offering (excluding shares of common stock issuable upon exercise of any warrants issued to investors), or 53,600 shares; and, will receive eight (8%) percent of any cash proceeds received from the exercise of any warrants sold in the offering with an expiration equal to or less than twenty-four (24) months. The warrants are exercisable six months after the issue date or May 16, 2018 and were valued at a fair value of $386,003 which was fully expensed during the year ending December 31, 2017. The $240,000 cash commission was recorded as debt discount and will be amortized over the term of the Notes.

During the year ended December 31, 2017, there were no principal conversions and the Company repaid principal in the amount of $239,286, such that the remaining outstanding principal balance of the Notes as of December 31, 2017 is $3,110,714.

The Company recorded a total of $3,350,000 of debt discounts related to the above Notes during the year ended December 31, 2017. The debt discounts are being amortized over the term of the debt. Amortization of the debt discounts for the year ended December 31, 2017 was $360,890.

F-48

NOTE 8 – DEBT

On March 4, 2015, the Company entered into a $9,000 Loan Agreement with Mr. Angelo Drakopoulos, pursuant to which Mr. Drakopoulos paid a $9,000 outstanding bill on behalf of the Company. The loan bears an interest rate of 8% per annum and was due and payable in full on May 5, 2016. As of December 31, 2017, the Company has repaid the principal balance under this note of $9,000 and the related accrued interest expense of $1,463 in full.

On November 5, 2015, the Company entered into a Loan Agreement pursuant to which the Company borrowed €20,000 ($21,812), of which proceeds of €10,000 ($10,906) have been received as of December 31 2016. The loan bears an interest rate of 1% per annum and was due and payable in full on November 5, 2016. The Company repaid €2,000 ($2,110) as of December 31, 2016. During the year ended December 31, 2017, the Company repaid the outstanding balance of €8,000 ($9,618) and accrued interest of €115 ($138) in full and reversed the €10,000 ($12,022) receivable that was never received.

On November 5, 2015, the Company entered into a Loan Agreement pursuant to which the Company borrowed €80,000 ($87,248) of which proceeds of €70,000 ($76,342) have been received as of December 31, 2016. The loan bears an interest rate of 5% per annum and was due and payable in full on November 5, 2016. As of December 31, 2016, the outstanding balance was €65,000 ($68,588). During the year ended December 31, 2017, the Company repaid €55,000 ($66,121) of principal and €3,400 ($4,087) in accrued interest in full and also reversed the €10,000 ($12,022) receivable that was never received.

On November 16, 2015, the Company entered into a Loan Agreement with Panagiotis Drakopoulos, former Director and former Chief Executive Officer, pursuant to which the Company borrowed €40,000 ($43,624) as a note payable from Mr. Drakopoulos. The note bears an interest rate of 6% per annum and was due and payable in full on November 15, 2016. During the year ended December 31, 2017, the Company repaid €17,000 ($20,437) of principal and €2,060 ($2,477) of accrued interest in full.

During the year ended December 31, 2015, the Company borrowed €30,000 ($32,718) as a loan payable from Mr. Panagiotis Drakopoulos, former Director and former Chief Executive Officer. The loan had no formal agreement and bore no interest. During the year ended December 31, 2016, the Company repaid €13,000 ($13,718) of the loan. During the year ended December 31, 2017 the Company repaid the remaining €17,000 ($20,437) in full.

During the year ended December 31, 2015, the Company borrowed €30,000 ($32,718) from a third party. There was no formal agreement and the loan bore no interest. During the year ended December 31, 2016 the Company repaid the €30,000 ($31,656) loan in full.

On January 6, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €150,000 ($158,280). The loan bore an interest rate of 1% per annum and is due and payable in full on February 6, 2016. As of December 31, 2016, the Company repaid the loan in the amount of €150,000 ($158,280) and accrued interest of €458 ($483) in full.

On February 5, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €20,000 ($21,104). The loan bore an interest rate of 6% and had no maturity date. During the year ended December 31, 2017, the Company repaid the €20,000 ($24,044) loan and accrued interest of €1,020 ($1,226) in full.

On March 4, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €50,000 ($52,760) from a third party. On May 04, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed an additional €50,000 ($52,760). The loans bore an interest rate of 6% and a maturity date of March 4, 2017 and May 4, 2017, respectively. During the year ended December 31, 2017, the Company repaid both loans in the amount of €100,000 ($120,220) and accrued interest of €1,175 ($1,413) in full.

On April 19, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €100,000 ($105,520). The loan bore an interest rate of 6% and matured on April 19, 2017. During the year ended December 31, 2017, the Company repaid the loan in the amount of €100,000 ($120,220) and accrued interest of €3,100 ($3,727) in full.

F-49

On April 22, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €38,000 ($40,098). The loan bore an interest rate of 6% and matured on April 22, 2017. During the year ended December 31, 2017, the Company repaid the loan in the amount of €38,000 ($45,684) and accrued interest of €1,777 ($2,136) in full.

On May 24, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €50,000 ($52,760). The loan bore an interest rate of 6% and matured on May 24, 2017. During the year ended December 31, 2017, the Company repaid the principal balance of €50,000 ($60,110) and accrued interest of €1,275 ($1,533) in full.

On October 18, 2016, the Company entered into a Loan Agreement pursuant to which the Company borrowed €10,000 ($10,552). The loan bore an interest rate of 10% and will mature on October 18, 2017. During the year ended December 31, 2017, the Company repaid the principal balance of €10,000 ($12,022) and accrued interest of €545 ($655) in full.

Loan Facility Agreement

On August 4, 2016, the Company’s wholly owned subsidiary SkyPharm entered into a Loan Facility Agreement, guaranteed by Grigorios Siokas, with Synthesis Peer-To Peer-Income Fund (the “Loan Facility” the “Lender”). The Loan Facility initially provided SkyPharm with a credit facility of up to $1,292,769 (€1,225,141). Any advance under the Loan Facility accrues interest at a rate of 10% per annum and requires quarterly interest payments commencing on September 30, 2016. The amounts owed under the Loan Facility shall be repayable upon the earlier of (i) three months following the demand of the Lender; or (ii) August 31, 2018. No prepayment is permitted pursuant to the terms of the Loan Facility. The Synthesis Facility Agreement as amended is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

On September 13, 2016, SkyPharm entered into a First Deed of Amendment with the Loan Facility increasing the maximum loan amount to $1,533,020 as a result of the Lender having advanced $240,251 (€227,629) to SkyPharm.

On March 23, 2017, SkyPharm entered into an Amended and Restated Loan Facility Agreement (the “A&R Loan Facility”), with the Loan Facility which increased the loan amount to an aggregate total of $2,664,960 (€2,216,736) as a result of the lender having advanced $174,000 (€164,898) in September 2016, $100,000 (€94,769) in October 2016, $250,000 (€236,922) in November 2016, $452,471 (€428,800) in December 2016, $155,516 (€129,360) in January 2017, $382,327 (€318,023) in July 2017 and $70,000 (€58,227) in December 2017. The A&R Loan Facility amends and restates certain provisions of the Loan Facility Agreement, dated as of August 4, 2016, by and among the same parties. Advances under the A&R Loan Facility continue to accrue interest at a rate of 10% per annum from the applicable date of each drawdown and require quarterly interest payments. The A&R Facility now permits prepayments at any time. The amounts owed under the A&R Loan Facility shall be repayable upon the earlier of (i) seventy five days following the demand of the Lender; or (ii) August 31, 2018. The A&R Loan Facility is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas (the “Pledged Shares”). The A&R Loan Facility was also amended to provide additional affirmative and negative covenants of Sky Pharm and the Guarantor during the term of loans remain outstanding, including, but not limited to, the consent of the Lender in connection with (i) the Company or any of its subsidiaries incurring any additional indebtedness; or (ii) in the event of any increase in the Company’s issued and outstanding shares of Common Stock, the Pledged Shares shall be increased to an amount equal to a minimum of ten percent (10%) of the issued and outstanding shares of the Company.

As of December 31, 2017, the outstanding balance under this note was $3,117,287 (€2,592,986) and accrued interest expense of $221,657 (€184,376) has been recorded.

As of December 31, 2017 and 2016, the Company recorded €35,060 ($42,149) and €120,000 ($126,624) in debt discounts, respectively, related to this note. The debt discounts are being amortized over the term of the debt. During the year ended December 31, 2016 the Company amortized a total of €13,103 ($14,507). Amortization of the debt discounts for the year ended December 31, 2017 was €78,154 ($88,322).

F-50

Bridge Loans

On March 16, 2017 and March 20, 2017, SkyPharm entered into loan agreements with the Synthesis Peer-To Peer-Income Fund (the “Bridge Loans”). The Bridge Loans provided to SkyPharm loans of €41,590 ($50,000) and €100,000 ($120,220), respectively. The Bridge Loans accrue interest at a rate of 10% per annum and were repayable on April 16, 2017 and April 20, 2017, respectively, together with all other amounts then accrued and unpaid. On April 16, 2017, the maturity dates were amended for no additional consideration or change in terms and conditions. The maturity dates of both loans were amended, and they matured on May 16, 2017 and May 20, 2017, respectively. The Company has accrued interest expense of an aggregate total of €10,690 ($12,851) for both loans and the outstanding balances of these loans was €41,590 ($50,000) and €100,000 ($120,220), respectively, as of December 31, 2017.

On May 5, 2017, SkyPharm entered into a loan agreement with Synthesis Peer-To-Peer Income Fund for €28,901 ($34,745). The loan accrues interest at a rate of 10% per annum and matured on September 30, 2017. The Company has accrued interest expense of €1,908 ($2,294) and the outstanding balance on this loan was €28,901 ($34,745) as of December 31, 2017.

Trade Facility Agreements

On April 10, 2017, Decahedron entered into a Trade Finance Facility Agreement (the “Decahedron Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The Decahedron Facility provides the following material terms:

•	The Lender will provide Decahedron a facility of up to €2,750,000 ($3,306,050) secured against Decahedron’s receivables from the sale of branded and generic pharmaceutical sales.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the Decahedron Facility will be for 12 months.

•	The obligations of Decahedron are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to Decahedron’s suppliers.

•	The following fees should be paid in connection with the Decahedron Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

The current draw on the Decahedron Facility is $0.

F-51

On May 12, 2017, SkyPharm entered into a Trade Finance Facility Agreement (the “SkyPharm Facility”) with Synthesis Structured Commodity Trade Finance Limited (the “Lender”). The SkyPharm Facility provides the following material terms:

•

The Lender will provide SkyPharm a facility of up to €2,000,000 ($2,404,400) secured against SkyPharm’s receivables from the sale of branded and generic pharmaceutical sales. In the event that accounts receivable becomes uncollectible, the Company will be obligated to pay back the notes in full.

•	The total facility will be calculated as 95% of the agreed upon value of Decahedron’s receivables.

•	The term of the SkyPharm Facility will be for 12 months.

•	The obligations of SkyPharm are guaranteed by the Company pursuant to a Cross Guarantee and Indemnity Agreement.

•	The Lender has the right to make payments directly to SkyPharm’s suppliers.

•	The following fees should be paid in connection with the SkyPharm Facility:

	o	2% of the maximum principal amount as an origination fee.

	o	A one percent (1%) monthly fee.

The current draw on the SkyPharm Facility is €5,596,910 ($6,728,606) and the Company has accrued €312,828 ($376,082) in monthly fees related to this agreement. The Company obtained consents from Synthesis Peer-to-Peer Income Fund in connection with obtaining the Lender. On November 16, 2017, SkyPharm signed an amended agreement with Synthesis Structured Commodity Trade Finance Limited that increased the maximum aggregate facility limit from €2,000,000 ($2,404,400) to €6,000,000 ($7,213,200). All other terms of the original agreement remain the same.

The Company has recorded a total debt discount of €104,338 ($125,435) in origination fees associated with these loans, which will be amortized over the term of the agreements. Amortization of debt discount for year ended December 31, 2017 was €61,295 ($69,269).

None of the above loans were made by any related parties.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time, the Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. As of December 31, 2017, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

F-52

Operating Leases

The Company conducts its operations from an office located in Chicago, Illinois for which beginning in January 2015, the monthly rent expense is $709, which has been paid through December 31, 2017. The lease expired as of May 31, 2017, however, the Company has negotiated and entered into a two-year amendment to that lease that commenced as of June 1, 2017 through May 31, 2019. The monthly rate from June 1, 2017 through May 31, 2018 is $709 per month and increases to $730 per month from June 1, 2018 through May 31, 2019. Rent expense for the years ended December 31, 2017 and 2016, was $8,502 and $4,960, respectively.

The offices of Amplerissimo are located a t 9, Vasili, Michaelidi Street, 3026, Limassol, Cyprus. The Company had a one-year lease which commenced on July 29, 2013 and was last renewed through July 2018, at the rate of €110 ($124) per month. Rent expense for the years ended December 31, 2017 and 2016 was €1,320 ($1,492) and €1,320 ($1,462), respectively.

The offices of SkyPharm are located at 5, Agiou Georgiou Street 57001, Pylaia, Thessaloniki, Greece. The Company has a six-year lease that commenced on September 1, 2014 at the rate of €4,325 ($4,802) per month. In December 2015, the lease was revised to include an additional rental of the first floor at a rate of €800 ($886) per month. The lease was further revised in March 2016 to include another additional rental of the first floor at a rate of €800 ($886) per month beginning in May 2016. On May 30, 2016, the lease was revised again to include an additional rental of space at a rate of €1,825 ($2,021) per month beginning in June 2016. On March 23, 2017, SkyPharm entered into an additional three year lease at a rate of €1,250 per month that commenced May 2017As a result, the total monthly lease amount is now €7,750 ($8,758) per month. Rent expense for the years ended December 31, 2017 and 2016 was €103,000 ($116,400) and €80,675 ($89,323) respectively.

The offices of Decahedron are located at Unit 11, Spire Greene Centre, Harlow, CM19 5TR, Essex, U.K., for which we pay approximately ₤1,908 ($2,470) per month, under an amendment to a lease dated October 25, 2011, which commenced on October 25, 2016 and expires on October 24, 2021. Rent expense from the date of acquisition through December 31, 2017 was ₤20,992 ($27,180).

Future minimum operating lease commitments consisted of the following at December 31, 2017:

Year Ended December 31,	Amount (USD)
2018	$170,394
2019	$164,463
2020	$74,255
2021	$25,813
2022	$-
Thereafter	$-
$434,925

Intellectual Property Sale Agreement

On October 1, 2016, the Company entered into an Intellectual Property Sale Agreement with Anastasios Tsekas and Olga Parthenea Georgatsou (the “IPSA”) for the purchase of certain intellectual property rights relating to proprietary pharmaceutical formulas and any related technical information arising or related thereto (the “Intellectual Property”). The IPSA provides that the sellers shall be entitled to an aggregate of 200,000 shares of common stock of the Company, none of which have been issued to date, and issuable as follows in equal parts to each seller:

•	50,000 shares upon the successful conclusion of Preclinical Trials.
•	50,000 shares upon the conclusion of Phase I testing.
•	50,000 shares upon the conclusion of Phase II testing.
•	50,000 shares upon the conclusion of Phase III testing.

The Company has agreed to pay Anastasios Tsekas €1,500 per month until the first issuance of the shares referenced above. The Company has also agreed that in the event the Company disposes of the Intellectual Property prior to the periods referenced above, the sellers shall be entitled to the issuance of all the shares referenced above. The Company is in the process of locating a suitable lab to conduct the preclincal trial phase, which has not yet begun as of the date of filing.

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Letter of Intent

On June 21, 2017, the Company signed a new Letter of Intent (LOI) to acquire the outstanding shares of CC Pharma GmbH, a leading re-importer of EU pharmaceuticals to Germany. Under the terms of the LOI, Cosmos Holdings holds the exclusive right to complete its due diligence process and complete the transaction by October 31, 2017. In connection with the non-binding LOI, the Company is required to pay a non-refundable fee of €400,000 ($454,800) to the shareholders of CC Pharma GmbH in connection with the costs of due diligence and the exclusive right to negotiate the terms of the definitive agreements. On July 6, 2017, the Company paid the €400,000 ($454,800) to CC Pharma GmbH and the Company has recorded an expense of €400,000 ($454,800) for the year ended December 31, 2017. The Company did not enter into any definitive agreements by December 31, 2017 and is currently negotiating with CC Pharma for an extension. The Company makes no assurances that the parties will enter into any definitive agreements in the future.

Placement Agreement

On August 8, 2017, the Company entered into an agreement with a third party placement agent (the “Agent”) who will serve as the Company’s exclusive placement agent or sole book running manager with respect to any offerings of equity or equity-linked securities as well as any debt offering with the two organizations named in the agreement (the “Offering”) for a period of 120 days. In the event that an Offering is agreed upon by the Agent and the Company, the Company shall provide payment as follows: (1) a cash commission of 6% of the total gross proceeds for two named investors (2) a cash commission of 4% of total gross proceeds from five named investors and (3) excluding the five named investors in “(2)” a cash commission equal to 8% of the total gross proceeds from the Offering and the issuance to the Agent or its designees of warrants covering 8% of the shares of common stock issued or issuable by the Company in the Offering. Additionally, the Agent will receive a cash fee of 8% payable within 5 business days, but only in the event of, the receipt by the Company of any cash proceeds from the exercise of any warrants with an expiration equal to or less than 24 months sold in the Offering. As of the year ended December 31, 2017 through the date of filing, there have been no such placements made.

NOTE 10 – EARNINGS PER SHARE

Basic net income (loss) per share is computed by dividing net income (loss) attributable to the Company, decreased with respect to net income or increased with respect to net loss by dividends declared on preferred stock by using the weighted-average number of common shares outstanding. The dilutive effect of incremental common shares potentially issuable under outstanding options, warrants and restricted shares is included in diluted earnings per share in 2017 and 2016 utilizing the treasury stock method. The computations of basic and diluted per share data were as follows:

	12/31/2017	12/31/2016
Numerator for Basic and Diluted Earnings Per Share:
Net (loss) income	$(6,209,768)	$(601,002)
Denominator for Basic Earnings Per Share:
Weighted Average Shares	12,780,813	12,564,824
Potentially Dilutive Common Shares	-	-
Adjusted Weighted Average Shares	12,780,813	12,564,824
Basic and Diluted Net (Loss) Income per Share	(0.49)	(0.05)

The following table summarized the potential shares of Common Stock that were excluded from the computation of diluted net loss per share for the years ended December 31, 2017 and 2016 as such shares would have had an anti-dilutive effect:

	2017	2016
Common Stock Warrants	38,824	-
Common Stock Options	16,240	80,741
Convertible Debt	622,142	-
Total	677,206	80,741

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NOTE 11 - STOCK OPTIONS AND WARRANTS

On January 5, 2013, the Company granted 96,000 options to a former director, 72,000 of which were forfeited in a subsequent period. The options have an exercise period of four years with an exercise price of $1.00. In the event that the former director ceases to serve on the Board of Directors for any reason, the Director is entitled to a pro-rata portion of the annual options. The options were valued at $43,151 using the Black Scholes Option Pricing Model with the following inputs: stock price on measurement date: $1.80; Exercise price: $1.00; Option term: 4 years; Computed volatility: 448%. On November 4, 2016, the Board of Directors authorized the exercise of stock options held by the former director to purchase 24,000 shares of common stock.

On October 1, 2016 the Company granted 12,000 options to an employee of the Company as compensation for being appointed the US Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $2.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly with 12,000 options fully vested as of December 31, 2016. The options were valued at $65,290 using the Black Sholes Option Pricing Model with the following inputs: stock price on measurement date: $5.80; Exercise price: $2.00; Option term: 4 years; Computed volatility: 159%. The Company expensed $16,636 as of December 31, 2016. During the year ended December 31, 2017 the Company has expensed an additional $48,655.

On January 1, 2017 the Company entered into an agreement whereby the employee was granted compensation of €1,000 per month and an annual retainer of 25,000 stock options as compensation for being appointed the International Finance Manager of the Company. The options have an exercise period of four years with an exercise price of $1.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly, with a total of 25,000 options fully vested as of December 31, 2017. The options were valued at $195,307 using the Black Scholes Option Pricing Model with the following inputs: stock price on measurement date: $8.20; Exercise price: $1.00; Option term: 4 years; Computed volatility: 136.76%. The fair value of the options will be amortized over a year with $195,307 expensed during the year ended December 31, 2017.

On January 3, 2017 the Company determined to create an advisory board and appointed Mr. Orestes Varvitsiotes as its first member. Mr. Varvitsiotes is a registered broker dealer who is currently engaged with Aegis Capital Corp. In connection therewith, the Company entered into an Advisory Board Member Consulting Agreement, dated as of January 3, 2017 whereby an annual retainer of 12,000 stock options was granted as compensation for services. The options have an exercise period of five years with an exercise price of $2.00. In the event that he ceases to work for the Company for any reason, he will be entitled to a pro rata portion of the annual options. The options vest monthly, with a total of 12,000 options fully vested as of December 31, 2017. The options were valued at $94,830 using the Black Scholes Option Pricing Model, with the following inputs: stock price on measurement date: $8.20; Exercise price: $2.00; Option term: 5 years; Computed volatility: 155.37%. The fair value of the options will be amortized over the year with $94,830 expensed during the year ended December 31, 2017.

A summary of the Company’s option activity during the year ended December 31, 2017 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Options	Shares	Price	Term	Value
Balance Outstanding, December 31, 2015	24,000	$1.00	1.02	$-
Granted	12,000	2.00	4.00	-
Forfeited	-	-	-	-
Exercised	(24,000)	1.00	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2016	12,000	$2.00	3.75	$-
Granted	37,000	1.32	3.33	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2017	49,000	$1.49	3.19	$426,800

Exercisable, December 31, 2017	49,000	$1.49	3.19	$426,800

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In connection with a private placement that took place on April 7, 2017, the Company issued warrants for a total of 10,040 common shares of the Company at a 1:1 ratio for shares purchased by investors (See Note 4). The warrants were valued using the Black Scholes valuation model with stock prices ranging from $7.60 to $8.50, exercise price of $30.00, volatility ranging from 76.66% to 90.86% based on the Company’s stock price, an expected term of 1 year and a risk free rate ranging from 1.07% to 1.11%.

On November 16, 2017, in connection with the Securities Purchase Agreement, the Company issued warrants for 536,000 common shares of the Company (See Note 7). The fair value of the warrants was determined using a Black Scholes valuation model with a stock price of $7.20, exercise price of $7.50, volatility of 169.29% based on the Company’s stock price, an expected term of 5 years and a risk free rate of 1.68%. The relative fair value of the warrants of $1,545,288 was recorded as a discount to the Notes and as additional paid in capital and the expense will be amortized over the two-year term of the underlying Notes. The warrants will become exercisable on May 16, 2018.

On November 16, 2017 in connection with the $3,350,000 Securities Purchase Agreement (See Note 7), Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, was issued warrants for 53,600 common shares of the Company. The fair value of the warrants was determined using a Black Scholes valuation model with a stock price of $7.20, exercise price of $5.00, volatility of 169.29% based on the Company’s stock price, an expected term of 5 years and a risk free rate of 1.68%. The value of the warrants of $368,003 was recognized as interest expense during the year ended December 31, 2017. The warrants will become exercisable on May 16, 2018.

The significant assumptions used to determine the fair values of warrants issued, using a Black-Scholes valuation model are as follows:

	December 31, 2017	December 31, 2016
Market value of underlying stock	$7.20-$8.50	-
Volatility	76.66%-169.29%	-
Expected term (in years)	1 – 5.5	-
Risk-free interest rate	1.07% - 1.68%	-
Expected dividend yield	None	-

A summary of the Company’s warrant activity for the years ending December 31, 2017 and 2016 is as follows:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
Warrants	Shares	Price	Term	Value
Balance Outstanding, December 31, 2015	-	$-	-	$-
Granted	-	-	-	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2016	-	$-	-	$-
Granted	599,640	7.65	5.29	-
Forfeited	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Balance Outstanding, December 31, 2017	599,640	$7.65	5.29	$1,725,921

Exercisable, December 31, 2017	10,040	$30.00	.30	$-

F-56

NOTE 12 – SUBSEQUENT EVENTS

Amendment and Exchange of Agreements

On February 20, 2018, Cosmos Holdings, Inc. (the “Company”) entered into two separate Amendment and Exchange Agreements (each, an “Exchange Agreement”), each by and between the Company and an institutional investor that previously purchased a Senior Convertible Note from the Company on November 16, 2017 (each, an “Existing Note”) pursuant to a Securities Purchase Agreement, dated as of November 15, 2017, by and between the Company and such holders of Existing Notes (the “Securities Purchase Agreement”). Pursuant to each Exchange Agreement, the Company issued a new senior convertible note (each, a “New Note”) in the amounts of $2,791,668 and $558,332 to each holder for a total aggregate principal amount of $3,350,000 in exchange for an Existing Note.

Each New Note is identical in all material respects to the Existing Note, except that (i) the New Note shall not be convertible into shares of the Company’s common stock (the “Common Stock”) until April 20, 2018, (ii) all future cash installment payments under such New Note will be made at a redemption price equal to 112% of the applicable installment amount, (iii) the Company’s existing obligation to initially deliver predelivery shares of its common stock to the holder of such New Note is deferred until April 20, 2018 and (iv) at any time on or before June 20, 2018, the Company has the right, at its option, to redeem all, or any part, of the amounts then outstanding under such New Note in cash at redemption price equal to 125% of such amounts then outstanding under such New Note.

Except as set forth in the Exchange Agreements and the New Notes, the Securities Purchase Agreement and each of the other transaction documents that were executed in connection with the Securities Purchase Agreement remain unchanged and in full force and effect.

Third Party Loan Agreement

On March 16, 2018, the Company entered into a loan facility agreement, with a third party, pursuant to which the Company received €1,500,000 ($1,845,072). The loan bears an annual interest rate of 4.7%, is unsecured and matures on March 16, 2019.

Related Party Loan from Director

On March 14, 2018 and March 16, 2018, the Company borrowed €300,000 ($371,383) and €200,000 ($246,010), respectively from Mr. Grigorios Siokas, Chief Executive Officer. These loans have no formal agreements, bear no interest and have no maturity dates. The proceeds will be used by the Company for working capital.

Distribution and Equity Agreement

On March 19, 2018, the Company entered into a Distribution and Equity Acquisition Agreement with Marathon Global Inc. (“Marathon”), a company incorporated in the Province of Ontario, Canada. Marathon was recently formed to be a global supplier of Cannabis, cannabidiol (CBD) and/or any Cannabis Extract products, extracts, ancillaries and derivatives (collectively, the “Products”). The Company was appointed the exclusive distributor of the Products initially throughout Europe and on a non-exclusive basis wherever else lawfully permitted.

The Agreement is to remain in effect indefinitely unless Marathon fails to provide Market Competitive (as defined) product pricing and Marathon has not become profitable within five (5) years of this Agreement. Following a thirty (30) day due diligence period, and subject to satisfactory due diligence of the Company, Marathon shall: (a) grant the Company a 33 1/3% equity interest in Marathon as partial consideration for the Company’s distribution services; and (b) make a cash payment of CAD $2,000,000 to the Company, subject to repayment by the Company in Common Shares of the Company if it fails to meet certain performance milestones. The Company is entitled to receive an additional CAD $2,750,000 upon the Company’s receipt of gross sales of CAD $6,500,000 and an additional CAD $2,750,000 upon receipt of gross sales of CAD $13,000,000. The Company was also given the right to nominate one director to the Marathon Board of Directors. On April 19, 2018, the Company and Marathon amended the Distribution Agreement to provide for Marathon to conduct due diligence on the Company until May 10, 2018. The Company shall continue to provide confidential information even after the initial payment of CAD $2,000,000.

On April 18, 2018, SkyPharm amended the Loan Facility Agreement with Synthesis Peer-To-Peer Income Fund (the “Loan Facility” and the “Lender”). As of December 31, 2017, the outstanding principal balance under the Loan Facility was $3,117,287 (€2,592,986), excluding interest, of which $136,800 has been paid. Until January 1, 2018, advances under the Loan Facility accrued interest at ten percent (10%) per annum from the applicable date of each drawdown and require quarterly interest payments. The interest rate was restated as of January 1, 2018 to four (4%) percent plus quarterly Libor Payments, plus two (2%) percent default interest on unpaid amounts in addition to the interest rate. The Loan Facility permits prepayment and is due upon the earlier of (i) 75 days following demand of the Lender; or (ii) December 31, 2021, as amended. The Loan Facility is secured by a personal guaranty of Grigorios Siokas which is secured by a pledge of 1,000,000 shares of common stock of the Company owned by Mr. Siokas.

On April 18, 2018, SkyPharm S.A. entered into a ten-year Advisory Agreement with Synthesis Management Limited (the “Advisor”). The Advisor was retained to assist SkyPharm to secure corporate finance capital. The Advisor shall be paid €104,000 per year during the ten-year term, all of which have been pre-paid by SkyPharm for future financing services.

F-57

OUTSIDE BACK COVER OF PROSPECTUS

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Cosmos Holdings Inc. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

COSMOS HOLDINGS INC.

1,094,335 Shares

Common Stock

PROSPECTUS

October ____, 2018

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Securityholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$893
Legal fees and expenses	$15,000
Accounting fees and expenses	$3,000
Miscellaneous	$107
Total	$19,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On September 4, 2018, the Company completed the sale of $2,233,333 in aggregate principal amount of Senior Convertible Notes (the “Notes”) for a purchase price of $2,000,000 to two institutional investors (the “Buyers”) which had previously purchased Notes in November 2017, pursuant to a Securities Purchase Agreement (the “SPA”). The Notes are convertible into 372,223 shares of the Company’s common stock at $6.00 per share and Warrants to purchase an aggregate of 357,334 shares of common stock exercisable at $7.50 per share were issued.

Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, received a cash commission of $140,000, equal to seven (7%) percent of the total gross proceeds of the offering and the issuance of five-year Warrants to purchase seven (7%) percent of the shares of Common Stock issued or issuable in this offering (excluding shares of Common Stock issuable upon exercise of any Warrants issued to investors); however, will receive seven (7%) percent of any cash proceeds received from the exercise of any Warrants sold in the offering with an expiration equal to or less than twenty-four (24) months.

On November 16, 2017, the Company completed the sale of $3,350,000 in aggregate principal amount of Senior Convertible Notes (the “Notes”) to two institutional investors (the “Buyers”) with which it had no prior relationship, pursuant to a Securities Purchase Agreement (the “SPA”) for a purchase price of $3,000,000. The Notes are convertible into 670,000 shares of the Company’s common stock at $5.00 per share and Warrants to purchase an aggregate of 536,001 shares of common stock exercisable at $7.50 per share were issued.

Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, received a cash commission of $240,000, equal to eight (8%) percent of the total gross proceeds of the offering and the issuance of five-year Warrants to purchase eight (8%) percent of the shares of Common Stock issued or issuable in this offering (excluding shares of Common Stock issuable upon exercise of any Warrants issued to investors); however, will receive eight (8%) percent of any cash proceeds received from the exercise of any Warrants sold in the offering with an expiration equal to or less than twenty-four (24) months.

Exemption from registration for the above transactions was claimed by the Company pursuant to Section 4(a)(2) of the Securities Act with Rule 506 of Regulation D promulgated thereunder. The basis for the exemption was the representations and warranties made by the Buyers in the SPA.

The following securities were sold pursuant to the exemption afforded under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”). There were no placement agents or underwriters for any of the following private placements:

On April 28, 2015, the Company issued 4,500 shares of common stock to Hellenic American Securities for consulting services for total consideration of $28,352 of services.

On November 4, 2016, the Company issued 24,000 shares of common stock to a former director upon the exercise of then outstanding stock options, at $1.00 per share.

On March 24, 2017, the Company issued 170,000 shares of common stock to the three owners of Decahedron Ltd. in consideration of the sale of all of the stock of such company to the Company.

On May 5, 2017, the Company issued 4,680 and 4,670 shares of common stock to two persons for cash.

On May 18, 2017, the Company issued 30,000 shares of common stock to Integra Consulting Group LLC for consulting and public relations services, at $7.30 per share.

On May 24, 2017, the Company issued 2,000 shares of common stock for services for the creation and maintenance of the current website.

On May 25, 2017, the Company issued 2,000 shares of common stock for investment banking services, at $7.20 per share.

II-2

On May 25, 2017, the Company issued 20,000 shares of common stock for investment analysis services, at $7.70 per share.

On July 21, 2017, the Company sold 4,300 shares of common stock at $5.00 per share for a total purchase price of $21,500 to a single investor.

On September 1, 2017, the Company issued 790 shares of common stock for cash.

Between April 10, 2017 and May 16, 2017, the Company sold an aggregate of 10,040 shares of common stock at $7.00 per share and issued Warrants to purchase 10,040 shares of common stock. Exemption from registration was claimed pursuant to Regulation S promulgated under the Securities Act. The exemption was claimed on the basis of the representations and warranties contained in the offering documents.

ITEM 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Document Description

2.1	Share Exchange Agreement by and among Prime Estates and Developments, Inc. and Amplerissimo dated September 27, 2013 (31)

3.1	Articles of Incorporation of the Registrant dated November 14, 2013 (1)

3.2	Certificate of Amendment to Articles of Incorporation of the Registrant filed on October 11, 2017 (14)

3.3	Bylaws of the Registrant (1)

4.1	Form of Securities Purchase Agreement dated November 15, 2017 by and among Cosmos Holdings Inc. and the Buyers listed (15)

4.2	Form of Senior Convertible Note (15)

4.3	Form of Warrant to Purchase Common Stock (15)

4.4	Form of Leak-Out Agreement (15)

4.5	Form of Registration Rights Agreement (15)

4.6	Form of Amendment and Exchange Agreement (23)

4.7	Form of Senior Convertible Note (23)

4.8	Common Stock Purchase Warrant issued to Roth Capital Partners (22)

4.9	Securities Purchase Agreement dated September 4, 2018, by and among Cosmos Holdings Inc. and the Buyers listed (27)

4.10	Senior Convertible Note dated September 4, 2017 issued to Hudson Bay Master Fund (27)

4.11	Senior Convertible Note dated September 4, 2018 issued to Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B (27)

4.12	Warrant dated September 4, 2018 issued to Hudson Bay Master Fund (27)

4.13	Warrant dated September 4, 2018 issued to Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B (27)

II-3

4.14	Registration Rights Agreement dated September 4, 2018 (027)

4.15	Leak-Out Agreement dated September 4, 2018 between Cosmos Holdings Inc. and Hudson Bay Master Fund

4.16	Leak-Out Agreement dated September 4, 2018 between Cosmos Holdings Inc. and Alto Opportunity Master Fund, SPC-Segregated Master Portfolio B (27)

4.17	Common Stock Purchase Warrant dated September 4, 2017 issued to Roth Capital Partners LLC (27)

5.1*	Opinion re: Legality

10.1	Master Services Agreement, dated January 15, 2013, by and between Amplerissimo Ltd. and Millenia International Group Ltd. (2)

10.2	Master Services Agreement, dated May 15, 2013, , by and between Amplerissimo Ltd. and Tech Telecoms and Trade Limited (2)

10.3	Exclusive Cooperation Agreement, dated April 30, 2014, by and between the Registrant and Grigorios Siokas (3)

10.4	Advisory Board Member Consulting Agreement, dated as of January 3, 2017, by and between the Company and Orestes Varvitsiotes (4)

10.5	Stock Purchase Agreement, dated November 4, 2015, by and between Grigorios Siokas and Dimitrios S. Goulielmos (5)

10.6	Loan Facility Agreement, dated as of August 4, 2016, by and among SkyPharm S/A, Grigorios Siokas, as Guarantor and Synthesis Peer to Peer Income Fund. (6)

10.7	Pledge Agreement, by and between Grigorios Siokas and Synthesis Peer-to Peer Income Fund (6)

10.8

First Deed of Amendment relating to Loan Facility Agreement, dated as of August 4, 2016, by and among Sky Pharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund (7)

10.9	Intellectual Property Sale Agreement, dated as of October 1, 2016, by and among the Company, Anastasios Tsekas and Olga Parthenea Georgatsou (8)

10.10	Employment Agreement, dated as of October 1, 2016, by and between the Company and Konstantinos Vassilopoulos (8)

10.11	Stock Purchase Agreement, dated as of November 16, 2016, by and among Company, MediHelm Pharmaceutical Wholesellers SA, Konstantinos Metsovitis and Eleni Metsovitis (9)

10.12	Stock Purchase Agreement, dated as of November 17, 2016, by and among the Company, Decahedron Ltd. and Nikolaos Lazarou (10)

10.13	Amendment to the Stock Purchase Agreement, dated as of February 9, 2017 by and among the Company, Decahedron Ltd., Nikolaos Lazarou, Vasiliki Kappou, Misel Kappou (11)

10.14

Amended and Restating Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., as Borrower, Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund, as Lender (12)

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10.15	Trade Finance Facility Offer Letter, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.16	Trade Finance Facility Agreement, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.17	Cross Guarantee and Indemnity Agreement, dated as of April 10, 2017, by and among Cosmos Holdings Inc., Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.18	Security Assignment of Receivables and other Contractual Rights, dated as of April 10, 2017, by and between Decahedron Ltd. and Synthesis Structured Commodity Trade Finance Limited. (13)

10.19	Trade Finance Facility Agreement, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Finance Limited. (16)

10.20

Cross Guarantee and Indemnity Agreement dated May 12, 2017 by and between SkyPharm S.A., as Commodity Buyer, Cosmos Holdings Inc. as Guarantor and Synthesis Structured Commodity Trade Finance Limited (16)

10.21	Security Assignment of Receivables and other Contractual Rights, dated May 12, 2017 by and between SkyPharm S.A and Synthesis Structured Commodity Trade Finance Limited (16)

10.22	Termination Agreement dated February 26, 2016 to Exclusive Cooperation Agreement dated as of April 30, 2014 (26)

10.23	Exclusive Cooperation Agreement, dated April 30, 2014, by and between the Company and Grigorios Siokas (17)

10.24	Loan Agreement dated November 21, 2014 by and between SkyPharm S.A. and Dimitrios S. Goulielmos (18)

10.25	Loan Agreement dated December 29, 2014 by and between the Registrant and Dimitrios S. Goulielmos (19)

10.26	Loan Agreement dated March 27, 2015 by and between the Registrant and Dimitrios S. Goulielmos (20)

10.27	Stock Purchase Agreement dated November 4, 2015 by and between Grigorios Siokas and Dimitrios S. Goulielmos (21)

10.28	Amendment to Stock Purchase Agreement dated as of February 9, 2017 by and among Cosmos Holdings Inc., Decahedron Ltd., Nikolaos Lazarou, Vasiliki Kappou and Misel Kappou, (11)

10.29	Distribution and Equity Acquisition Agreement Effective as of March 19, 2018 by and between Cosmos Holdings, Inc. and Marathon Global Inc. (24)

10.30	First Amendment to Share Exchange Agreement dated May 24, 2018 (28)

10.31	Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holdings Ltd. and Cosmos Holdings Inc. (29)

10.32	Share Exchange Agreement dated as of June 26, 2018 with Marathon Global Inc. (30)

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21*	List of Subsidiaries

23.1*	Consent of Davidoff Hutcher & Citron LLP (25)

23.2*	Consent of Malone Bailey LLP*
 ___________

* Filed with this Registration Statement

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension Schema Document**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

Exhibit 101

Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, and (iv) the Notes to the Consolidated Financial Statements.**

__________

(1)	Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-162597) filed by the Registrant on October 20, 2009.

(2)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 14, 2013.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 1, 2014.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on January 9, 2017.

(5)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(6)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 4, 2016.

(7)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on September 16, 2016.

(8)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on October 5, 2016.

(9)	Incorporated by reference to the Current Report on Form 8-K dated as of November 16, 2016 filed by the Registrant on November 22, 2016.

(10)	Incorporated by reference to the Current Report on Form 8-K dated as of November 17, 2016 filed by the Registrant on November 22, 2016.

(11)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on February 14, 2017.

(12)	Incorporated by reference to the Current Report on Form 8-K/A filed by the Registrant on March 28, 2017.

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(13)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 14, 2017.

(14)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant in October 11, 2017.

(15)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 16, 2017.

(16)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on May 18, 2017.

(17)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on April 1, 2014.

(18)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 26, 2014.

(19)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on January 5, 2015.

(20)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 31, 2015.

(21)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on November 9, 2015.

(22)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on December 27, 2017.

(23)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on February 21, 2018.

(24)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on March 19, 2018.

(25)	Incorporated by reference to the filing of Registration Statement on Form S-1 (No. 333-222061) on December 14, 2017.

(26)	Incorporated by reference to the filing of Amendment No. 2 to Registration Statement on Form S-1 (No. 333-222061) on January 22, 2018.

(27)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on September 5, 2018

(28)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on May 31, 2018

(29)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on June 26, 2018

(30)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on July 19, 2018

(31)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 3, 2013

*	Filed with this Registration Statement.

**

XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

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ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness or the date of the first Contract of Sale of such securities in the Offering described in this prospectus. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 11th day of October 2018.

COSMOS HOLDINGS INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

We, the undersigned officers and directors of COSMOS HOLDINGS INC., hereby severally constitute and appoint Grigorios Siokas and Konstantinos Vassilopoulos, and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas	Chief Executive Officer	October 11, 2018
Grigorios Siokas	(Principal Executive Officer) (Principal Accounting and Financial Officer)

/s/ Dimitrios Goulielmos		October 11, 2018
Dimitrios Goulielmos	Director

/s/ Demetrios G. Demetriades		October 11, 2018
Demetrios G. Demetriades	Secretary and Director

/s/ John J. Hoidas		October 11, 2018
John J. Hoidas	Director

/s/ Grigorios Siokas		October 11, 2018
Grigorios Siokas	*Attorney in Fact

II-10